   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON             , 1997

                                                     REGISTRATION NO. 33-2356-LA
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           DIRECTIONAL ROBOTICS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          CALIFORNIA                        3695                        77-0407137
 (STATE OR OTHER JURISDICTION
      OF INCORPORATION OR       (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
         ORGANIZATION)           CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                              5610 N. PALM AVENUE
                            FRESNO, CALIFORNIA 93704
                                 (209) 435-8211
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              MR. GERALD R. RODDER
                              5610 N. PALM AVENUE
                            FRESNO, CALIFORNIA 93704
                                 (209) 435-8211
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                              JOHN W. MARTIN, ESQ.
                    5777 WEST CENTURY BOULEVARD, SUITE 1540
                         LOS ANGELES, CALIFORNIA 90045
                                 (310) 342-6800


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


================================================================================

                           DIRECTIONAL ROBOTICS, INC.

                             CROSS REFERENCE SHEET

                    ITEM NUMBER AND CAPTION                        PROSPECTUS HEADING
       -------------------------------------------------  -------------------------------------
   1.  Front of Registration Statement and Outside Front
       Cover of Prospectus..............................  Forepart of Registration Statement
                                                          and Prospectus Cover Page
   2.  Inside Front and Outside Back Cover Pages of
       Prospectus.......................................  Inside Front and Outside Back Cover
                                                          Pages of Prospectus
   3.  Summary Information and Risk Factors.............  Prospectus Summary and Risk Factors
   4.  Use of Proceeds..................................  Use of Proceeds
   5.  Determination of Offering Price..................  Risk Factors and Plan of Distribution
   6.  Dilution.........................................  Dilution
   7.  Selling Security Holders.........................  Not Applicable
   8.  Plan of Distribution.............................  Plan of Distribution
   9.  Legal Proceedings................................  Not Applicable
  10.  Directors, Executive Officers, Promoters and
       Control Persons..................................  Management and Principal Stockholders
  11.  Security Ownership of Certain Beneficial Owners
       and Management...................................  Management and Principal Stockholders
  12.  Description of Securities to be Registered.......  Description of Capital Stock
  13.  Interest of Named Experts and Counsel............  Management and Legal Matters
  14.  Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities...  Not Applicable
  15.  Organization Within Last Five Years..............  Plan of Operation and Certain
                                                          Relationships and Related
                                                          Transactions
  16.  Description of Business..........................  Business
  17.  Management's Discussion and Analysis or Plan of
       Operation........................................  Plan of Operation
  18.  Description of Property..........................  Business
  19.  Certain Relationships and Related Transactions...  Certain Relationships and Related
                                                          Transactions
  20.  Market for Common Equity and Related Stockholder
       Matters..........................................  Not Applicable
  21.  Executive Compensation...........................  Management
  22.  Financial Statements.............................  Financial Statements
  23.  Changes In and Disagreements With Accountants on
       Accounting and Financial Disclosure..............  Not Applicable

                             UP TO 1,666,670 SHARES

                                      LOGO

                           DIRECTIONAL ROBOTICS, INC.

                                  Common Stock
                            ------------------------

    Directional Robotics, Inc. (the "Company"), a high technology, development-stage company which owns and has developed five U.S. Patents and three U.S. Patents Pending in its proprietary Precision Vectoring Technology(TM) (PVT(TM)), and which has no revenues from product sales, is offering for sale up to 1,666,670 shares of its common stock, no par value (the "Shares"). The minimum offering by the Company will be 334,000 Shares ($1,002,000) and the maximum offering will be 1,666,670 Shares ($5,000,010). See "Description of Capital Stock" and "Plan of Distribution."

    The Shares are offered on a "best efforts, all or none" basis with respect to the minimum number of Shares offered hereby, and on a "best efforts" basis with respect to sales of Shares thereafter up to the maximum number of Shares being offered. Pending the payment for not less than 334,000 Shares, all proceeds of this offering will be deposited in a non-interest bearing escrow account at Union Bank of California (the "Escrow Agent").

    There has been no public market for the Company's common stock ("Common Stock") prior to this offering, and the Company does not currently have any arrangements, commitments or understandings with any persons with respect to the creation of a public market for the Common Stock. Therefore, there can be no assurance that a public market will develop by reason of this offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship to the Company's assets, operations, book or other established criteria of value. See "Risk Factors," "Dilution" and "Plan of Distribution."

    Immediately upon completion of the sale of the maximum number of Shares offered hereby, the Company intends to apply for inclusion of its Common Stock on the Nasdaq SmallCap Market under the symbol "ROBO ." The Company does not expect to become eligible for inclusion on the Nasdaq SmallCap Market unless and until the maximum number of Shares offered hereby are sold. In the event that the Company does not apply for inclusion of its Common Stock on the Nasdaq SmallCap Market, or in the event the Company's Common Stock is not accepted for inclusion on the Nasdaq SmallCap Market, an investor would likely find it difficult to dispose of the Shares, or to obtain current quotations as to the value of the Shares.
                            ------------------------

     AN ELECTRONIC FORMAT OF THIS PROSPECTUS IS AVAILABLE ON THE COMPANY'S
          INTERNET WORLD WIDE WEB SITE AT HTTP://WWW.DIRECTIONAL.COM.
                            ------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. SEE "RISK FACTORS" AND "DILUTION."
   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
================================================================================

                                                                UNDERWRITING
                                             PRICE TO             DISCOUNTS           PROCEEDS TO
                                             PUBLIC(1)       AND COMMISSIONS(2)       COMPANY(3)
------------------------------------------------------------------------------------------------------
Per Share..............................         $3.00               $  --                $3.00
Total Minimum..........................      $1,002,000             $  --             $1,002,000
Total Maximum..........................      $5,000,010             $  --             $5,000,010

================================================================================

                                                       (See Footnotes on Page 3)


    The offering of the Shares hereunder will terminate not later than July 7, 1997 (the "Termination Date"). The Company has entered into an escrow agreement with Union Bank of California to hold any proceeds from this offering in an interest bearing escrow account subject to certain terms and conditions. If subscriptions for the minimum number of Shares offered hereby have not been received and accepted by the Company by the Termination Date, no Shares will be sold, and all funds held in escrow will be returned promptly to investors along with any interest accrued thereon. See "Plan of Distribution."



  THE DATE OF THIS PROSPECTUS IS JANUARY 8, 1997, AS AMENDED ON APRIL 7, 1997.

                                    [GRAPH]

(1) Shares are being offered for sale at $3.00 per Share. A minimum investment of 100 Shares ($300) is required of each investor, provided that the Company, in its discretion, may reduce the size of the minimum investment. Payment in full is due upon subscription. Stock purchase funds will initially be held in an interest bearing escrow account at Union Bank of California. This offering will terminate on or before July 7, 1997 unless the maximum amount of Shares offered hereby is sold prior to such date. When subscriptions for the minimum amount of Shares offered hereby have been received and accepted by the Company, such funds will be released from escrow to the Company, and investors whose subscriptions for Shares have been accepted by the Company will be issued Common Stock certificates evidencing the number of Shares acquired, and the initial escrow will close. See "Stock Purchase Information" and "Plan of Distribution."


(2) The Shares are being offered by the Company on a "best efforts all or none" basis with respect to the minimum number of Shares being offered hereby, and a "best efforts" basis with respect to sales of Shares up to the maximum number of Shares being offered hereby. There is no underwriter or independent broker-dealer involved in the distribution of the Shares. The offering of the Shares will be made by the Company's officers and directors without the use of an underwriter or any independent broker-dealer. No underwriting discounts or commissions will be paid to such officers and directors. It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investors. See "Stock Purchase Information" and "Plan of Distribution."

(3) This amount is before deduction of offering and related expenses incurred by the Company in this offering which are estimated to be approximately $110,000 if the minimum number of Shares offered hereby are sold, and $150,000 if the maximum number of Shares offered hereby are sold, and include filing, printing, legal, electronic delivery and other miscellaneous fees.

     The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Upon completion of the offering of the Shares, the Company intends to deliver annual reports to the holders of its securities. The annual reports will contain financial information that has been examined and reported upon by an independent certified public accountant.

     Homer(TM) is a trademark of the Company. This Prospectus also includes product names and other trade names and trademarks of the Company, as well as the names and product names of companies other than the Company.
                            ------------------------

                           STOCK PURCHASE INFORMATION


     Shares are being offered for sale at $3.00 per Share. A minimum investment of 100 Shares ($300) is required of each investor, provided that the Company, in its discretion, may reduce the size of the minimum investment. Payment in full is due upon subscription. Payment may be made through check, money order, electronic check, credit card (Mastercard and Visa only) and wire transfer. Stock purchase funds will initially be held in an interest bearing escrow account at Union Bank of California. Those persons purchasing Shares should make all payments to "Union Bank/DRI Escrow Account." Purchasers should also complete a Stock Purchase Agreement in the form included as Appendix A to this Prospectus. Residents of Arizona, Arkansas, California, Idaho, Iowa, Maine, Massachusetts, Missouri, Nebraska, New Mexico, New Hampshire, North Dakota, Oregon, South Dakota, Tennessee and Texas must also complete a Suitability Questionnaire, the form of which is also attached as part of Appendix A to this Prospectus. For convenience, an actual Stock Purchase Agreement and Suitability Questionnaire have also been included with this Prospectus. Additional copies of the Stock Purchase Agreement and/or Suitability Questionnaire may be obtained by writing or calling or faxing the Company at its executive office, 5610 N. Palm Avenue, Fresno, California 93704, toll free telephone 1-800-99ROBOT, facsimile
(209) 435-0178; or through e-mail communication directed to the Company's President at thepres@directional.com. All payments and Stock Purchase Agreements and, where applicable, Suitability Questionnaires should be forwarded to the Company at its Fresno, California office.

                            ------------------------

                        ELECTRONIC FORMAT OF PROSPECTUS

     An electronic version of this Prospectus is available on the Company's Internet World Wide Web Site at http://www.directional.com. The paper format of this Prospectus contains descriptions and/or transcripts of material graphic, image and audio information which is included in the electronic format of this Prospectus.
                            ------------------------

      FOR CALIFORNIA, IOWA, MAINE, NORTH DAKOTA AND OREGON RESIDENTS ONLY

     Shares may only be offered and sold to California, Iowa, Maine, North Dakota and Oregon residents who (i)(A) have a minimum net worth of at least $75,000 and had minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year or (B) in the alternative, have a minimum net worth of $150,000, provided that in either case the investment shall not exceed ten percent (10%) of the net worth of the investor; or (ii) to a "small investor" who, including the proposed purchase, has not (A) purchased more than $2,500 of securities issued or proposed to be issued by the Company in the 12 months preceding the proposed offering of Shares, or (B) in the case of a small investor that is an individual retirement account of an individual, such small investor shall not have purchased more than $2,500 of securities issued by the Company or any affiliate of the Company during the 12 months preceding the proposed sale; or (iii) to both (i) and (ii) above. For purposes herein, the term "small investor" means either an individual (which includes both a husband and wife counted as a single individual) or a self-employed individual retirement plan of an individual or an individual retirement account of an individual.

     The Shares offered hereby have been registered by a limited qualification in the State of California and therefore cannot be offered for resale or resold in the State of California unless registered for sale or unless an exemption from such registration requirements exists. The exemption afforded by Section 25104(h) of the California Corporate Securities Law shall be withheld by the California Commissioner of Corporations and the Company is not permitted to apply for the exemption afforded by Section 25101(b) until 90 days after the date the Securities and Exchange Commission ("Commission") declares the Registration Statement of which this Prospectus is a part effective.
                            ------------------------


     FOR ARIZONA, ARKANSAS, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW MEXICO,


                SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY



     Shares may only be offered and sold to Arizona, Arkansas, Massachusetts, Missouri, Nebraska, New Mexico, South Dakota, Tennessee and Texas residents who
(i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $250,000 and had minimum gross income of $65,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $65,000 during the current tax year; or (ii) have a minimum net worth (excluding home, home furnishings and automobiles)of at least $500,000; or (iii) purchase $100,000 or more of the Shares; or (iv) had a minimum gross income of $200,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $200,000 during the current tax year; or (v) have a minimum net worth (including home, home furnishings and automobiles) of $1,000,000.


                            FOR IDAHO RESIDENTS ONLY

     Shares may only be offered and sold to Idaho residents who fall into any one of the following categories:

          (i) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the United States Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; (ii) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; (iii) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; (vi) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and (viii) Any entity in which all of the equity owners are accredited investors under (i)-(vii) of this paragraph.


                        FOR NEW HAMPSHIRE RESIDENTS ONLY



     Shares may only be offered and sold to New Hampshire residents who (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $125,000 and had a minimum gross income of $50,000 during the current tax year.

                               PROSPECTUS SUMMARY

     This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "Risk Factors" and elsewhere in this Prospectus. The following information is selective and qualified in its entirety by the detailed information (including financial information and notes thereto) appearing elsewhere in this Prospectus. This summary of certain provisions of the Prospectus is intended only for convenient reference and does not purport to be complete. The entire Prospectus should be read and carefully considered by prospective investors before making a decision to purchase Shares.

                                  THE COMPANY

     Directional Robotics, Inc., a high technology company, is developing computer-aided navigation and orientation products which will utilize Company owned patents and proprietary technology. The computer-aided navigation products will electronically read a magnetic compass, store information and display the data on demand allowing the user to easily retrace a previous path. The Company's anticipated first product, the Homer(TM) computer-aided magnetic (CAM) Compass, will, for example, operate like an electronic trail marker which follows the user into the woods and at the touch of a button, provides a return path back out safely. For orientation applications, the Company's shaft encoder device will use the Company's patented technology to allow the precise rotation of a shaft back to a previous position. The Company's proprietary technology lends itself to the development of a wide range of products for consumer, business, and military applications.

     The Company has developed certain proprietary methodology and has been awarded five U.S. Patents and three U.S. Patents Pending. The technology covered by the Company's patents and patents pending and its proprietary methodology is collectively referred to by the Company as "Precision Vectoring Technology(TM)" or "PVT(TM)". Currently, the Company believes its "PVT(TM)" can be applied to two groups of products; navigation devices such as compasses and orientation devices such as rotating shaft encoders.

     The Company believes that the Homer(TM) CAM Compass will be relatively easy to use and will be marketed to consumers involved in a variety of outdoor activities. A 1993 National Sporting Goods Association survey indicates there are over 71 million people in the United States who camp, hike, and backpack, endeavors which the Company believes typically require the use of a compass or similar types of navigation devices.

     The Company believes its Precision Vectoring Technology(TM) embodied in the Homer(TM) CAM compass can be used to create a family of products which can significantly enhance productivity and safety in a wide range of end-user applications. In this regard, the Company anticipates developing future products for navigation applications in the automobile, marine, aviation, and military markets, and for orientation products applications in engine timing, azimuth indications, drill or laser determination, antenna positioning, and robotic movements. The Company plans to sell its products through a variety of channels, including direct sales and a network of dealers, distributors, and authorized representatives.

     The Company has not yet completely developed any products for manufacture or sale, and has not yet developed a working prototype of any of its planned products. The Company expects that a commercial version of the Homer(TM) CAM Compass will not be completed until at least approximately 14 to 20 months after completion of the offering of the Shares hereby. The Company believes that in order for the Company to fully develop its products for manufacture and sale, the Company will be required to expend additional time and capital.

     The Company was formed on July 10, 1995. On June 25, 1996, the Company merged (the "Merger") with Directional Robotics Research, Inc., an affiliated Florida corporation ("DRR"). Prior to the Merger, the Company licensed its Precision Vectoring Technology(TM) on an exclusive basis from DRR.

     The Company's EXECUTIVE OFFICE is located at 5610 N. Palm Avenue, Fresno, California 93704 and its telephone number is (209) 435-8211. ENGINEERING AND DESIGN FACILITIES are maintained at 5205 Avenida

Encinas, Suite C, Carlsbad, California 92008. The Company's home page on the Internet is located on the World Wide Web at http://www.directional.com. [NOTE:
INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORDS "executive office" AND "Engineering and Design facilities". THESE ARE HYPERLINKS TO PHOTOGRAPHS OF THE COMPANY'S EXECUTIVE OFFICE IN FRESNO, CALIFORNIA, AND ENGINEERING AND DESIGN FACILITIES IN CARLSBAD, CALIFORNIA.]

                                  RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk. The Company is a development-stage company which has not completed development of any products for manufacture or sale and has not yet developed a working prototype of any of its planned products. There can be no assurance that the Company will be able to complete the development of any products for manufacture or sale. Other risk factors include the Company's need for substantial time, research and development and capital investment for the development of its planned products, highly competitive markets and newly developed technology, of which there can be no assurance of market acceptance. See "Risk Factors."

                                  THE OFFERING

Common Stock Offered by the Company:
  Minimum Offering.....................  334,000 Shares
  Maximum Offering.....................  1,666,670 Shares

Common Stock to be Outstanding after
  the
  Minimum Offering.....................  5,593,468 Shares(1)
  Maximum Offering.....................  6,926,138 Shares(1)

Use of Proceeds........................  For general corporate purposes, including product development, purchase of inventory, manufacturing,
                                         advertising and marketing of product payment of
                                         officers' salaries and working capital.

---------------

(1) Based on shares of Common Stock outstanding at June 30, 1996. Excludes 1,000,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plans. See "Capitalization," "Management -- Stock Option Plans" and Notes to Financial Statements.

                  SUMMARY FINANCIAL AND OPERATING INFORMATION

                                   DRR
                           --------------------                             DEVELOPMENT
                              APRIL 14, 1993                                STAGE ENDED
                                                                                              THE COMPANY
                                                     DRR        DRR AND                    -----------------
                                                  ---------   THE COMPANY
                                                              COMBINED(2)
                                                              -----------
                           (DATE OF INCEPTION)    YEAR ENDED DECEMBER 31,                  NINE MONTHS ENDED
                                    TO            -----------------------   DECEMBER 31,     SEPTEMBER 30,
                           DECEMBER 31, 1993(1)     1994         1995         1995(3)            1996
                           --------------------   ---------   -----------   ------------   -----------------
STATEMENT OF OPERATIONS
  DATA:
  Revenue................          $  0           $       0    $       0     $         0      $         0
  Net income (loss)......             0            (118,149)    (228,681)       (346,830)        (227,959)
  Net income (loss) per
     share...............           .00               (.875)        (.05)           (.07)           (.043)
  Shares used in
     calculation of net
     income (loss) per
     share(4)............             0             135,000    4,950,027       4,950,027        5,020,745
                             ==========           ==========  ==========      ==========       ==========

                                                               THE COMPANY, SEPTEMBER 30, 1996
                                                      -------------------------------------------------
                                                                       AS ADJUSTED        AS ADJUSTED
                                                        ACTUAL           MINIMUM            MAXIMUM
                                                      (UNAUDITED)     (UNAUDITED)(5)     (UNAUDITED)(6)
                                                      -----------     --------------     --------------
BALANCE SHEET DATA:
  Cash and cash equivalents.......................     $     904        $  892,904         $4,850,914
  Working capital (deficit).......................        (1,096)          890,904          4,848,914
  Total assets....................................        79,157           971,157          4,929,167
  Total shareholders' equity......................        77,157           969,157          4,927,167

---------------

(1) The periods prior to and including December 31, 1994 reflect data of Directional Robotics Research, Inc., a Florida corporation ("DRR"), the predecessor and a former affiliate of the Company, engaged in the development of high resolution navigation and orientation products. On June 25, 1996, DRR merged into the Company, with the Company being the surviving corporation. See "The Company" and "Certain Relationships and Related Transactions."

(2) Includes the results of operations for the Company and DRR. On June 25, 1996, DRR merged into the Company, with the Company being the surviving corporation. The merger was accounted for as a combination of entities under common control, and thus in a manner similar to a pooling of interests. As a result thereof, the results of operations for DRR for the year ended December 31, 1995 and for the Company for the period July 10, 1995 (date of inception) to December 31, 1995 have been determined based upon the historical cost bases of DRR and the Company, and have been combined to facilitate presentation of the results of operations. See "Financial Statements."

(3) Combined cumulative totals for development stage operations of DRR and the Company from April 14, 1993 (date of inception of DRR) to December 31, 1995.

(4) See Note 1 to the Financial Statements of DRR and the Company for an explanation of the method used to determine the number of shares used in computing net loss per share.

(5) As adjusted amounts give effect to the sale of 334,000 Shares by the Company in this offering, the minimum number of Shares offered hereby, and the use of the net proceeds of $892,000 therefrom as if this offering had occurred at the balance sheet date. See "Use of Proceeds" and "Capitalization."

(6) As adjusted amounts give effect to the sale of 1,666,670 Shares by the Company in this offering, the maximum number of Shares offered hereby, and the use of the net proceeds of $4,850,010 therefrom as if this offering had occurred at the balance sheet date. See "Use of Proceeds" and "Capitalization."

                                  RISK FACTORS

     An investment in the Shares offered hereby involves a high degree of risk and is not an appropriate investment for persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing any of the Shares. The following is not intended as, and should not be considered, an exhaustive list of relevant factors.

     Lack of Operating History and Expectation of Future Losses. The Company is a development-stage company and has no prior operating history upon which investors may evaluate the Company's performance. To date, the Company has engaged primarily in organizational, research and product development efforts. The Company has incurred net losses since its inception and, as of September 30, 1996, had an accumulated deficit of $574,789. Further, the Company anticipates that losses will continue for the foreseeable future as the Company continues research, product development and initial product marketing activities. The likelihood of the success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses and the competitive environment in which the Company will operate. There can be no assurance that future revenues from sales of the Company's products and services will occur or be significant, or that the Company will be able to sell its products and services at a profit. Future revenues and profits, if any, will depend on various factors, including, but not limited to, initial and continued market acceptance of the Company's products and services, and the successful implementation of its planned marketing strategies. See "Plan of Operation."

     No Assurance of Successful Product Development. Substantial additional research and development will be necessary in order for the Company to develop products based on the Company's Precision Vectoring Technology(TM), and there can be no assurance that the Company's additional development efforts will lead to development of products that are commercially viable. In addition to further research and development, the Company's proposed products will require substantial additional investment prior to commercialization. There can be no assurance that such products will be successfully developed, be capable of being produced in commercial quantities at acceptable costs, be successfully marketed or achieve market acceptance. The Company may find, at any stage of development, that products that appeared promising in their development stage do not demonstrate efficacy in large scale production. Accordingly, any product development program undertaken by the Company may be curtailed, redirected or eliminated at any time. In addition, there may be delays in the Company's testing and development schedules and there can be no assurance that the Company will meet expected testing and development schedules, which could have a material adverse effect on the Company's financial condition and results of operations. See "Business."

     Significant Product Concentration; Limited Production Capabilities. The Company has not yet developed a working prototype of any of its planned products. The Company will use a substantial portion of the proceeds of this offering to develop a working prototype of its planned Homer(TM) CAM Compass, and if successful in developing a working prototype of its Homer(TM) CAM Compass, to begin commercial production and marketing of the Homer(TM) CAM Compass. In this regard, the Company has not yet manufactured this product on a commercial scale and the Company anticipates that a commercial version of the Homer(TM) CAM Compass will not be completed until at least approximately 14 to 20 months after the completion of the offering of the Shares hereby. There can be no assurance that the Company will successfully implement large-scale production operations or otherwise satisfy customer demands. The Homer(TM) CAM Compass is the only product that the Company anticipates will be initially available for commercial sale. Therefore, the operating results of the Company in the short term, and the future development of additional products in the longer-term, will depend substantially upon the successful sale of the Homer(TM) CAM Compass, as to which there can be no assurance. See "Plan of Operation" and "Business."

     Future Capital Needs; Uncertainty of Additional Funding. The Company's research and development programs currently require, and its manufacturing and marketing activities are expected to require, substantial capital expenditures. The Company's capital requirements are dependent upon a number of factors, including, but not limited to, the progress and magnitude of its research and development programs, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, the cost and timing of commercialization activities and arrangements, and the purchase of additional facilities and capital equipment. The Company believes that the net proceeds from the sale of the minimum number of Shares offered hereby will be adequate to meet the Company's capital requirements for at least the next 29 months, and that the net proceeds from the sale of the maximum number of Shares offered hereby will be adequate to meet the Company's capital requirements for at least 36 months. The Company's cash requirements may increase significantly in the future, and there can be no assurance that such requirements will be met on satisfactory terms or at all. If additional funds are raised by issuing equity securities, further dilution to then-existing shareholders may result. If adequate funds are not available, the Company will be required to either curtail significantly its business activities, or cease operations, or seek funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or products. The Company's inability to fund its capital requirements would have a material effect on the Company's business, financial condition and results of operations. See "Use of Proceeds" and "Plan of Operation."

     New Technology; No Proof of Market Acceptance. The Company's planned products are expected to be based in part on new technology. There can be no assurance that the Company's planned introduction of products will either realize market acceptance or meet technical demands of potential customers. The Company's limited marketing efforts to date have involved identification of specific market segments for products and devices utilizing the Company's Precision Vectoring Technology(TM). There can be no assurance that these efforts have been successful. Further, there can be no assurance that the Company's current technologies will be suitable for specific applications or that design modifications, beyond anticipated changes to accommodate different markets, will not be necessary. The Company intends initially to market its planned products primarily through independent dealers and distributors, if and when its planned products become commercially available. The Company must compete with other companies for the attention of such distributors. The Company also intends to establish a direct sales force to target certain accounts. Such marketing efforts will require substantial expenditures and efforts. There can be no assurance that the Company will be able to implement such a marketing and distribution program or that any marketing efforts undertaken by or on behalf of the Company will be successful. See "Business."

     Rapidly Evolving Market and Possible Technological Obsolescence. The Company believes that the market for its planned products will be characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The introduction of products embodying new technologies or the emergence of new industry standards can render existing products obsolete or unmarketable. The Company's success will depend upon its ability to develop and introduce, on a timely and cost-effective basis, new products that keep pace with technological developments and emerging industry standards and that address increasingly sophisticated customer requirements. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing product enhancements or new products that respond to technological change or evolving industry standards. Also, there can be no assurance that the Company will not experience difficulties which could delay or prevent the successful development, introduction and marketing of these products; or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. The Company's business, operating results and financial condition would be materially and adversely affected if the Company were to incur delays in developing new products or product enhancements or if such products or enhancements did not gain market acceptance. See "Business."

     Significant Competition. The Company expects to encounter significant competition in its markets and expects such competition to intensify as acceptance and awareness of its PVT(TM) methodology increase. Within each of its planned markets, the Company expects to encounter direct competition from other suppliers of navigation and orientation devices. This can include competition from larger domestic and international competitors and new market entrants, many of which may be more established, more experienced and better financed than the Company. A number of competitors, including Precision Navigation, Inc., Autohelm, Silva US Marine Inc. and KVH Industries, Inc. are currently marketing a variety of compasses. Increasing competition is likely to result in future price reductions and loss of market share. This could adversely affect the Company's results of operations. A number of markets may also be served primarily by non-PVT(TM) methodologies, many of which may be more widely accepted and/or less expensive than Precision Vectoring Technology(TM). The success of the Company's PVT(TM) methodology against possible competing technology depends in part upon whether PVT(TM) systems can offer significant improvements in productivity, accuracy and reliability in a cost-effective manner. The Company believes that its ability to compete successfully in the future against existing and additional competitors will depend largely on its ability to execute its strategy for providing products with significantly differentiated features and benefits . There can be no assurance that the Company will be able to implement this strategy successfully, or that the Company's current or future competitors, many of whom have substantially greater resources than the Company, will not apply their resources to compete successfully against the Company on the basis of product features. See "Business -- Competition."

     Early State of Development; No Assurance of Ability to Manage Growth. The Company believes that, if successfully developed, the Company's products could address a large potential market. Given the fact that the Company has not yet developed a working prototype of any of its planned products, there can be no assurance that the Company's development and marketing efforts will result in commercially available products to address this market, or that demand for the Company's products, once they are available, will grow. Even if demand for the Company's products does grow, there can be no assurance that the Company will be able to develop the necessary manufacturing capability; build and train the necessary manufacturing, sales and marketing teams; attract, retain and integrate the required key personnel; or implement the financial and management systems to meet growing demand for its products. Failure of the Company to successfully manage its growth would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business."

     Dependence on Key Suppliers. The Company believes there are a number of qualified vendors for most of the parts and components which are to be used in its planned products, and therefore expects to place substantial reliance on outside vendors to manufacture most of the parts and components of its planned products. While the Company believes that it will receive substantial benefits from using third-party vendors, there can be no assurance of their on-going continued availability or that such vendors' quality or production volumes will be sufficient to meet the Company's requirements. Such problems with vendors could adversely affect the Company's business. See "Business -- Manufacturing."

     Dependence on Proprietary Technology. The Company regards its technology as proprietary and will rely primarily on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements, and other intellectual property protection methods to protect its products and technology. There can be no assurance that these steps will be adequate to prevent misappropriation of the Company's technology or that its competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of some foreign countries will not protect the Company's proprietary rights to the same extent as do the laws of the United States. The Company may be subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights. There can be no assurance that third parties will not assert infringement claims with respect to the Company's planned products or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation. No assurance can be given that any necessary licenses can be obtained or that, if obtainable, such licenses can be acquired on commercially reasonable terms. See "Business -- Patents and Proprietary Rights."

     No Manufacturing Capabilities; Reliance on Third Party Relationships. The Company has not invested, and does not, in the foreseeable future, intend to invest, in manufacturing capabilities. As such, the Company expects to rely on third party relationships to provide manufacturing resources. If the Company is unable to contract for manufacturing capabilities on acceptable terms, the Company's ability to develop and manufacture its planned products will be adversely affected, resulting in delays in the development and commercialization of its planned products, which in turn could materially impair the Company's competitive position and the possibility of achieving profitability. There can be no assurance that the Company will be able to acquire or establish satisfactory third-party relationships to provide manufacturing resources. See "Business -- Manufacturing."

     Arbitrary Determination of Offering Price. The offering price of the Shares was arbitrarily determined by the Company, and may not be indicative of the market price of the Shares after this offering. Among the factors considered in establishing the offering price were the proceeds to be raised by the Company, the percentage of ownership to be held by investors in this offering, the experience of Company management and the current market conditions in the over-the-counter securities market. Accordingly, there is no relationship whatsoever between the offering price and the assets, earnings or book value of the Company, or any other recognized criteria of value. See "Plan of Distribution."

     No Dividends Anticipated. The Company has not paid any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. Therefore, any person whose decision to invest in the Shares is based upon an expectation of dividend payments should refrain from purchasing Shares. See "Dividend Policy."

     Dilution. The current shareholders of the Company acquired their shares of Common Stock of the Company in exchange for consideration which is substantially less than the amount of consideration the purchasers of this offering will pay for their shares of Common Stock. The Company's net tangible book value as of September 30, 1996, was $77,157 or approximately $.01 per share and will increase to approximately $969,157, or $.17 per share, if the minimum number of Shares offered hereby is sold, and $4,927,167, or $.71 per share, if the maximum number of Shares offered hereby is sold. The result will be an immediate and substantial dilution of the net tangible book value of the shares of Common Stock acquired by the public investor of $2.83 (95%) per share if the minimum number of Shares offered hereby is sold; and $2.29 (76%) per share if the maximum number of Shares offered hereby is sold. See "Dilution" and "Certain Relationships and Related Transactions."

     Issuance of Additional Shares. The Articles of Incorporation of the Company currently authorize the Board of Directors to issue up to 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The power of the Board of Directors to issue shares of Common Stock, Preferred Stock or options or warrants is subject to shareholder approval in only limited instances. Shareholders have no preemptive rights. Following completion of the offering, any additional issuances of any of the Company's securities may have the effect of further diluting the equity interest of shareholders. See
"Management -- Stock Option Plans" and "Description of Capital Stock."

     Control by Existing Management and Stockholders. Following completion of this offering, the directors, officers and existing stockholders of the Company will beneficially own approximately 94% of the Company's issued and outstanding Common Stock if the minimum number of Shares offered hereby is sold and approximately 76% of the Company's issued and outstanding Common Stock if the maximum number of Shares offered hereby is sold. Accordingly, these persons will be able to elect the entire Board of Directors of the Company and to direct the affairs of the Company. See "Management," "Principal Stockholders" and "Description of Capital Stock."


     Escrow of Investors' Funds Pending Sale of Minimum Number of Shares Offered. Under the terms of this offering, the Company is offering the Shares on a "334,000 Shares or none, best efforts" basis. If the minimum number of Shares is sold, the remaining 1,332,670 Shares will be offered on a "best efforts" basis until all of the Shares are sold or the offering period ends, whichever occurs first, unless the offering is terminated earlier by the Company. Therefore, no commitment exists by anyone to purchase all or any part of the Shares offered hereby. Consequently, as there is no assurance that the minimum number of Shares being offered will be sold, subscribers' funds may be escrowed until July 7, 1997. Investors, therefore, will not have the use of any funds paid for the purchase of Shares during the offering period. In the event that the minimum number of Shares offered hereby are not sold within the offering period, subscribers' fund will then be promptly returned without interest, and the offering will be withdrawn. See "Plan of Distribution."


     Discretion of Management and the Board of Directors in Use of Proceeds. Although the Company intends to apply the net proceeds of this offering in the manner described under "Use of Proceeds," the Company's management and the Board of Directors have broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and all other aspects of the use thereof. The

Company reserves the right to reallocate the net proceeds of this offering among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable based upon prevailing business conditions and circumstances. Such reallocation would occur if the Company found it necessary to increase the amount of proceeds necessary to perform research and development, to manufacture the Company's products and to advertise and market the Company's products. The primary source of proceeds needed for such increases would be general working capital. See "Use of Proceeds."


     Directors' and Officers' Liability Limited. The Company's Articles of Incorporation provide that directors and officers of the Company will not be held liable to the Company or its stockholders for monetary damages upon breach of a director's or officer's fiduciary duty. Additionally, the Company has entered or intends to enter, into Director's Indemnification Agreements with each of its directors. Pursuant to the terms of the Director's Indemnification Agreements, the Company has agreed or will agree, to indemnify and hold harmless its directors from, against, and with respect to certain losses, damages, deficiencies, expenses or costs which may be incurred or suffered by such directors as a result of their serving as a member of the Company's board of directors. See "Management -- Limitation on the Liability of Directors."

     Lack of Independent Directors. Upon completion of the offering of the Shares, and for a foreseeable period of time thereafter, the Company's board of directors will have only one independent director. As such, upon completion of the offering of the Shares, the majority of the Company's directors will be either officers of the Company, persons related to officers of the Company, or persons who provide consulting or advisory services to the Company in exchange for remuneration. See "Management."

     Experience of Management. Potential purchasers of Shares should be aware that except for Mr. Harold J. Gallagher, the Company's President and Chief Executive Officer, management of the Company does not have any experience operating a technology related company. Accordingly, management is required to retain knowledgeable and experienced employees and consultants in the operations of the Company's business. There can be no assurance that the Company will be able to retain its current employees and/or consultants, or that it will be able to recruit knowledgeable and experienced employees and consultants in the future should it be necessary to do so. See "Risk Factors -- Dependence Upon Key Personnel" and "Risk Factors -- Dependence Upon Consultants."


     Conflicts of Interests. On June 12, 1996, the Company entered into an agreement with Mr. W. Stan Lewis, the Company's Chief Scientist, pursuant to which Mr. Lewis transferred all of his rights, title and interests in and to certain intellectual property to the Company. In consideration of the transfer of said intellectual property to the Company by Mr. Lewis, the Company has agreed to pay Mr. Lewis a royalty of one percent (1%) of the gross sales of all units manufactured by the Company through the use of said intellectual property, provided, however, that in no event will the royalty payable to Mr. Lewis be less than $3,000 per month, regardless of whether any of the Company's planned products are ever developed, marketed or sold. Due to the relationship between Mr. Lewis and the Company, and as a result of Mr. Lewis' position with the Company, conflicts of interest exist. Because of Mr. Lewis' interest in the Company, he would have an inherent conflict of interest in negotiating the terms of any contractual arrangements between himself and the Company, including those relating to the transfer of all of his rights, title and interests in and to certain intellectual property to the Company. All agreements between Mr. Lewis and the Company have been approved by a majority of disinterested members of the Company's board of directors. With respect to future material transactions between the Company and its officers, directors and principal stockholders and their affiliates, the Company has established procedures for the review and approval of such transactions by a committee of disinterested and independent members of the Company's board of directors. See "Certain Relationships and Related Transactions."


     Dependence Upon Key Personnel. The Company's success depends to a significant extent upon certain key management personnel; primarily, Mr. Harold
J. Gallagher, the Company's President and Chief Executive Officer. The loss of Mr. Gallagher could be detrimental to the Company. The Company does not have a key-man life insurance policy on Mr. Gallagher or any of its executive officers. Although the Company has entered into an employment agreement with Mr. Gallagher, there can be no assurance that Mr. Gallagher will continue in the employ of the Company for the full term of his employment agreement. The Company's success will also depend in large part upon its ability to attract and retain highly-skilled technical personnel to provide technological depth and support, to enhance its existing products and to develop new products. The Company's success will also depend upon its ability to attract and retain qualified managerial, sales and marketing personnel. If the Company is unable to hire the necessary personnel, the development of new products and enhancements would likely be delayed or prevented. Competition for highly-skilled technical, managerial, sales and marketing personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires for expansion. See "Management."

     Dependence Upon Consultants. The Company has established a team of consultants which include persons with substantial technical expertise who the Company believes have been instrumental in addressing certain technical matters involving the Company's Precision Vectoring Technology(TM) and its proposed Homer(TM) CAM Compass. Various members of the Company's team of consultants consult with the Company regarding research and development efforts at the Company, but are employed elsewhere on a full-time basis. As a result, they can only spend a limited amount of time on the Company's affairs. There can be no assurance that the Company will be able to continue to retain the consulting services of any of its consultants, the loss of which may be detrimental to the Company. There is intense competition for qualified technical consultants of the type currently retained by the Company, and there can be no assurance that the Company will be able to continue to attract and retain qualified consultants necessary for the development of its business. The failure to recruit additional scientific and technical consultants in a timely manner, would be detrimental to the Company's research and development programs and to its business. See "Business -- Consultants."

     Shares Available for Resale. Sales of substantial numbers of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock prevailing from time to time. Upon completion of this offering, and assuming that the maximum number of shares offered hereby have been sold, the Company will have 6,926,138 shares of Common Stock outstanding. Of these outstanding shares, the 1,666,670 shares sold in this offering will be freely transferable without restriction of further registration under the Securities Act, unless they are held by "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act as currently in effect. All of the remaining 5,259,468 shares held by existing stockholders are "restricted" shares within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act or an exemption therefrom under Rule 144. The Company believes that 4,950,000 of the 5,259,468 shares held by existing stockholders will be eligible for sale in the public market pursuant to Rule 144 in September 1997, subject to the volume and other applicable restrictions of Rule 144. However, in addition to the limitations placed on the sale of restricted securities pursuant to Rule 144, certain of the Company's shareholders have entered into an agreement with the Company and the Escrow Agent to place an aggregate of 4,647,078 shares of Common Stock beneficially owned by such shareholders into an escrow account maintained by the Escrow Agent, so as to among other matters, prevent the sale or disposition of such 4,647,078 shares of Common Stock without the occurrence of certain events and without approval of the administrators of certain state securities laws.

     The Company is unable to estimate when or the number of foregoing shares that may be sold by existing shareholders because such sales will depend upon the market price for the Common Stock, the personal circumstances of the sellers and other factors. The future sales of Common Stock or the availability of such shares of Common Stock for sale may have an adverse effect on the market price of the Common Stock prevailing from time to time. If such future sales did adversely affect the market price of the Common Stock, the Company's ability to raise additional funds through an equity offering at such time could be adversely affected. See "Risk Factors -- Absence of Public Market; Possible Volatility of Stock Price," "Principal Stockholders" and "Shares Eligible for Future Sale."

     Absence of Public Market; Possible Volatility of Stock Price. Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that a public trading market will develop. If developed, there can be no assurance that it will become more than a limited market. In addition, future announcements about the Company or its competitors with respect to such events as technological innovations, new product introductions, litigation, or earnings estimates and opinions published by financial analysts may cause the market price of the Company's Common Stock to fluctuate substantially. Stock prices for many technology companies fluctuate widely for reasons that may be unrelated to those companies' operating results. These fluctuations, as well as general economic, political and market conditions such as recessions, may adversely affect the market price of the Common Stock.

     No Underwriter or Independent Broker-Dealer. The Company has not retained an underwriter or any independent broker-dealer to assist in offering the Shares. The officers and directors of the Company have limited experience in the offer and sale of securities on behalf of an issuer, and, consequently, they may be unable to effect the sale of the maximum or minimum number of Shares being offered hereby. In the event an underwriter or independent broker-dealer is retained by the Company, the offering of the Shares would be suspended until such time as the Registration Statement of which this Prospectus is a part of, was amended to reflect such retention. The Registration Statement would then require additional review and clearance by the Securities and Exchange Commission ("Commission"), the National Association of Securities Dealers, Inc., and if necessary, state securities authorities. In the event an underwriter or independent broker-dealer is retained by the Company, the Company would be expected to incur significant additional expense in the form of selling commissions, legal fees and printing costs. See "Plan of Distribution."

     Possible Delisting of Securities. Immediately upon completion of the sale of the maximum number of Shares offered hereby, the Company intends to apply for inclusion of its Common Stock on the Nasdaq SmallCap Market; however, there can be no assurance that the Company will complete the sale of the maximum number of Shares offered hereby, or if the sale of the maximum number of Shares offered hereby is completed, that the Company will be able to obtain listing on the Nasdaq SmallCap Market. If the listing is granted, there can be no assurance that the Company will meet the criteria for continued listing of its Common Stock on the Nasdaq SmallCap Market. If the Company becomes unable to meet such criteria and is delisted therefrom, trading, if any, in its Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or on the OTC Bulletin Board. As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

     Risks of Low-Priced Stocks; Possible Effect of "Penny Stock" Rules on Liquidity of the Company's Securities. There can be no assurance that the Company's Common Stock will not become subject to certain rules and regulations promulgated by the Commission pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). Such rules and regulations impose strict sales practice requirements on broker-dealers who sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Rules, a broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent for the transaction prior to sale. Consequently, such rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the Shares acquired hereby in the secondary market.

     The Penny Stock Rules generally define a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the Nasdaq Stock Market and has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the market for penny stocks. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

     The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on an exchange or quoted on the Nasdaq Stock Market and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from the Penny Stock Rules. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's Shares were subject to the rules on penny stocks, the market liquidity for the Company's Shares could be severely adversely affected.

                                  THE COMPANY

     Directional Robotics, Inc. is a high technology development stage California corporation which has developed and owns five U.S. Patents and three U.S. Patents Pending in its proprietary Precision Vectoring Technology(TM) (PVT(TM)). The Company intends to design, manufacture and market high resolution, computer-aided, navigation and orientation devices.

     Precision Vectoring Technology(TM) can be used in the construction of unique, low cost, computer-aided devices which provide positional information to the user. For example, the computer-aided navigation products will electronically read a magnetic compass, store the information, and digitally display the data provided on demand, allowing a user to easily retrace a previous path taken. The Company's anticipated first product will be the Homer(TM) CAM Compass because of its relatively simple application of PVT(TM). The Homer(TM) CAM Compass will operate as an electronic trail marker which, for example, will allow a user to travel into a densely wooded area, and at the touch of a button, display for the user a safe return path which can be followed out of the densely wooded area. The Company's proprietary technology lends itself to the development of a wide range of product applications.

     The planned Homer(TM) CAM Compass will be designed as a hand-held compass with a digital display screen. The design of the planned Homer(TM) CAM Compass does not use fluxgate technology, which is commonly used in digital compasses. Instead, the Homer(TM) CAM Compass will employ a combination of magnetic compass technology and the Company's patented PVT(TM)technology, while using light emitters and sensors to determine the position of a magnetized needle.

     The planned Homer(TM) CAM Compass design will allow it to be used in conjunction with available Global Positioning Systems (GPS) recently employed in sophisticated instruments for point-to-point navigation. The design goal of the Homer(TM) CAM Compass is to provide an accurate navigation device which can be used to reduce the approximately 25 to 100 meter error tolerance of GPS navigation receivers. See "Business -- Markets and Products."

     Although originally conceived for orienting hikers and soldiers, the technology embodied in the Homer(TM) CAM Compass can be used in many outdoor activities including boating, canoeing, bicycling, scuba diving and spelunking. The Company expects that additional enhancements to its Homer(TM) technology will be developed to create and market navigation sensors for reliable use in surveying equipment, farming equipment, automobiles, ships and airplanes.

     In addition to its Homer(TM) product line, the Company expects to develop, manufacture and distribute a family of orientation products in shaft encoding. The goal of these products will be to measure and provide information on very small movements of a rotating object, which measurements and information might then be used to calculate distances traveled by objects attached to the rotating object. These small movements might also be used to reposition the rotating shaft back to its original position.

     The Company believes its shaft encoder technology will have numerous applications in both private industry and national defense. Applications might include engine timing, virtual reality systems, azimuth indications, earthquake magnitude sensing, drill or laser position determination, medical or surveying, weapons platform positioning, antenna positioning, and robotic movement determination. The Homer(TM) CAM Compass and the Company's planned shaft encoder sensor devices are expected to utilize the same electro-optical sensor. Therefore, the Company believes that it may be able to concurrently engineer the development of both products. See "Business -- Products for the Orientation Market."

     The Company was formed on July 10, 1995. From its inception until June 3, 1996, the Company licensed its Precision Vectoring Technology(TM) from Directional Robotics Research, Inc. ("DRR") for the purpose of designing, manufacturing and marketing high resolution navigation and orientation devices. DRR was an affiliated corporation organized under the laws of the State of Florida in April 1993. DRR was controlled by Mr. Gerald R. Rodder, the Company's Chairman of the Board, Mr. Gerald F. Norman, the Company's Secretary and Mr. W. Stan Lewis, the Company's Chief Scientist. From the time of its organization, DRR was primarily engaged in the research and development of high resolution electro-optical navigation and orientation products. On June 25, 1996, DRR merged with the Company, with the Company being the surviving entity. See "Certain Relationships and Related Transactions."

     The Company's EXECUTIVE OFFICE is located at 5610 N. Palm Avenue, Fresno, California 93704, and its telephone number is (209) 435-8211. The Company's home page on the Internet is located on the World Wide Web at http://www.directional.com. ENGINEERING AND DESIGN FACILITIES are maintained at 5205 Avenida Encinas, Suite C, Carlsbad, California 92008. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORDS "executive office" AND "Engineering and Design facilities". THESE ARE HYPERLINKS TO PHOTOGRAPHS OF THE COMPANY'S EXECUTIVE OFFICE IN FRESNO, CALIFORNIA AND ITS ENGINEERING AND DESIGN FACILITIES IN CARLSBAD, CALIFORNIA.]

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of Shares (after deducting estimated potential commissions and offering expenses) are estimated to be approximately $892,000 if the minimum number of 334,000 Shares is sold and $4,850,010 if the maximum number of 1,666,670 Shares is sold. The following table sets forth the estimated application by the Company of the net proceeds to be derived from the sale of Shares offered hereby.

                                                                           MAXIMUM OFFERING
                                        MINIMUM OFFERING                       AMOUNT,
                                        AMOUNT, 334,000    PERCENTAGE OF      1,666,670       PERCENTAGE OF
           USE OF PROCEEDS                   SHARES        NET PROCEEDS         SHARES        NET PROCEEDS
--------------------------------------  ----------------   -------------   ----------------   -------------
To perform research and
  development(1)......................      $315,000             36%          $1,180,501            24%
To manufacture(2).....................       120,000             13%           1,044,000            22%
To advertise and market(3)............       150,000             17%           1,522,500            31%
To pay officers' salaries(4)..........       200,000             22%             320,000             7%
To provide general working
  capital(5)..........................       107,000             12%             783,009            16%
                                            --------            ---           ----------           ---
     Total Net Proceeds...............      $892,000            100%          $4,850,010           100%
                                            ========            ===           ==========           ===

---------------

(1) The Company's first product is expected to be the Homer(TM) CAM Compass. Prior to the initial manufacture and sale of the Homer(TM) CAM Compass, the Company will use certain proceeds of the offering to complete the engineering of a commercial version of the Homer(TM) CAM Compass, including the building and testing of several pre-production prototypes. If the maximum number of Shares offered hereby is sold, the Company plans to concurrently begin the development and engineering of its planned shaft encoder sensor devices, as both the Homer(TM) CAM Compass and shaft encoder product lines are expected to utilize the same electro-optical sensor. Proceeds allocated to research and development are expected to be paid to engineering firms, outside consultants and the Company's engineering staff for design engineering and the construction of pre-production prototypes. The Company also expects that it will use some of these proceeds to develop additional patented technology, technological data documentation, and scientific papers and publications in support of its Homer(TM) CAM Compass and Precision Vectoring Technology(TM). See "Plan of Operation."

(2) Represents funds required to begin manufacturing the Homer(TM) CAM Compass. It consists primarily of fees to be paid to third party contract manufacturing sources and for the purchase of components, parts and other inventory. See "Risk Factors -- No Manufacturing Capabilities; Reliance on Third Party Relationships" and "Plan of Operation."

(3) Represents funds required to implement the Company's sales and marketing program. This program will include the hiring of additional personnel, the retention of authorized representatives, attendance at trade shows, and the preparation of promotional materials. See "Plan of Operation" and "Business -- Marketing."

(4) Includes salaries expected to be paid to certain of the Company's officers prior to the initial manufacture and sale of the Homer(TM) CAM Compass. Payments are expected to occur over an approximate 20-month period and are anticipated to be as follows: $130,000 to Mr. Harold J. Gallagher, the Company's President and Chief Executive Officer and $70,000 to Mr. W. Stan Lewis, the Company's Chief

    Scientist, should the minimum number of Shares offered hereby be sold, and $156,000 to Mr. Gallagher, $72,000 to Mr. Lewis, $56,000 to Mr. Gerald R. Rodder, the Company's Chairman of the Board and $36,000 to Mr. Gerald F. Norman, the Company's Secretary, should the maximum number of Shares offered hereby be sold. See "Management -- Executive Compensation and Employment Agreements."

(5) Represents primarily funds which will support the basic operations of the Company, including but not limited to funds for the purchase of inventory, office rent, utilities and miscellaneous expenses. See "Plan of Operation" and "Management -- Executive Compensation and Employment Agreements."

     Pending the expenditure of the proceeds of this offering, the Company may make temporary investments in certificates of deposit, short term interest-bearing deposits, United States Government obligations or money market certificates.

     If the minimum number of Shares offered hereby is sold, the Company plans to focus its efforts on the development of the Homer(TM) CAM Compass. The Company will utilize the proceeds from the sale of the minimum number of Shares offered hereby to complete a commercial version of the Homer(TM) CAM Compass, and to effectuate national distribution of the Homer(TM) CAM Compass. The Company anticipates that the first commercial production of the Homer(TM) CAM Compass will occur in approximately 20 months after the Company's receipt of the proceeds from the sale of the minimum number of Shares offered hereby. Further, the Company expects to expend approximately $600,000 of its capital to achieve the first commercial production of the Homer(TM) CAM Compass. However, no assurance can be given that the first commercial production of the Homer(TM) CAM Compass will occur in approximately 20 months after the Company's receipt of the proceeds from the sale of the minimum number of Shares offered hereby or that the Company will expend approximately $600,000 of its capital to achieve the first commercial production of the Homer(TM) CAM Compass. See "Risk
Factors -- No Assurance of Successful Product Development."

     The Company believes that the net proceeds from the minimum offering of 334,000 Shares will provide it with sufficient working capital for approximately 29 months after completion of the minimum offering of 334,000 Shares. However, unless the Company can internally generate sufficient funds 29 months after completion of the minimum offering of 334,000 shares, additional financing will be required to enable the Company to expand its activities. If such financing is required it may not be available on terms favorable to the Company. See "Risk Factors -- Future Capital Needs; Uncertainty of Additional Funding" and "Plan of Operation."

     If the maximum number of Shares offered hereby is sold, the Company intends to focus its efforts on creating a commercial version of the Homer(TM) CAM Compass within a period of 14 months after the Company's receipt of the proceeds from the sale of the maximum number of Shares offered hereby. In order to achieve the first commercial production of the Homer(TM) CAM Compass within said 14-month period, the Company anticipates expending approximately $1,700,000 of its capital. See "Plan of Operation."

     In addition to the foregoing, should the Company be successful in selling the maximum number of Shares offered hereby, the Company will endeavor to expand its Homer(TM) CAM Compass product line by creating different applications of the Homer(TM) CAM Compass model such as the Homer(TM) Golfer, the Homer(TM)Angler, the Homer(TM) Auto and the Homer(TM) Assistant. The Company believes that it will take approximately eight months after the first commercial production of the basic Homer(TM) CAM Compass model to develop for commercial production all of the planned additional Homer(TM) CAM Compass models, at a cost to the Company of approximately $960,000. Thereafter, the Company expects to direct its development efforts towards creating commercial versions of its planned shaft encoder sensor devices for the orientation market. See "Business -- Products for the Consumer Navigation Market" and "Business -- Products for the Orientation Market."

     No assurance can be given that the first commercial production of the Homer(TM) CAM Compass will occur within 14 months after the Company's receipt of the proceeds from the sale of the maximum number of Shares offered hereby or that the Company will expend approximately $1,700,000 of its capital to achieve the first commercial production of the Homer(TM) CAM Compass within a 14-month period. Additionally, no assurance can be given that the Company will be able to create different applications of the Homer(TM) CAM

Compass within eight months after the first commercial production of the basic Homer(TM) CAM Compass or that the Company will expend approximately $960,000 of its capital to develop additional Homer(TM) CAM Compass models, or that the Company will be successful in creating commercial versions of its planned shaft encoder sensor devices. See "Risk Factors -- No Assurance of Successful Product Development."

     The Company believes that the net proceeds from the maximum offering of 1,666,670 Shares will provide it with sufficient working capital for approximately 36 months after completion of the maximum offering of 1,666,670 Shares. However, unless the Company can internally generate sufficient funds 36 months after completion of the maximum offering of 1,666,670 Shares, additional financing will be required to enable the Company to expand its activities. If such financing is required, it may not be available on terms favorable to the Company. See "Risk Factors -- Future Capital Needs; Uncertainty of Additional Funding" and "Plan of Operation."

                                DIVIDEND POLICY

     The Company has never paid or declared any cash dividends on its Common Stock and does not intend to pay dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors. See "Description of Capital Stock."

                                    DILUTION

     As of September 30, 1996, there were 5,259,468 shares of the Company's Common Stock outstanding having a net tangible book value of $77,157 or approximately $.01 per share. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities and intangible assets) divided by the number of shares of Common Stock outstanding. Upon completion of this offering, there will be 5,593,468 shares of the Company's Common Stock outstanding having a net tangible book value of approximately $969,157 or approximately $.17 per share if the minimum number of Shares is sold; and 6,926,138 shares of the Company's Common Stock outstanding having a net tangible book value of approximately $4,927,167 or approximately $.71 per share if the maximum number of Shares is sold. The net tangible book value of each share will have increased by approximately $.16 per share to present stockholders, and decreased by approximately $2.83 per share (a dilution of 95%) to public investors if the minimum number of Shares is sold, and the net tangible book value of each share will have increased by approximately $.70 per share to the present stockholders and decreased by approximately $2.29 per share (a dilution of 76%) to public investors if the maximum number of Shares is sold.

     Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share. Dilution of the value of the Shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding; and in part to expenses which are, or may be, incurred in connection with the offering of the Shares. The following table illustrates this dilution:

                     ASSUMING MINIMUM NUMBER OF SHARES SOLD

        Public Offering Price Per Share...............................           $3.00
          Net Tangible Book Value Per Share, Before Offering..........  $.01
          Increase Per Share Attributable to Payment by Public Investors .. $.16
          Net Tangible Book Value Per Share, After Offering...........           $ .17
        Dilution to Public Investors Per Share........................           $2.83
                                                                                 =====

                            ASSUMING MAXIMUM NUMBER OF SHARES SOLD

        Public Offering Price Per Share...............................           $3.00
          Net Tangible Book Value Per Share, Before Offering..........  $.01
          Increase Per Share Attributable to Payment by Public Investors .. $.70
          Net Tangible Book Value Per Share, After Offering...........           $ .71
        Dilution to Public Investors Per Share........................           $2.29
                                                                                 =====

     The following tables set forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the Shares by public investors as compared to the total cash consideration paid by the present stockholders of the Company.

                     ASSUMING MINIMUM NUMBER OF SHARES SOLD

                                                                             APPROXIMATE
                                             APPROXIMATE                     PERCENTAGE
                                             PERCENTAGE        TOTAL          OF TOTAL       AVERAGE PRICE
                                  SHARES      OF TOTAL         CASH             CASH           PAID PER
                                 PURCHASED     SHARES      CONSIDERATION    CONSIDERATION      SHARE(1)
                                 ---------   -----------   -------------    -------------    -------------
    Public Stockholders........    334,000          6%      $ 1,002,000            77%           $3.00
    Present Stockholders.......  5,259,468         94%          303,172(2)         23%(2)        $ .06(2)
      TOTAL....................  5,593,468        100%        1,305,172           100%

---------------

(1) Based on the average value per share paid by existing stockholders to the Company and a public offering price of $3.00 per share paid by new investors.

(2) On June 25, 1996, the Company merged with DRR, the predecessor and a former affiliate of the Company, with the Company being the surviving corporation. The foregoing table does not reflect the total cash consideration paid by certain present stockholders of the Company in connection with their capitalization of DRR, but, among other things, reflects only the shareholders' equity position of DRR at the time of the merger. Total cash consideration paid by certain present stockholders of the Company in connection with their capitalization of DRR was $352,759. Taking into account the cash consideration paid by certain present stockholders of the Company in connection with the capitalization of DRR, total cash consideration paid by the Company's present stockholders with respect to shares of the Company's Common Stock and shares of the common stock of the Company's predecessor and former affiliate, DRR, is $655,931, constituting approximately 50% of the total cash consideration paid in connection with the capitalization of the Company and DRR should the minimum number of Shares offered hereby be sold, and effectively resulting in an average price per share paid by the present stockholders of the Company of $.12. For information on the capitalization of DRR, see the Financial Statements of DRR included elsewhere in this Prospectus.

                     ASSUMING MAXIMUM NUMBER OF SHARES SOLD

                                                                             APPROXIMATE
                                             APPROXIMATE                     PERCENTAGE
                                             PERCENTAGE        TOTAL          OF TOTAL       AVERAGE PRICE
                                  SHARES      OF TOTAL         CASH             CASH           PAID PER
                                 PURCHASED     SHARES      CONSIDERATION    CONSIDERATION      SHARE(1)
                                 ---------   -----------   -------------    -------------    -------------
    Public Stockholders........  1,666,670        24%       $ 5,000,010            94%           $3.00
    Present Stockholders.......  5,259,468        76%       $   303,172(2)          6%(2)        $ .06(2)
      TOTAL....................  6,926,138       100%       $ 5,303,182           100%

---------------

(1) Based on the average value per share paid by existing stockholders to the Company and a public offering price of $3.00 per share paid by new investors.

(2) On June 25, 1996, the Company merged with DRR, the predecessor and a former affiliate of the Company, with the Company being the surviving corporation. The foregoing table does not reflect the total cash consideration paid by certain present stockholders of the Company in connection with their capitalization of DRR, but, among other things, reflects only the shareholders' equity position of DRR at the time of the merger. Total cash consideration paid by certain present stockholders of the Company in connection with their capitalization of DRR was $352,759. Taking into account the cash consideration paid by certain present stockholders of the Company in connection with the capitalization of DRR, total cash consideration paid by the Company's present stockholders with respect to shares of the Company's Common Stock and shares of the common stock of the Company's predecessor and former affiliate, DRR, is $655,931, constituting approximately 12% of the total cash consideration paid in connection with the capitalization of the Company and DRR should the maximum number of shares offered hereby be sold, and effectively resulting in an average price per share paid by the present stockholders of the Company of $.12. For information on the capitalization of DRR, see the Financial Statements of DRR included elsewhere in this Prospectus.

     The Company has reserved an aggregate of 1,000,000 shares of its Common Stock for its officers, directors, employees, and consultants to purchase pursuant to its Stock Option Plans. As of the date of this Prospectus, there are 265,000 shares of Common Stock issuable upon the exercise of options granted to an officer of the Company pursuant to the terms of its Stock Option Plans. The above paragraph does not give effect to the possible issuance of up to 1,000,000 additional shares of the Company's Common Stock upon exercise of any options which have been, or may yet be, granted under the Stock Option Plans. The issuance of shares of the Company's Common Stock upon the exercise of options which may be granted under the Stock Option Plans would result in further dilution in the interests of stockholders if at the time of exercise, the Company's net tangible book value per share is greater than the exercise price of any such options. See "Management -- Stock Option Plans."

                                 CAPITALIZATION

     The following tables set forth at September 30, 1996 (i) the actual capitalization of the Company and (ii) the as adjusted capitalization to reflect the sale of the minimum and the maximum number of Shares offered hereby (based upon an initial public offering price of $3.00 per share and the application of the net proceeds therefrom). The table should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus.

                     ASSUMES MINIMUM NUMBER OF SHARES SOLD

                                                                         SEPTEMBER 30, 1996
                                                                            (UNAUDITED)
                                                                    ----------------------------
                                                                    ACTUAL(1)     AS ADJUSTED(2)
                                                                    ---------     --------------
Shareholders' equity (deficit):
  Common stock, no par value, 50,000,000 shares authorized;
     5,259,468 shares outstanding; 5,593,468 outstanding, as
     adjusted(3)..................................................  $ 305,116       $1,197,116
  Preferred stock, no par value, 10,000,000 shares authorized,
     none outstanding.............................................     --                   --
Accumulated deficit in development stage..........................   (227,959)        (227,959)
     Total shareholders' equity...................................     75,157          967,157
     Total capitalization.........................................  $  75,157       $  967,157
                                                                       ======       ==========

---------------

(1) Derived from the Financial Statements of the Company included elsewhere in this Prospectus.

(2) As adjusted to reflect the sale of the minimum number of Shares offered hereby and the application of the net proceeds set forth in "Use of Proceeds".

(3) Does not include 265,000 shares of Common Stock reserved for issuance upon the exercise of certain stock options granted pursuant to the Company's Stock Option Plans. See "Management -- Stock Option Plans."

                     ASSUMES MAXIMUM NUMBER OF SHARES SOLD

                                                                          SEPTEMBER 30, 1996
                                                                             (UNAUDITED)
                                                                     ----------------------------
                                                                     ACTUAL(1)     AS ADJUSTED(2)
                                                                     ---------     --------------
Shareholders' equity (deficit):
  Common stock, no par value, 50,000,000 shares authorized;
     5,259,468 shares outstanding; 6,926,138 outstanding, as
     adjusted(3)...................................................  $ 305,116       $5,155,126
  Preferred stock, no par value, 10,000,000 shares authorized; none
     outstanding...................................................     --                   --
Accumulated deficit in development stage...........................   (227,959)        (227,959)
     Total shareholders' equity....................................     75,157        4,925,167
     Total capitalization..........................................  $  75,157       $4,925,167
                                                                        ======       ==========

---------------

(1) Derived from the Financial Statements of the Company included elsewhere in this Prospectus.

(2) As adjusted to reflect the sale of the maximum number of Shares offered hereby and the application of the net proceeds set forth in "Use of Proceeds".

(3) Does not include 265,000 shares of Common Stock reserved for issuance upon the exercise of certain stock options issued pursuant to the Company's Stock Option Plans. See "Management -- Stock Option Plans."

                            SELECTED FINANCIAL DATA

     The following table summarizes certain financial data for the Company and Directional Robotics Research, Inc., the predecessor to the Company (DRR). The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" are derived from the financial statements of DRR and the Company, which financial statements have been audited by Joel S. Baum, P.A., independent certified public accountant, to the extent indicated in his reports included elsewhere herein. On June 25, 1996, DRR merged into the Company. The merger was accounted for as a combination of entities under common control, and thus in a manner similar to a pooling of interests. As a result thereof, the results of operations of DRR for the year ended December 31, 1995 and of the Company for the period July 10, 1995 (date of inception) to December 31, 1995 have been determined based upon the historical bases of DRR and the Company, and have been combined to facilitate presentation of the results of operations. Financial data as of September 30, 1996 and for the nine-month period ended September 30, 1996 is derived from unaudited financial statements of the Company and, in the opinion of management, contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation. The selected financial data should be read in conjunction with Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The Company's historical operating results are not necessarily indicative of the results for any future period.

                                          DRR
                                  --------------------
                                     APRIL 14, 1993
                                                              DRR(1)            DRR AND           THE COMPANY
                                                           ------------       THE COMPANY        -------------
                                                                              COMBINED(2)
                                                                            ----------------
                                  (DATE OF INCEPTION)           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                           TO              ---------------------------------     -------------
                                  DECEMBER 31, 1993(1)         1994               1995               1996
                                  --------------------     ------------     ----------------     -------------
STATEMENT OF OPERATIONS DATA:
  Revenues......................        $      0            $         0        $        0         $         0
  Operating expenses............               0               (118,149)         (228,681)           (227,959)
  Operating income (loss).......               0               (118,149)         (228,681)           (227,959)
  Weighted average number of
     shares of common stock and
     common stock equivalents
     outstanding................               0                135,000         5,259,468           5,020,745
BALANCE SHEET DATA:
  Cash and cash equivalents.....               0                    994             1,858                 904
  Working capital (deficit).....               0                (19,430)           (6,717)             (1,096)
  Total assets..................               0                  2,800            15,739              79,157
  Shareholders equity
     (deficit)..................               0                (17,624)            7,164              77,157

---------------

(1) The periods prior to and including December 31, 1994 reflect data of DRR. On June 25, 1996, DRR merged into the Company. See "The Company" and "Certain Relationships and Related Transactions."

(2) Includes the results of operations for the Company for the period July 10, 1995 (date of inception) to December 31, 1995, and for DRR for the year ended December 31, 1995.

                               PLAN OF OPERATION

     During the 20 month period beginning immediately after completion of the offering of the minimum number of Shares offered hereby, the Company intends to carry out three principal objectives:

        (1) complete the engineering of a commercial version of the Homer(TM) CAM Compass, including building and testing a pre-production prototype, and commence the first commercial production of the Homer(TM) CAM Compass;

        (2) continue to collect and synthesize data on additional usage of the Company's Precision Vectoring Technology(TM); and

        (3) prepare and develop plans for marketing and selling the Homer(TM) CAM Compass as well as additional products which may be created from the Company's Precision Vectoring Technology(TM).

     Completion of the engineering of a commercial version of the Homer(TM) CAM Compass will include the construction and field testing of several pre-production prototypes of the Homer(TM) CAM Compass. The goal of the engineering process will be the implementation of significant improvements over the current laboratory prototype of the Homer(TM) CAM Compass. The Company believes these improvements are necessary to create a commercial product that would satisfy the demands of potential customers. Areas of potential improvement include shape, size, user interface, extent of automation, component cost and ability to withstand hostile environments. The Company anticipates that completion of the engineering of a commercial version of the Homer(TM) CAM Compass, including the building and testing of pre-production prototypes will cost the Company approximately $510,000. Thereafter, the Company expects to expend approximately $90,000 over an approximate three month period to achieve the first commercial production of the Homer(TM) CAM Compass.

     If the maximum number of Shares offered hereby is sold, the Company intends to focus its efforts on completing a commercial version of the Homer(TM) CAM Compass within a period of 14 months after completion of the sale of the maximum number of Shares offered hereby. In order to achieve the first commercial production of the Homer(TM) CAM Compass within a period of 14 months after completion of the sale of the maximum number of Shares offered hereby, the Company believes that it will be required to expend approximately $1,700,000 of its capital. See "Use of Proceeds."

     In addition to the foregoing, and should the Company be successful in selling the maximum number of Shares offered hereby, the Company also plans to expand its Homer(TM) CAM Compass product line by creating different applications of the Homer(TM) CAM Compass model such as the Homer(TM) Golfer, the Homer(TM) Angler and the Homer(TM) Assistant. The Company believes that it will take approximately eight months after the first commercial production of the basic Homer(TM) CAM Compass model to develop for commercial production all of the planned additional Homer(TM) CAM Compass models, at a cost to the Company of approximately $960,000. Thereafter, the Company expects to direct its development efforts towards creating commercial versions of its planned shaft encoder sensor devices for the orientation market. See "Use of Proceeds."

     The Company anticipates that approximately $315,000 of the net proceeds raised from the minimum offering of Shares hereunder, and $1,000,500 of the net proceeds raised from the maximum offering of Shares hereby will be allocated for further research and development by the Company. Of the net proceeds allocated for research and development, the Company anticipates that approximately sixty-five percent (65%) of said proceeds will be used to meet certain expenses expected to be incurred by the Company in connection with the retaining of independent engineering firms and outside consultants for design engineering and construction of pre-production prototypes. The Company expects to use the remaining thirty-five percent (35%) of said proceeds to fund the efforts of the Company's internal engineering staff in the management and technical support of commercial product design.

     Funds devoted to manufacturing will be used to pay third party contract manufacturing sources involved in the manufacturing of the Homer(TM) CAM Compass and to purchase product components, parts and other inventory for the Homer(TM) CAM Compass. Funds devoted to marketing and advertising will support the efforts of the Company to prepare the Homer(TM) CAM Compass for commercial sale. In this regard, the Company expects to hire a marketing manager. Funds devoted to working capital of the Company will be used to support the basic operation of the Company. This is expected to include finished goods inventories, salaries and wages for administrative personnel, rent for corporate offices, utilities and miscellaneous expenses.

     The Company believes that the net proceeds from the minimum offering of 334,000 Shares will provide it with sufficient working capital for approximately 29 months after completion of the minimum offering of 334,000 Shares, and that the net proceeds from the maximum offering of 1,666,670 Shares will provide it with sufficient working capital for approximately 36 months after completion of the maximum offering of 1,666,670 Shares.

     The foregoing represents the Company's estimate of its plan of operations. Future events, including the problems, delays, expenses and complications frequently encountered by development-stage companies, as well as changes in the economy, competition or the Company's research and development activities, may require a change or alteration in the Company's plan of operation.

                                    BUSINESS

BACKGROUND OF THE NAVIGATION AND ORIENTATION INDUSTRY

     Precise determination by humans and machines of locations both on and above the Earth's surface is a fundamental requirement for many endeavors by man. For example, position data are used for navigation on land and sea and in the air, and to conduct surveys and draw maps.

     The simplest and most widely used navigation device is the compass which allows the user to determine geographical direction. Most compasses in use today are magnetized needles or discs that line up with magnetic north pole. Other compasses, called fluxgates, sense a change in flux due to their motion in the earth's magnetic field. There are certain inherent problems with both types of compasses, making their application limited. For example, fluxgate compasses are susceptible to weak magnetic or electric influences which can serve to adversely affect their accuracy.

     In addition to the compass, Earth-orbiting Global Positioning Systems (GPS) and related ground-based transmitters and portable receivers now provide significant navigation assistance, but not without error or certain limitations. See "Business -- Markets and Products."

     The orientation industry uses certain techniques to determine and position turning shafts in products such as automobile engine timers, drills and lasers. The Company believes that such techniques have traditionally not been able to achieve high levels of accuracy.

CORPORATE PROFILE

     The Company was formed to engage in the design, manufacture and marketing of very high resolution, electro-optical navigation and orientation devices. The Company has developed proprietary technology and owns five U.S. Patents and three U.S. Patents Pending. The existence of these patents in conjunction with associated proprietary methodology owned by the Company is referred to by the Company as "Precision Vectoring Technology(TM)" or "PVT(TM)".

     The Company believes there are two applications of PVT(TM) which will generate two distinct families of products: navigation devices and orientation devices. Because many of the Company's navigation products will provide a retraceable path from a known location or "home", and a path for return to the starting point, the Company's initial navigational product line is called "HOMER(TM)" [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORD "Homer(TM)." THIS IS A HYPERLINK TO A GRAPHIC WHICH IS AN ARTIST ANIMATION OF THE HOMER(TM) PRINCIPLE. A BLACK DASHED LINE IS SUPER-IMPOSED ON A MAP. THE BLACK DASHED LINE IS ANIMATED TO GIVE THE APPEARANCE OF MOVING FROM A STARTING POINT (LABELED "HOME") TO AN ENDING POINT (LABELED "DESTINATION"). WHEN THE BLACK DASHED LINE REACHES THE "DESTINATION", A BLACK DOT MOVES FROM "DESTINATION" BACK TO "HOME." THE SUCCESSIVE BEARINGS TAKEN AT POINTS ALONG THE PATH CHANGE AS THE ANIMATION PROCEEDS.]

     The anticipated first product in the Homer(TM) line is called the "HOMER(TM) CAM COMPASS." It is expected to be a digital, hand-held compass for navigation applications. Management of the Company believes that current experimental models of this compass demonstrate that it can achieve uniquely different resolutions than similar compasses now on the market. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORDING "Homer(TM) CAM Compass." THIS IS A HYPERLINK TO A GRAPHIC WHICH IS AN ARTIST'S RENDITION OF THE PLANNED HOMER(TM) CAM COMPASS SHOWN FROM THREE DIFFERENT ANGLES. THERE IS ALSO AN ARTIST'S RENDITION OF THE HOMER(TM) CAM COMPASS PLANNED DISPLAY ELEMENTS WITH CORRESPONDING EXPLANATIONS OF EACH ELEMENT OF THE DISPLAY.]

     The Company's anticipated second product is expected to allow the precise determination of a rotating shaft. The Company calls such a sensing device a shaft encoder. The goal of the Company's shaft encoder sensor device will be to measure tiny movements of a rotating shaft with high precision. This device is expected to be applied to numerous applications in industry, robotics and military defense.

BUSINESS STRATEGY

     The Company's strategy is to fully develop and promote its PVT(TM)-based products and devices. To exploit the wide range of applications made possible by Precision Vectoring Technology(TM), the Company expects to implement the following strategies:

     Identification and Penetration of Target Markets. The Company has identified specific target markets based upon end-user applications. The Company believes these markets represent significant economic opportunities due to the broad range of potential applications for accurate and cost-effective position information. The Company believes that by adding application-specific features and functionality to its PVT(TM) technology, it can deliver value-added products to these targeted markets. The Company will also continuously seek to identify new markets into which PVT(TM) products and devices can be introduced. The Company believes that its growth will depend in large part on its ability to continuously identify and penetrate new markets for PVT(TM) applications.

     Establishment of Technology Leadership and Continuous Product Improvement. The Company will seek to offer the most advanced systems for PVT(TM) applications and to maintain its technological leadership through continuous investment in research and development. The Company's research and development efforts will be dedicated to meeting customer needs by increasing the performance, reliability and serviceability of the Company's products. See "Business -- Research and Development."

     Achievement of Differentiated Product Solutions. The Company will seek to establish and sustain leadership in its targeted markets by offering products that are differentiated and which offer superior features and benefits through hardware and customer user interfaces. The Company will emphasize application-specific products and devices which solve specific sets of problems, where feasible, in its various markets.

     Concurrent Engineering. Technological commonalities shared by the Company's planned first two product lines (Homer(TM) CAM Compass and shaft encoder sensor device) will enable concurrent engineering which can result in overall operating economy and shorter time-to-market.

     Establishment of Domestic and International Distribution Channels. The Company will seek to develop and build a worldwide sales organization of Company employees and independent distributors and dealers for each market that it addresses. The Company intends to develop alliances and original equipment manufacturer (OEM) relationships with established foreign and domestic companies as part of its strategy to penetrate certain targeted markets.

MARKETS AND PRODUCTS

     The Company's PVT(TM)-based products are expected to sell in two major markets, each having several different segments. First is the navigation market which comprises segments such as retail public, military, automobile navigation and handicap assistance. Second is the orientation market with robotics, manufacturing and precision sensors being the prime segments. Although the Company believes that these markets have potential for sales of future PVT(TM)-based products, no assurance can be given that such markets will develop for the Company's products. If such markets do develop for the Company's products, there is no assurance that the Company will be successful in creating commercially viable products to serve such markets, particularly because PVT(TM)-based methodologies are still in an early stage of adoption. The Company's future growth will depend upon the timely development of the markets in which the Company expects to compete and upon the Company's ability to identify and exploit markets for its products.

PRODUCTS FOR THE CONSUMER NAVIGATION MARKET

     The navigation family of products planned by the Company is based on well-known dead reckoning methods. Dead reckoning can be thought of as a "deduced" positioning method where one uses previous course and distance information, current bearing and travel velocity to determine the present location of a vehicle or vessel. Numerical techniques for dead reckoning have been used for centuries. Errors are known to accumulate, and periodic additional navigational fixes are required for accurate navigation during travel over long distances.

     The first navigation product anticipated to be completely developed by the Company will be the Homer(TM) CAM Compass. The Homer(TM) CAM Compass will be a computer-aided device which will electronically read a magnetic compass contained inside of it, and digitally display the data provided by the magnetic compass on demand, allowing the user of the Homer(TM) CAM Compass to easily retrace a previous path taken. In many endeavors involving navigation, a compass is required. Traditional compasses require skill and practice, and it is easy for novice users to misread a compass. The Homer(TM) CAM Compass will be designed to minimize errors in navigation by any user, whether a novice or an expert.

     The Homer(TM) CAM Compass is selected as the first product to be manufactured and marketed by the Company because of its relatively simple application of PVT(TM). The planned Homer(TM) CAM Compass design will allow it to be used in conjunction with available Global Positioning Systems (GPS) recently employed in sophisticated instruments for point-to-point navigation. The design goal is to provide an accurate navigation device which can be used within the approximately 25 to 100 meter error tolerance of GPS navigation receivers. Further, the Homer(TM) CAM Compass will be designed to allow on-board integration with available GPS receiver chips.

     GPS is a system of 24 orbiting Navstar satellites established and funded by the U.S. Government. The U.S. Government intends for GPS to complement or replace many other forms of electronic navigation and position data systems. GPS offers major advantages in precision and accuracy with worldwide coverage in three dimensions while enabling users to measure latitude, longitude, altitude, time and velocity with one instrument.

     GPS positioning is based on a triangulation technique that precisely measures distances from Earth to four or more Navstar satellites. The satellites continuously transmit precisely timed radio signals using extremely accurate atomic clocks. A GPS receiver calculates distances to the satellites in view by determining the travel time of the satellites' signals. The receiver then triangulates its position using its known distance from various satellites and calculates latitude, longitude and altitude. Under normal circumstances, a stand-alone GPS receiver is able to calculate its position at any point on Earth, in Earth's atmosphere, or in low Earth orbit, to within 100 meters, 95% of the time, 24 hours a day.

     Regardless of its precision, GPS is not without error. The largest source of error for civilian users comes from the fact that the accuracy of GPS may be limited by distortion of GPS signals from ionospheric and other atmospheric conditions, or by intentional or inadvertent signal interference, or SELECTIVE AVAILABILITY (SA) [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE PHRASE "Selective Availability (SA)". THIS IS A HYPERLINK TO AN ARTIST'S RENDITION SHOWING A CYLINDRICAL SHAPED BEAM COMING OUT OF THE SKY WHICH REPRESENTS THE CURRENT ERROR TOLERANCE OF THE GPS SIGNAL. THERE IS AN ANIMATED BLUE DOT INSIDE THE CYLINDRICAL BEAM WHICH REPRESENTS THE HOMER(TM) CAM COMPASS BEING USED INSIDE THE GPS ERROR TOLERANCE. THE BEAM AND THE BLUE DOT ARE SUPERIMPOSED ON AN ARTIST'S RENDITION OF A LANDSCAPE.]

     The largest component of GPS distortion is Selective Availability (SA). It is controlled by the Department of Defense and is a currently activated, intentional system-wide degradation of stand-alone GPS accuracy from approximately 25 meters to approximately 100 meters. SA may be implemented by the Department of Defense in order to deny hostile forces the highly accurate position, time and velocity information supplied by GPS. Other factors known to perturb the utility of a GPS receiver are canopy effects from buildings, overpasses, underpasses or mountains; absorption effects from electrolytes present in trees or shrubs; and the type of antenna used for the receiver. Available hand-held GPS units have a limited battery life due to fairly high power consumption during the intensive numerical processing which is required to determine an absolute latitude and longitude position from received GPS signals.

     It is important to note that the difference between GPS technology and compass technology is that GPS determines a location or point on the Earth's surface, and a compass provides a bearing between two points. In this regard, the objective of the Homer(TM) CAM Compass is to expand the benefits of GPS technology by determining bearings within the GPS error tolerance either independently or in conjunction with GPS signals. Therefore, the Company believes that its Homer(TM) CAM Compass will provide a unique and new design of digital compasses in the consumer navigation market.

     Since the Homer(TM) CAM Compass will be an analog compass fitted for a digital response, it will be less susceptible than a fluxgate compass to magnetic and electric field interferences. Further, the Company currently expects that its Homer(TM) CAM Compass, will incorporate more navigation features than other competitive compass products. Overall, the Company anticipates that the Homer(TM) family of patented compass devices will be:

     - Waterproof and submersible
     - Impact resistant
     - Lightweight
     - Capable of being hand-held
     - Pocketsized

and they will feature:

     - Automatic stopwatch
     - Continuous real-time clock
     - Digital display
     - Reporting of estimated bearing errors
     - Sight to assist in taking bearings
     - Memory to store multiple bearings
     - Solar panel to maintain batteries
     - Lanyard for neck wear

     In the long term, the Company plans to develop a variety of navigation products using the basic Homer(TM) CAM Compass design and methodology. These products are expected to include the following:

     HOMER(TM) GOLFER. According to Lanier Golf Guide Online, there are over 28 million golfers, with a million or more joining the ranks annually. The Homer(TM) Golfer will be used for measuring paths traveled by golfers. The Homer(TM) Golfer will be designed to calculate distance traveled from a golf tee to a stopping point near a golf ball, even when the path traveled is not a straight line. When the distance and bearing from a golf tee to a pin is known and the distance to a golf ball's stopping point determined, the distance from a tee to a golf ball and distance from a golf ball to a pin can be easily determined. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE ITALICIZED, BOLDFACE PHRASE "Homer(TM) Golfer." THIS IS A HYPERLINK TO AN ARTIST'S RENDITION OF THE HOMER(TM) GOLFER. THERE IS ALSO AN ARTIST'S RENDITION OF PROPOSED USES OF THE HOMER(TM) GOLFER ON A PUSH CART AND ON A POWERED CART. THERE IS ALSO AN ARTIST'S RENDITION OF THE HOMER(TM) GOLFER PLANNED DISPLAY ELEMENTS WITH CORRESPONDING EXPLANATIONS OF EACH ELEMENT OF THE DISPLAY WHICH IS AN ANIMATION/LIVE VIDEO OF A GOLFER USING THE PLANNED HOMER(TM) GOLFER WHICH IS MOUNTED TO A WHEELED GOLF CADDIE PUSH CART.].

     HOMER(TM) ANGLER. Recreational boating, fishing and sailing are seen as distinct market opportunities for the Company. According to the National Marine Manufacturers Association, there are 16.5 million recreational boats owned in the U.S., including 2.4 million canoes. The Homer(TM) Angler will be a recording compass with a graphic display which will provide a record of bearings relative to either a time or distance parameter. Time of travel along a path can be measured by an internal clock which is started by the user at launch. The goal of the Homer(TM) Angler will be to provide navigation assistance over short distances traveled by boaters on lakes, bayous and rivers. The Company believes most boaters recognize that the bearing taken by a compass does not represent the actual direction of travel of a waterborne vehicle. The intent of the Homer(TM) Angler is to provide a magnetic course traveled which will assist the user in returning to a launch point or to another arbitrary point which has been previously visited. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE ITALICIZED, BOLDFACE WORDING "Homer(TM) Angler". THIS IS A HYPERLINK TO A GRAPHIC WHICH IS AN ANIMATION OF A BOATER USING THE HOMER(TM) ANGLER TO RECORD REAL-TIME BEARINGS AND THE SUPER-POSITION OF RECORDED BEARINGS ON AN ILLUSTRATION OF A LAKE.]

     HOMER(TM) ASSISTANT. The Homer(TM) Assistant will be designed to assist the blind or visually impaired with establishing and retracing a path. Positional information is to be audible and reported to the user at intervals or on demand. The ability for the blind to establish and retrace a specific path will provide the user with greater mobility and freedom. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY

CLICK ON THE ITALICIZED, BOLDFACE WORDING "Homer(TM) Assistant". THIS IS A HYPERLINK TO AN ARTIST'S RENDITION OF A BLIND PERSON STANDING AT THE CORNER OF A CITY STREET. THE BLIND PERSON IS WEARING AN EARPHONE. THE EARPHONE IS ATTACHED TO THE HOMER(TM) ASSISTANT WHICH THE BLIND PERSON IS WEARING ON HIS/HER BELT. THE HOMER(TM) ASSISTANT IS DIRECTING THE BLIND PERSON TO "TURN LEFT HERE."].

     HOMER(TM) AUTO. The Company believes that land vehicle navigation is an important future market. Currently, there are several GPS-based vehicle navigation systems on the market. These devices incorporate dead reckoning methods when the GPS signal is unavailable. The Company believes that a very low cost, real-time dead reckoning sensor can be developed from the Company's patented technology and that it can be integrated with existing active automobile navigation techniques such as GPS and the U.S. Department of Transportation's planned "smart" highway systems. The planned Homer(TM) Auto navigation system will accommodate cumulative dead reckoning errors with proprietary software which forces the currently determined position to "fit" on a numerical map of the area being traveled. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE ITALICIZED, BOLDFACE WORDING "Homer(TM) Auto." THIS IS A HYPERLINK TO AN ANIMATION SHOWING AN AUTOMOBILE DRIVING THROUGH A CITY. SUPERIMPOSED UPON THIS IS AN ARTIST'S RENDITION OF THE PROPOSED HOMER(TM) AUTO WHICH HAS A MOVING RED DOT ON THE DISPLAY. THE MOVING RED DOT REPRESENTS THE MOVEMENT OF THE AUTOMOBILE. A MAP AND THE PHRASE "TURN RIGHT" IS ALSO SHOWN ON THE DISPLAY.]

     HOMER(TM) ROBOT SENSOR. The Homer(TM) Robot Sensor will be designed to provide the basis for a precise passive guidance system for mobile and industrial robots. An application for such a system would be the creation of a military sacrificial robot on a servo-platform which would follow a path through a mine field and send orientation information back to a portable home station. When a safe path is successfully defined through a mine field, troops can follow the path with their own Homer(TM) device. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE ITALICIZED, BOLDFACE WORDING "Homer(TM) Robot Sensor." THIS IS A HYPERLINK TO AN ARTIST'S ANIMATION SHOWING A PROPOSED WHEELED ROBOTIC PLATFORM MANEUVERING THROUGH A MINE FIELD AND TRANSMITTING THE PATH TRAVELED TO A STATIONARY PERSONAL DIGITAL ASSISTANT.]

PRODUCTS FOR THE ORIENTATION MARKET

     The Company plans to introduce a line of shaft encoders and a number of products based on the Company's patented shaft encoder technology. A shaft encoder is a device which determines the angle of rotation of a shaft. Measuring the angle of rotation from a starting point to a stopping point provides the rotational position of a shaft relative to the starting point.

     The Company's shaft encoder technology is the subject of two U.S. Patents Pending. The shaft encoder patents pending show configurations for attachment to an existing shaft or constructed as a gimbal. The absolute resolution of the shaft encoders is a function of the type of detector employed in the device.

     The Company believes that its shaft encoder technology will find applications in a variety of areas including the following:

          MEASURING PITCH, YAW AND ROLL. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORDING "MEASURING PITCH, YAW AND ROLL." THIS IS A HYPERLINK TO A GRAPHIC WHICH IS AN ANIMATION OF AN AIRPLANE PITCHING, YAWING, AND ROLLING. AT THE BOTTOM OF THE ANIMATION THE PITCH, YAW AND ROLL ANGLES ARE DISPLAYED NUMERICALLY, CORRESPONDING TO THE CURRENT PITCH, YAW AND ROLL ANGLES DISPLAYED IN THE ANIMATION. THE ANGLES CHANGE AS THE ANIMATION PROCEEDS AND THE AIRPLANE MOVES. THE AIRPLANE IS SUPERIMPOSED ON A CARTESIAN COORDINATE WHICH ILLUSTRATES THE THREE DIMENSIONAL X-Y-Z DEGREES OF FREEDOM. MOTION IN THE X-Y PLANE IS YAW, MOTION IN THE X-Z PLANE IS PITCH AND MOTION IN THE Y-Z PLANE IS ROLL. THE PITCH, YAW AND ROLL DISPLAY IS COLOR CODED TO CORRESPOND TO THE COLORS USED TO ILLUSTRATE THE THREE PLANES IN THE COORDINATE SYSTEM ILLUSTRATED.]

          ENGINE TIMING SENSORS. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORDING "ENGINE TIMING SENSORS." THIS IS A HYPERLINK TO A GRAPHIC WHICH IS AN ANIMATION OF A PISTON ENGINE SHOWING ITS PISTONS MOVING UP AND DOWN.]

          MEDICAL. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORD "MEDICAL." THIS IS A HYPERLINK TO AN ANIMATION OF A METERING PUMP DELIVERING PRECISELY MEASURED VOLUMES OF A FLUID. AT THE BOTTOM OF THE ANIMATION IS A DISPLAY WHICH INDICATES THE VOLUME OF FLUID DISPENSED. THE VOLUME DISPLAY CHANGES AS THE ANIMATION PROCEEDS.]

          MILITARY. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORD "MILITARY." THIS IS A HYPERLINK TO AN ARTIST'S ANIMATION SHOWING A WEAPONS PLATFORM MOUNTED TO A MILITARY VEHICLE. THE WEAPONS PLATFORM IS ROTATING AND TILTING UP AND DOWN.]

MANUFACTURING

     The Company's manufacturing operations are expected to consist primarily of assembly, integration and final testing of parts and subassemblies supplied by third party suppliers. For the foreseeable future, actual manufacturing of the Company's products and devices is expected to be performed by third party contract manufacturers. This will enable the Company to focus on its innovation and design strengths, minimize fixed costs and capital expenditures, and take advantage of diverse manufacturing technologies without bearing the full risk of obsolescence.

     The Company may decide to obtain certain components and subassemblies from a single source or a limited group of suppliers and subcontractors in order to assure overall quality and timeliness of delivery. The Company's reliance on such suppliers could involve several risks, including a potential inability to obtain adequate supplies of certain components and reduced control over pricing and timely delivery of components. There can be no assurance that supplies will be available on an acceptable basis. Inability to obtain adequate supplies of components or to manufacture such components internally could delay the Company's ability to ship its products, which could result in the loss of customers who may seek alternatives to the Company's proposed products.

COMPETITION

     The Company expects to encounter significant competition in its markets and expects such competition to intensify as acceptance and awareness of its PVT(TM) methodology increase. Within each of these markets, the Company expects to encounter direct competition from various larger domestic and international competitors, as well as new market entrants. The success of the Company's PVT(TM)-based systems against competing technologies will depend in part upon whether PVT(TM) systems can offer significant improvements in productivity, accuracy and reliability in a cost-effective manner.

     The principal competitive factors in the markets which the Company addresses include ease of use, physical characteristics, product features, product reliability, price, vendor reputation and financial resources. The Company believes that its products will compete favorably with other products on most of the foregoing factors, although absolutely no assurance to this effect can be given.

     Principal competitors of the Company will be current and future manufacturers of sophisticated compasses. Among these are Precision Navigation, Inc. (manufacturer of the WayFinder Numeric compass) and Autohelm (manufacturer of the Autohelm Personal Compass), who utilize fluxgate technology in their compasses, and Silva US Marine Inc. (manufacturer of the Silva 70 UN compass) and KVH Industries, Inc. (manufacturer of the DataScope and Easy Nav compasses), who manufacture mostly non-digital magnetic compasses.

     The Company believes that its ability to compete successfully against its competitors will depend largely on its ability to provide systems and products with significantly differentiated features compared to currently available products. There can be no assurances that the Company will be able to implement this strategy successfully, or that the Company's competitors, many of whom have substantially greater resources than the Company, will not apply those resources to compete successfully against the Company on the basis of systems and product features. The Company also believes that in certain markets its success will depend on its ability to form and maintain strategic alliances with established product providers and industry leaders. The Company's failure to form and maintain such alliances, or the preemption of such alliances by the actions of the Company's competitors, will adversely affect the Company's ability to penetrate emerging markets for its products.

RESEARCH AND DEVELOPMENT

     To date, the Company has retained consultants, scientists and engineers at its Carlsbad, California facility to perfect a laboratory working model of the electro-optical sensor required for both its Homer(TM) CAM Compass and its shaft encoder sensor device.

     The Company believes that its first planned product, the Homer(TM) CAM Compass, will require additional development efforts before it is ready for consumer sales. These additional development efforts include the refinement of battery power required, programming the electronics for various applications, and improvement in the display viewed by the user. No assurance can be given that the Company will succeed in these additional development efforts.

     In the future, continued and timely development of new products, and enhancements to existing products, will be necessary for the Company to maintain its competitive position. Accordingly, the Company expects to devote a significant portion of its resources in the future to sustaining and upgrading its PVT(TM)-based products and devices. The objectives will be to improve serviceability or add new capabilities and features; to decrease the cost of owning and operating such products; and to develop new products with improved capabilities. The Company anticipates that from time to time, it may enter into joint development efforts with other organizations.

MARKETING

     The Company's marketing activities to date have involved identification of specific market segments for its PVT(TM)-based products currently under development; and the development of sales and marketing literature.

     The Company expects that it will use a portion of the proceeds from this offering to continue market research of other areas of product application and to commence public relations and name recognition campaigns, including participation in industry trade shows.

     Once development of the Homer(TM) CAM Compass is complete, the Company expects to use some of the proceeds of this offering to build a product distribution network. Any distribution network established by the Company is initially expected to be conducted through third party distribution channels such as independent regional resellers and/or original equipment manufacturers
(OEMs) and/or through a direct sales force that will target major reseller accounts. Additionally, the Company may seek to enter into contractual arrangements such as licensing or similar collaborative agreements with other companies having pre-established marketing and distribution networks.

     The Company believes that its success in marketing its products will be substantially dependent on educating its targeted markets as to the distinctive characteristics, benefits and perceived value of the Company's products. There can be no assurance that the Company's marketing efforts or the marketing efforts of others entering into collaborative agreements with the Company will be successful; that any of the Company's proposed products will be favorably accepted among the target markets; or that the Company's products will ever achieve the level of sales necessary for the Company to operate profitably.

EMPLOYEES

     As of the date of this Prospectus, the Company had no employees other than its executive officers and Mr. W. Stan Lewis, the Company's Chief Scientist, whom the Company does not deem to be an executive officer. However, the Company expects to begin hiring additional employees at the completion of this offering. It is anticipated that employees will be hired in the areas of sales and marketing, research and development, quality assurance and administration.

CONSULTANTS

  GENERAL

     The Company has formed a team of consultants with which it may consult on various matters relating to the business of the Company. Consultants may not be officers or directors of the Company although they may be shareholders. The establishment of a consulting team is not intended to be a delegation by the Company's officers and directors of their power of management and control of the Company, as management and control of the Company shall at all times be retained by the Company's officers and directors. As of the date of this Prospectus, the following persons have agreed to provide consulting services to the Company [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE NAMES OF EACH OF THE FOLLOWING LISTED CONSULTANTS. THE BOLDFACE NAMES ARE HYPERLINKS TO THE PHOTOGRAPHS OF THE PERSONS NAMED.]:

     PAUL WOLLAM is an electrical engineer, who is collaborating with the Company in the design of electronic circuits and the integration of electronic and mechanical subassemblies for the Company's electro-optical sensors. He has 30 years' experience as a electronic systems and design engineer. He has been employed by or consulted with General Dynamics Space Systems Division, NASA's Jet Propulsion Laboratory, Cubic Defense Systems, Hughes Aircraft, TRW Systems Group, TACAN, Inc., and other well known space and defense organizations. His many achievements include design elements of solid state electro-optical sensors for the Galileo and Mariner space probes; fiber optic steering systems for ships; underwater camera electronic systems; laser communication systems; digital voice data systems; and very high frequency satellite communications and control systems. Mr. Wollam has a BS degree in Engineering and an MS degree in Communication Engineering from Loyola Marymount University.

     GEORGE FRANCO is a mechanical engineer and proprietor of Franco Industries. Franco Industries is an engineering design and drafting firm which performs high tech fabrication of precision specialty parts, the construction of prototypes; and jig/fixture fabrication. Franco Industries has assisted the Company in the design and fabrication of the mechanical subassembly for laboratory models and prototypes of the Homer(TM) CAM Compass and will assist in the selection of manufacturing sub-contractors and facilities. Mr. Franco is also currently employed as a mechanical engineer for the Department of Defense in the Contracts Management Division Engineering Group. He was Senior Mechanical Design Engineer for General Dynamics on the Cruise Missile program. He was also employed by Teledyne Ryan for design of the Firebrand Target Drone, and he was Senior Aerospace Engineer for the Naval Air Rework Facility in San Diego where he was responsible for engineering technical support for Naval Aircraft. Mr. Franco has a BS degree in Mechanical Engineering from California State Polytechnic University, Pomona.

     GEORGE E. POWELL is a manufacturing consultant, and is President of Omega Business Services, Inc., a consulting firm specializing in the design of manufacturing processes. Prior to his affiliation with Omega Business Services, Inc., Mr. Powell was President of MVP Hydratech, Inc., a manufacturer of special application hydraulic cylinders. Mr. Powell was also employed by Ingersoll Rand's Air Compressor Division, where he had turnkey responsibility for the manufacturing systems design and plant construction of a newly designed air compressor line. Mr. Powell has a BS degree in Aerospace Engineering from Virginia Polytechnic Institute and an MBA from New York University.

     JOHN HARRISON is a marketing consultant and manufacturers' representative. Mr. Harrison will assist the Company in the identification of manufacturers, component suppliers, technical support firms, personnel and marketing. He has a BS degree in Chemistry from California State University at Los Angeles.

     NANCY E. DAY is a certified Professional of Human Resources. Ms. Day will provide human resources consulting advice to the Company in connection with the preparation and implementation of the Company's expanding organizational plan. Ms. Day's expertise covers both Human Resource management and organizational development. Ms. Day is currently a Human Resources Consultant employed by the Aetna Health Plans division of Aetna Life & Casualty. Ms. Day holds a BA degree from Queens College, Charlotte, North Carolina, and a MA degree in Organization Development and Human Resources from the University of San Francisco.

     MARK BURGESS is President of Link sandiego.com, an Internet service provider specializing in the design of business web sites. Previously he was President of Knowledge Works, Inc., a software development company specializing in business productivity applications. He is a Contributing Editor to Internet Advisor and Database Advisor magazines and has written "Using Clarion Professional Developer" and "Advanced Visual Basic" for Addison-Wesley. Mr. Burgess earned a BA degree from the University of Arizona and an MBA from the University of San Diego. He is also certified as a Project Management Professional by the Project Management Institute.

     CHESTER GOINS is a software consultant and proprietor of Goins & Associates, a systems consulting group, which he founded in 1985. He will consult with the Company in software development and hardware integration for the Company's navigation and orientation products. Mr. Goins has been engaged in computer systems, engineering and mathematical software development since 1967. He has worked with International Business Machines (IBM) as a Systems Engineer and was a member of the general faculty of the Georgia Institute of Technology. Mr. Goins has extensive experience in on-chip ASIC programming; in expert systems and artificial intelligence design for autonomous devices; in real-time operating systems for mechanical and process control; in real-time coordination of both synchronous and asynchronous events; and in real-time multi-computer coordination. He has a BS degree in Mathematics and Chemistry and an MS degree in Computer and Information Sciences from the Georgia Institute of Technology.

     HOWARD J. PEARLSTEIN is Vice President of Lee & Associates, a Los Angeles based public relations firm. Mr. Pearlstein will serve the Company as a consultant for public and media relations. He has been engaged in the public relations business for both print and broadcast media for more than 25 years. His accounts have included the Los Angeles Airport Hilton & Towers, Lederle Laboratories, Interstate Bakeries (Webers Bread and Dolly Madison products) and numerous other local and national accounts. He is a member of the Greater Los Angeles Press Club, The Public Relations Society of America, and numerous other professional organizations. Mr. Pearlstein has a BA degree in Public Relations from the School of Journalism of the University of Southern California.

     TOM HAMILL is a mechanical engineer and a registered patent agent. He will consult with the Company in retaining engineering assistance regarding its patent matters and in tracking new technology and patents of interest to the Company. Mr. Hamill has experience in the design of robot sentries and electro-optical recognition systems for robot vision. He has a BS degree in Mechanical Engineering from the University of Maryland.

  COMPENSATION

     It is anticipated by the Company that compensation for the services to be rendered by consultants of the Company will be paid on an hourly basis, as determined by the nature of the task. Consultants will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. Consultants are eligible to participate in the Company's 1996 Incentive Stock Option Plan. See "Management -- Stock Option Plans."

FACILITIES

     The Company's EXECUTIVE OFFICE is located at 5610 N. Palm Avenue, Fresno, California 93704. The Company considers its current executive office facilities adequate for the Company's planned level of operations. The Company also maintains ENGINEERING AND DESIGN FACILITIES at 5205 Avenida Encinas, Suite C, Carlsbad, California 92008; and a government affairs office at 2101 Crystal Plaza Arcade, Suite #308, Arlington, Virginia 22202, telephone number (703) 931-1070. [NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE WORDS "executive office" AND "Engineering and Design facilities." THESE ARE HYPERLINKS TO PHOTOGRAPHS OF THE COMPANY'S EXECUTIVE OFFICE IN FRESNO, CALIFORNIA AND ITS ENGINEERING AND DESIGN FACILITIES IN CARLSBAD, CALIFORNIA.]

PATENTS AND PROPRIETARY RIGHTS

     The Company's ability to compete effectively will depend, in part, on its ability to maintain the proprietary nature of its technology. The Company expects to rely on patents, trade secrets and know-how to maintain its competitive position. To date, the Company owns five issued patents and three patents pending in the United States. The five issued patents expire at various times between 2012 and 2014.

     The Company expects to rely on a variety of types of intellectual property protection to protect its proprietary technology. This will include patent, copyright, trademark and trade secret laws, non-disclosure agreements and other intellectual property protection methods. Although the Company believes that its patents and trademarks may have value, the Company believes that its future success will also depend on the innovation, technical expertise and marketing abilities of its personnel.

     There can be no assurance that competitors will not be able to legitimately ascertain proprietary information embedded in the Company's products which is not covered by patent or copyright. In such case, the Company may be precluded from preventing the competitor from making use of such information. In addition, should the Company wish to assert its patent rights against a particular competitor's product, there can be no assurance that any claim in a Company patent will be sufficiently broad nor, if sufficiently broad, any assurance that the Company patent will not be challenged, invalidated or circumvented, or that the Company will have sufficient resources to prosecute its rights. The Company's policy is to vigorously protect and defend its patents, trademarks and trade secrets.

     There are no pending lawsuits against the Company regarding infringement of any existing patents or other intellectual property rights or any unresolved claim where the Company has received notice that it is infringing intellectual property rights of others. There can be no assurance, however, that such infringement claims will not be asserted in the future nor can there be any assurance, if such claims were made, that the Company would be able to defend against such claims successfully or, if necessary, obtain licenses on reasonable terms.

     The Company's involvement in any patent dispute or other intellectual property dispute or in any action to protect trade secrets and know-how, even if successful, could have a material adverse effect on the Company and its business. Adverse determinations in any such action could subject the Company to significant liabilities, require the Company to seek licenses from third parties, which might not be available, and possibly prevent the Company from manufacturing and selling its products, any of which could have a material adverse effect on the Company and its business.

LEGAL PROCEEDINGS

     The Company is not a party to any litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their ages as of the date of this Prospectus are set forth below:


         NAME               AGE                      POSITION
----------------------      ---       --------------------------------------
Harold J. Gallagher         60        President, Chief Executive Officer and
                                      Director
Gerald F. Norman            67        Secretary and Director
W. Stan Lewis(1)            49        Chief Scientist
Gerald R. Rodder            62        Chairman of the Board and Director
Stan Unruh                  53        Chief Financial Officer
Sherry N. Stinehart         37        Director
William Lord                70        Director


---------------

(1) Mr. Lewis is not an executive officer of the Company, but is listed above by reason of his status as Chief Scientist of the Company.

NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE NAMES OF EACH OF THE FOLLOWING LISTED OFFICERS AND DIRECTORS. THE BOLDFACE NAMES ARE HYPERLINKS TO PHOTOGRAPHS OF THE PERSONS NAMED.

     HAROLD J. GALLAGHER has been President, Chief Executive Officer and a director of the Company since June 15, 1996. Prior to joining the Company, Mr. Gallagher was an independent business consultant specializing in financial and operational management of manufacturing companies. From February 1991 to March 1993, Mr. Gallagher was President and Chief Executive Officer of Collaborative Technologies Corporation, a software development company located in Austin, Texas. Mr. Gallagher was also Founder, President and Chief Executive Officer of Computer Logistics Corporation, a wholly-owned subsidiary of Western Union Corporation's Teleprocessing Industries, Inc. Mr. Gallagher completed residency and coursework for a Doctorate in Business at the University of Missouri. He holds an MBA degree in Finance and Marketing and a BS degree in Electrical Engineering from the University of Illinois at Champaign, and a BA degree in Mathematics and Physics from St. Joseph's College in Indiana.

     GERALD F. NORMAN has been the Company's Secretary and a director of the Company since the Company's inception. Mr. Norman has also been the owner of JNJN Associates, an investment firm located in Los Angeles, California since 1986. From 1970 to 1985, Mr. Norman was a founding partner of Financial Management Group, a Los Angeles-based investment advisory firm. Mr. Norman holds a BA degree and an MS degree from the University of California at Los Angeles. Mr. Norman is the father of Ms. Sherry N. Stinehart, a director of the Company.

     W. STAN LEWIS is the Company's Chief Scientist. Mr. Lewis' responsibilities include product development, identifying, selecting and overseeing technical and engineering consultants, and indicating future product development directions for the Company. Mr. Lewis has been granted six U.S. patents, and prior to their assignment to the Company, he had four U.S. patents and one foreign patent pending, and four U.S. patents applied for. Four of Mr. Lewis' assigned patents and all of his assigned patent applications constitute the core technical basis for the Company's proposed navigation and orientation products. Since 1990, Mr. Lewis has acted as a technical consultant to a variety of companies and government agencies. He is a former member of the general faculty of the Georgia Institute of Technology. Mr. Lewis is an author and co-author of 30 technical publications. He has a BS degree in Chemistry from the University of Georgia and has performed graduate studies in nuclear physics and chemistry at the Georgia Institute of Technology.

     GERALD R. RODDER has been Chairman of the Board and a director of the Company since the Company's inception. Mr. Rodder is also President of Gerald R. Rodder Investments, Inc., a venture capital investment firm located in Fresno, California. Mr. Rodder's investments have been in a broad spectrum of businesses including real estate, oil and gas, environmental purification equipment, cash flow methodologies, and high technology equipment. Mr. Rodder has been investing in start-ups, bridge financing and mature financing since 1972. Mr. Rodder holds a BS degree in Business from the University of California at Berkeley.

     STAN UNRUH has been Chief Financial Officer of the Company since its inception. Mr. Unruh is also a director of Pacific Business Services, Inc., an accounting services firm; and a director of Sports Pennants International, Inc., a sports pennant manufacturer and distributor. Mr. Unruh has held his positions with Pacific Business Services, Inc., and Sports Pennants International, Inc. since 1976 and 1980 respectively. Mr. Unruh holds a BA degree in accounting from California Western University.


     SHERRY N. STINEHART has been a director of the Company since June 15, 1996. Since 1987, Ms. Stinehart has been a managing partner of Trey Partners, an investment partnership located in Corona del Mar, California. From 1984 to 1987, Ms. Stinehart was a marketing associate and Vice President of Pacific Century Advisers, an investment management subsidiary of Security Pacific Corporation. Ms. Stinehart holds a BA degree from Stanford University and received her Certified Financial Planner certification from the College for Financial Planning. Ms. Stinehart is the daughter of Mr. Gerald R. Norman, Secretary of the Company and a director of the Company.


     WILLIAM LORD has been a director of the Company since October 10, 1996. Mr. Lord holds a Doctorate in Communications from the University of Illinois, and is the Texas Commerce Bancshares Centennial Professor Emeritus in Business Communications at the University of Texas at Austin. Mr. Lord is a former Chairman in the University of Texas' Department of Management Science and Information Systems, and he has also served as a member of the faculties of both the University of Illinois (Champaign-Urbana) and the University of Texas Executive Development Program. Mr. Lord has been the recipient of numerous Excellence in Teaching Awards in his over 45 years of teaching in higher education, and he has also served as a consultant to a large number of business organizations such as Texas Commerce Bancshares, Inc., Data Resources, Inc. and Franklin Life Insurance Company.


     The Bylaws of the Company currently provide for six (6) directors. There is currently one vacancy on the Board of Directors. All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Mr. Gerald R. Norman is the father of Ms. Sherry N. Stinehart. There are no other family relationships among the directors and executive officers of the Company.


DIRECTOR COMPENSATION

     Directors currently receive no cash fees for services provided in that capacity, although directors may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. The Board of Directors has adopted the 1996 Director's Stock Option Plan under which current and future nonemployee directors will be eligible to receive stock options in consideration for their services.

     Under the 1996 Director's Stock Option Plan, each director who is not an employee of the Company (an "Outside Director") will automatically receive an option to purchase 1,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each Outside Director who has served on the Board of Directors for at least six months shall receive an option to acquire 5,000 shares of Common Stock on January 1 of each year commencing January 1, 1997. See "Stock Option Plans."

LIMITATION ON THE LIABILITY OF DIRECTORS

     The Company's Articles of Incorporation provide that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(c) in respect of certain unlawful dividend payments or stock redemptions or repurchases. In addition, this provision does not limit directors' liability under federal securities laws.

     The Company has also entered into indemnification agreements with its directors and executive officers (the "Indemnification Agreements"). The Indemnification Agreements provide that the directors and executive officers of the Company will be indemnified to the fullest extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. The Indemnification Agreements further provide that no indemnification will be provided to any director or executive officer on account of knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the Indemnification Agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

     The foregoing is a brief summary of the provisions of the Indemnification Agreements referred to above and does not purport to be a complete statement of their terms and conditions. Copies of such agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

     The following summary compensation table sets forth the aggregate cash compensation paid or accrued by the Company to each of the Company's executive officers for services rendered to the Company during the Company's fiscal year ended 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                     ANNUAL COMPENSATION          -------------------------
                                              ---------------------------------    SECURITIES     ALL OTHER
                                                          BONUS   OTHER ANNUAL     UNDERLYING       COMP.
        NAME AND PRINCIPAL POSITION           SALARY($)     $     COMPENSATION     OPTIONS(#)         $
--------------------------------------------  ---------   -----   -------------   -------------   ---------
Gerald R. Rodder............................     $ 0        0           0               0             0
  Chairman of the Board
Gerald F. Norman............................     $ 0        0           0               0             0
  Secretary
Stan Unruh..................................     $ 0        0           0               0             0
  Chief Financial Officer

     The Company has entered into an employment agreement dated as of June 15, 1996 with Mr. Harold J. Gallagher, its President and Chief Executive Officer. The employment agreement has a term of five years and provides that Mr. Gallagher shall devote his full business efforts and time to the Company and shall not engage in any other business or professional activity without the prior approval of the Board of Directors. In exchange, Mr. Gallagher is entitled to receive a base salary (initially $78,000 per year) and is eligible to receive cash bonuses based on achievement of certain milestones and performance. If the employment agreement is terminated by the Company other than for cause, the Company will remain liable for the compensation and benefits provided in accordance with the terms of the employment agreement. The employment agreement contains a nondisclosure of confidential information provision and a three-year nonsolicitation of employees and customers provision.

     The Company has entered into an employment agreement dated as of April 1, 1996 with Mr. W. Stan Lewis, the Company's Chief Scientist. The employment agreement has a term of three years and provides that Mr. Lewis shall devote his entire time, attention and energies to the business of the Company during the term of the employment agreement. In exchange, Mr. Lewis is entitled to receive a base salary of $36,000 per annum, with such base salary being automatically increased annually at the rate of seven percent (7%) per annum, and 33,076 shares of Common Stock as compensation for certain past services rendered to the Company by Mr. Lewis. In addition, the employment agreement provides that Mr. Lewis is entitled to receive employee benefits such as medical, dental and optical insurance, term life insurance in a policy amount of $100,000, an automobile allowance and two and one-half weeks of paid vacation per annum. The employment agreement contains a nondisclosure of confidential information provision, a covenant not to compete provision and a provision which requires that Mr. Lewis shall sell, transfer and assign to the Company all of his entire right, title and interest in and to all inventions, ideas and improvements which relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company.

     Other than the employment agreements with Mr. Gallagher and Mr. Lewis, there are no other employment agreements between the Company and any of its executive officers or employees. However, notwithstanding the foregoing, upon consummation of the offering of the maximum number of Shares offered hereby, the Company expects to provide Gerald R. Rodder, Chairman of the Board of the Company, and Gerald F. Norman, Secretary of the Company, with annual base compensation of $28,000 and $18,000, respectively. In addition, the Company expects that Messrs. Rodder and Norman will be entitled to participate in employee benefit plans or programs of the Company such as medical and dental insurance and qualified pension and profit sharing plans.

STOCK OPTION PLANS

     1996 Incentive Stock Option Plan. The Company's 1996 Incentive Stock Option Plan (the "1996 Option Plan") was adopted by the Board of Directors in February 1996. The 1996 Option Plan was approved by a majority of the shareholders of the Company on May 31, 1996. A total of 750,000 shares of Common Stock are reserved for issuance under the 1996 Option Plan. The 1996 Option Plan provides for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), and for the granting to employees and consultants of nonstatutory stock options. The 1996 Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee shall satisfy the applicable requirements of Section 16 of the Exchange Act and the Code. The Administrator determines the terms of options granted under the 1996 Option Plan, including the number of shares subject to the option, exercise price, term and the rate at which the options become exercisable. The exercise price of all incentive stock options granted under the 1996 Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock on the date of grant other than those granted to certain executive officers of the Company which must have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The exercise price of any stock option granted to an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in such consideration as determined by the Administrator, including cash and promissory notes. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company, the term of the option is limited to five years or less. The term of all other options may not exceed ten years. If not terminated earlier, the 1996 Option Plan will terminate in 2006. The Administrator has the authority to amend or terminate the 1996 Option Plan as long as such action does not adversely affect any outstanding options. In the event of a proposed sale of all or substantially all of the Company's assets, or a merger of the Company with or into another corporation, each option will be assumed or an equivalent option substituted by the successor corporation, unless the Administrator determines, in the exercise of its sole discretion, that the optionee will have the right to exercise the option as to some or all of the shares of stock covered by the option, including shares as to which the option would not otherwise be exercisable, in which case each option will be exercisable for 30 days from the date of notice of such determination.

     Pursuant to the 1996 Option Plan, the Board of Directors, on June 15, 1996, granted to Mr. Harold J. Gallagher, the Company's President, a stock option to purchase 265,000 shares of Common Stock. The stock option granted to Mr. Gallagher has an exercise price of $.01 per share. The shares of Common Stock subject to the stock option will vest in accordance with the following schedule:
(i) 20,000 of the shares subject to the stock option shall vest upon completion of a working model of the Company's first product, (ii) 10,000 of the shares subject to the stock option shall vest upon completion of a pre-production model of the Company's first product, (iii) 10,000 of the shares subject to the stock option shall vest upon the first product being manufactured/assembled in a form capable of being marketed and sold to a consumer, (iv) 5,000 of the shares subject to the stock option shall vest upon the first consumer sale of the Company's first product; (v) 25,000 of the shares subject to the stock option shall vest when cumulative net sales for the Company reach $100,000, (vi) 20,000 of the shares subject to the stock option shall vest when cumulative net sales for the Company reach $1,000,000, (vii) 20,000 of the shares subject to the stock option shall vest when net sales for the Company in a single calendar month reach $100,000, (viii) 25,000 of the shares subject to the stock option shall vest when net sales for the Company in a single fiscal year reach $1,000,000, (ix) 30,000 of the shares subject to the stock option shall vest when net sales for the Company in a single calendar month reach $1,000,000, (x) 25,000 of the shares subject to the stock option shall vest when the first independent dealer or distributor for the Company's products is retained, (xi) 10,000 of the shares subject to the stock option shall vest when the Company's products are placed in a major retail chain store, (xii) 10,000 of the shares subject to the stock option shall vest when the first independent international distributor for the Company's products is retained, (xiii) 10,000 of the shares subject to the stock option shall vest when the Company enters into a license agreement for the licensing of its technology to another party, (xiv) 15,000 of the shares subject to the stock option shall vest when the Company has its first profitable calendar month and (xv) 30,000 of the shares subject to the stock option shall vest when the Company has its first profitable fiscal year.

     1996 Directors' Stock Option Plan. The 1996 Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in February 1996. The Director's Plan was approved by a majority of the shareholders of the Company on May 31, 1996. A total of 250,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. The Directors' Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The Directors' Plan is designed to work automatically without administration; however, to the extent administration is necessary, it will be performed by the Board of Directors. The Directors' Plan provides that each person who is a nonemployee director of the Company upon joining the Board of Directors, shall be granted a nonstatutory stock option to purchase 1,000 shares of Common Stock (the "First Option"). Thereafter, on January 1 of each year, commencing January 1, 1997, each nonemployee director shall be automatically granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option; each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. The exercise price of all stock options granted under the Directors' Plan shall be equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. Options granted under the Directors' Plan have a term of ten years. In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each nonemployee director shall have either (i) a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate or (ii) the right to exercise the option, including any part of the option that would not otherwise be exercisable, or receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger or reorganization. The Board of Directors may amend or terminate the Directors' Plan; provided, however, that no such action may adversely affect any outstanding option, and the provisions regarding the grant of options under the plan may be amended only once in any six-month period, other than to comport with changes in the Employee Retirement Income Security Act of 1974, as amended or the Code. If not terminated earlier, the Directors' Plan will have a term of ten years.

     During the period in which the Registration Statement of which this Prospectus is a part is effective, the total amount of shares of Common Stock issuable pursuant to outstanding options of the Company granted under the 1996 Option Plan and the Directors' Plan shall not exceed 10% of the shares of Common Stock to be outstanding upon completion of the offering of the Shares hereby.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company was formed on July 10, 1995. On or about October 10, 1995, the Company issued 4,950,000 shares of its Common Stock to 26 persons for an aggregate cash purchase price of $1,100.00.

     On January 31, 1996, the Company entered into an Exclusive License Agreement with DRR (the "Exclusive License Agreement"), pursuant to which the Company obtained from DRR the exclusive license to utilize all of DRR's inventions, patent rights, copyrights and other intellectual property necessary for developing and manufacturing high resolution electro-optical navigation and orientation products which utilize proprietary methodology to analyze and display position data in forms optimized for specific end-user applications (the "Intellectual Property").

     On June 6, 1996, in contemplation of a merger between the Company and DRR, the Exclusive License Agreement was terminated by mutual agreement of the Company and DRR. On June 7, 1996, DRR caused the sale, assignment and transfer of all of its rights, title and interest in the Intellectual Property to Mr. W. Stan Lewis, the original owner of the Intellectual Property, and the Company's Chief Scientist.

     On June 12, 1996, Mr. Lewis assigned all his rights, title and interests in the Intellectual Property to the Company pursuant to the terms of an Intellectual Property Assignment Agreement (the "IP Agreement") by and between Mr. Lewis and the Company. In consideration of the assignment of the Intellectual Property to the Company by Mr. Lewis, the Company has agreed to pay Mr. Lewis a royalty of one percent (1%) of the gross sales of all units manufactured by the Company through the use of the Intellectual Property; provided, however, that in no event shall the unit royalty payable to Mr. Lewis under the terms of the IP Agreement be less than $3,000 per month, nor shall the unit royalty payable to Mr. Lewis under the IP Agreement exceed the sum of $300,000 during any calendar annual period. In addition, should the Company license or sell the patents comprising the Intellectual Property to another person, then the Company shall be required to pay to Mr. Lewis three percent (3%) of all consideration received by the Company as a result of the licensing or sale of such patents. The IP Agreement shall terminate on the latter of 15 years after the date of the IP Agreement or the date of expiration of the last to expire of any of the patents comprising the Intellectual Property.

     On June 25, 1996, the Company acquired DRR through a merger of DRR with and into the Company. In the merger, the shareholders of DRR (consisting of Mr. Gerald R. Rodder, Mr. Gerald F. Norman and Mr. W. Stan Lewis) received, for each share of DRR common stock owned by them, .0002 shares of the Company's Common Stock (an aggregate of 27 shares of the Company's Common Stock).

     On June 15, 1996, the Company issued 115,000 shares of the Company's common stock to Mr. Harold J. Gallagher, the Company's President, Chief Executive Officer, and a director of the Company, for an aggregate consideration of $1,150.00.

     On June 1, 1996, pursuant to the terms of an employment agreement by and between the Company and Mr. Lewis, the Company issued to Mr. Lewis 33,076 shares of its Common Stock.


     The Law Offices of John W. Martin, of which John W. Martin is the sole proprietor, is presently retained and has been retained by the Company as its outside general counsel since its inception. On June 1, 1996, the Company issued 150,000 shares of its Common Stock to Mr. Martin in consideration for certain legal services rendered to the Company by the Law Offices of John W. Martin. See "Legal Matters."


     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of the date of this Prospectus, regarding ownership of the Company's Common Stock (i) by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) by each director of the Company, (iii) by certain related stockholders, and (iv) by all executive officers and directors of the Company as a group. All persons named have sole voting and investment power with respect to such shares, subject to community property laws, and except as otherwise noted.

                                                                      PERCENT BENEFICIALLY
                                                                             OWNED
                                                      NUMBER OF     ------------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER OR      SHARES        BEFORE         AFTER
                    IDENTITY OF GROUP(1)                OWNED       OFFERING     OFFERING(2)
        --------------------------------------------  ---------     --------     -----------
        Gerald R. Rodder(3).........................  2,146,403         41%           31%
          5416 N. Kavenagh
          Fresno, CA 93711
        Gerald F. Norman(4).........................    504,651         10%            7%
          900 N. Bundy Drive
          Brentwood, CA 90049
        Sherry N. Stinehart(5)......................  1,641,752         31%           24%
          307 Poinsettia
          Corona Del Mar, CA 92625
        Harold J. Gallagher.........................    115,000          2%          1.7%
          10691 N. Lighthouse Drive
          Fresno, CA 93720
        John W. Martin..............................    150,000          3%            2%
          5777 West Century Boulevard
          Suite 1540
          Los Angeles, CA 90045
        W. Stan Lewis...............................     83,085        1.5%            1%
          709 Mar Vista Drive
          Vista, CA 92083
        All officers and directors as a group (8
          persons)..................................  4,640,891         88%           67%

---------------

(1) See table under "Management" for offices and directorships held by the persons listed above.

(2) Assumes all Shares offered hereby are sold.

(3) Includes 1,429,268 shares held by the Rodder Family Trust, of which Mr. Rodder is a trustee. Also includes 717,126 shares held by the Scott Eric Rodder Trust, of which Mr. Rodder is a trustee.

(4) Includes 504,642 shares held by the G.F. & J.H. Norman 1974 Trust, of which Mr. Norman is a trustee.

(5) Includes all 1,641,752 shares owned by Trey Partners, a California general partnership comprised of Ms. Sherry N. Stinehart, a director of the Company, Ms. Melissa Norman and Mr. Chris Norman, all of whom are the children of Mr. Gerald F. Norman, Secretary and a director of the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, no par value and 10,000,000 shares of Preferred Stock, no par value. Giving effect to the sale of all of the shares of Common Stock offered hereby, there will be outstanding 6,926,147 shares of Common Stock.

     The following description is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The holders of the issued and outstanding shares of Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors out of any funds lawfully available therefore. The Board of Directors intends to retain future earnings to finance the development and expansion of the Company's business and does not expect to declare any dividends in the foreseeable future. The holders of the Common Stock have the right in the event of liquidation to receive pro rata all assets remaining after payment of debts and expenses. The Common Stock does not have any preemptive rights. The issued and outstanding shares of Common Stock are fully paid and nonassessable.

     Holders of shares of Common Stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote for each share of Common Stock held by them.

PREFERRED STOCK

     The Company's Preferred Stock may be issued from time to time in one or more series. The Company's Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series.

TRANSFER AGENT

     U.S. Stock Transfer Corporation, Glendale, California, has been appointed the transfer agent of the Company's Common Stock and Preferred Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have outstanding 5,593,468 shares of Common Stock if the minimum number of Shares offered hereby are sold, and 6,926,138 shares of Common Stock if the maximum number of Shares offered hereby are sold. All of the shares sold in this offering will be freely tradeable without restrictions under the Securities Act, except for any shares held by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 of the Securities Act.

     All of the 5,259,468 shares of Common Stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least two years, is entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's common stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about the Company. Non-affiliates of the Company who have held their restricted shares for three years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     In addition, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of the Company to sell their shares of Common Stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to nonaffiliates do not lose their status as restricted securities.

     In addition to the foregoing restrictions on the resale of restricted securities, certain of the Company's shareholders, including all of the Company's officers and directors who are shareholders of the Company, have, pursuant to the terms of an escrow agreement by and among such shareholders, the Company and Union Bank of California (the "Promotional Share Escrow Agreement"), placed into escrow with Union Bank of California an aggregate of 4,647,078 shares of Common Stock beneficially owned by such shareholders (such 4,647,078 shares of Common Stock are hereinafter referred to as the "Promotional Shares"). Pursuant to the terms of the Promotional Share Escrow Agreement, while the Promotional Shares are held in escrow by Union Bank of California, none of the holders of the Promotional Shares are entitled to any dividends paid on the Promotional Shares, and all of the holders of the Promotional Shares have agreed that in the event of dissolution, liquidation, merger, consolidation, sale of assets, exchange, or any transaction or proceeding that results in the distribution of the assets of the Company, they will waive all of their rights, titles and interests and participation in the assets of the Company until the holders of all non-Promotional Shares of Common Stock have been paid.


     The Promotional Shares may only be released from escrow under the following circumstances: (i) twenty-five percent (25%) of the Promotional Shares may be released from escrow on the sixth, seventh, eighth and ninth anniversary dates of this Prospectus; or (ii) one hundred percent (100%) of the Promotional Shares may be released from escrow after the Company has had annual net earnings per share equal to, or greater than, five percent (5%) of the offering price of the Shares, according to generally accepted accounting principles ("GAAP"), after taxes and excluding extraordinary items, for any two consecutive fiscal years after the date of this Prospectus; or (iii) one hundred percent (100%) of the Promotional Shares may be released from escrow after the Company's Common Stock has traded in a reliable public market at a price of at least one hundred seventy-five percent (175%) of the offering price of the Shares for at least 90 consecutive trading days after at least one year from the date of this Prospectus.


     Notwithstanding the foregoing, none of the Promotional Shares shall be released from escrow without the prior written order or consent of the state securities law administrators of the states of Alabama, Arkansas, California, Idaho, Iowa, Indiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Washington and Wisconsin.

     Prior to this offering, no public market for the Company's securities has existed. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, the Company cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of the Common Stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices for the Company's securities.

                              PLAN OF DISTRIBUTION


     The Company is offering up to 1,666,670 Shares at a purchase price of $3.00 per share. The Shares will be sold on a "best efforts, all or none" basis with respect to the first 334,000 Shares, and on a "best efforts" basis as to the remaining 1,266,670 Shares. The minimum number of Shares offered hereby must be sold, if any are to be sold, on or before July 7, 1997. The Company may allocate among or reject any subscriptions, in whole or in part.



     The Shares will be offered and sold by the Company's officers, directors and employees without compensation. The officers, directors and employees of the Company who are expected to offer and sell Shares on behalf of the Company are Mr. Gerald R. Rodder, Mr. Gerald F. Norman, Mr. Harold J. Gallagher and Mr. Scott E. Rodder. Neither the Company nor any of its officers, directors or employees is registered as a broker or dealer under Section 15 of the Exchange Act.


     The Company has not retained an underwriter or any independent broker-dealer to assist in offering the Shares. It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investors.


     Those subscribing to purchase Shares must complete a Stock Purchase Agreement, a form of which is included as an appendix to this Prospectus. Residents of Arkansas, California, Idaho, Iowa, Massachusetts, Missouri, Nebraska, New Hampshire, New Mexico, North Dakota, Oregon, South Dakota, Tennessee and Texas must also complete a Suitability Questionnaire, a form of which is also attached as an appendix to this Prospectus. All funds received by the Company with respect to the minimum number of Shares that may be sold will, promptly following receipt by the Company, be deposited in an escrow account with the Escrow Agent pursuant to the terms of an escrow agreement entered into between the Company and the Escrow Agent (the "Escrow Agreement"). In the event that the minimum number of Shares offered hereby is not sold within the permitted time period, then all funds received by the Company will be promptly refunded to the subscribers, in full, without interest or deduction therefrom.


     The Company reserves the right to reject any subscription for Shares in its entirety or to allocate Shares among prospective purchasers. If any subscription is rejected, funds received by the Company for such subscription will be returned to the applicable prospective purchaser without interest or deduction.

     Certificates representing Shares purchased will be issued to purchasers only if the proceeds from the sale of at least 334,000 shares are released from escrow. Until the certificates are delivered to the purchasers thereof, such purchasers, if any, will be deemed subscribers only, and not shareholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company. All funds received by the Company after the minimum number of Shares offered hereby is sold will not be placed in escrow, but placed directly into the Company's operating account for immediate use by the Company.

     Although it is the Company's intention to develop a public market for its Common Stock by soliciting broker-dealers who are members of the NASD to make a market in the Company's Common Stock, to date the Company has not entered into any arrangements, commitments or understandings with any persons with respect to the creation of a public market for its Common Stock.

                                 LEGAL MATTERS


     The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by the Law Offices of John W. Martin, Los Angeles, California. John W. Martin, the sole proprietor of the Law Offices of John W. Martin is the beneficial owner of 150,000 shares of Common Stock. See "Management" and "Principal Stockholders".


                                    EXPERTS

     The Financial Statements of the Company for the period July 10, 1995 (date of inception) to December 31, 1995 and for the period ended therein, have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Joel S. Baum, P.A., independent certified public accountant, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

     The Financial Statements of DRR for the years ended December 31, 1994 and 1995 and for the periods ended therein, have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Joel S. Baum, P.A., independent certified public accountant, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

                             AVAILABLE INFORMATION

     Directional Robotics, Inc., a California corporation (the "Company") has filed with the Commission a Registration Statement on Form SB-2 (Registration No. 33-2356-LA) under the Securities Act, for the registration of the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and exhibits and schedules thereto for further information with respect to the Company and the securities to which this

Prospectus relates. Statements made herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected without charge at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.


     Upon consummation of the offering of the Shares, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Commission. Such reports and other information can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's New York Regional Office, 26 Federal Plaza, New York, New York 10007, and its Chicago Regional Office, Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                           DIRECTIONAL ROBOTICS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        -----
DIRECTIONAL ROBOTICS, INC. FINANCIAL STATEMENTS
Independent Auditor's Report..........................................................    F-2
Balance Sheet as of December 31, 1995.................................................    F-3
Statement of Operations for the period from July 10, 1995 (date of inception) to
  December 31, 1995...................................................................    F-4
Statement of Shareholders' Equity for the period from July 10, 1995 (date of
  inception) to December 31, 1995.....................................................    F-5
Statement of Cash Flows for the period from July 10, 1995 (date of inception) to
  December 31, 1995...................................................................    F-6
Notes to Financial Statements.........................................................    F-7
Interim Financial Statements:
  Interim Balance Sheet as of September 30, 1996......................................    F-8
  Interim Statement of Operations for the nine-month period ended September 30, 1996 and cumulative totals for development stage operations from April 14, 1993 (date
     of inception) to September 30, 1996 (unaudited)..................................    F-9
  Interim Statement of Shareholders' Equity for the nine-month period ended September
     30, 1996 and cumulative totals for development stage operations from April 14,
     1993 (date of inception) to September 30, 1996 (unaudited).......................   F-10
  Interim Statement of Cash Flows for the nine-month period ended September 30, 1996 and cumulative totals for development stage operations from April 14, 1993 (date
     of inception) to September 30, 1996 (unaudited)..................................   F-11
  Notes to Interim Financial Statements for the nine-month period ended September 30,
     1996 (unaudited).................................................................   F-12

DIRECTIONAL ROBOTICS RESEARCH, INC. FINANCIAL STATEMENTS
Independent Auditor's Report..........................................................   F-16
Balance Sheets as of December 31, 1995 and 1994.......................................   F-17
Statements of Operations for the two years ended December 31, 1995 and 1994 and cumulative totals for development stage operations from April 14, 1993 (date of
  inception) to December 31, 1995.....................................................   F-18
Statements of Shareholders' Equity for the two years ended December 31, 1995 and 1994 and cumulative totals for development stage operations from April 14, 1993 (date of
  inception) to December 31, 1995.....................................................   F-19
Statements of Cash Flows for the two years ended December 31, 1995 and 1994 and cumulative totals for development stage operations from April 14, 1993 (date of
  inception) to December 31, 1995.....................................................   F-20
Notes to Financial Statements.........................................................   F-21
DIRECTIONAL ROBOTICS, INC. COMBINED FINANCIAL STATEMENTS (UNAUDITED)
  Balance Sheet as of December 31, 1995...............................................   F-24
  Statement of Operations for the year ended December 31, 1995........................   F-25
  Notes to Combined Financial Statements..............................................   F-26

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Directional Robotics, Inc.

     We have audited the accompanying balance sheet of Directional Robotics, Inc. (a development stage company) as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows from July 10, 1995 (date of inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of Directional Robotics, Inc. (a development stage company), as of December 31, 1995 and the results of operations, stockholders' equity and cash flows from July 10, 1995 (date of inception) through December 31, 1995 in conformity with generally accepted accounting principles.

JOEL S. BAUM, P.A.

January 12, 1996
Coral Springs, Florida

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                                     ASSETS

ASSETS
  Cash..............................................................................  $1,100
                                                                                      ------
               TOTAL ASSETS.........................................................  $1,100
                                                                                      ======

                        LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES.........................................................................  $  -0-
SHAREHOLDERS' EQUITY
  Preferred stock, no par value;
     authorized 10,000,000 shares,
     no shares issued or outstanding................................................     -0-
  Common stock, no par value;
     authorized 50,000,000 shares,
     issued and outstanding 4,950,000 shares........................................   1,100
                                                                                      ------
          Total shareholders' equity................................................   1,100
                                                                                      ------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................................  $1,100
                                                                                      ======

                  See Accompanying Auditor's Report and Notes.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

             JULY 10, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995

REVENUES:
  Sales.............................................................................  $  -0-

OPERATING EXPENSES:
  General and administrative expenses...............................................     -0-
                                                                                      ------
NET INCOME..........................................................................  $  -0-
                                                                                      ======

                  See Accompanying Auditor's Report and Notes.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF SHAREHOLDERS' EQUITY

             JULY 10, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                        COMMON STOCK
                                                    ---------------------    PAID IN     ACCUMULATED
                                                      SHARES      AMOUNT     CAPITAL      (DEFICIT)
                                                    ----------    -------    -------     -----------
  Net proceeds from issuance of stock...........     4,950,000     $1,100       -0-           -0-
  Net income....................................                                              -0-
                                                     ---------     ------      ----          ----
BALANCE AT DECEMBER 31, 1995....................     4,950,000     $1,100       -0-           -0-
                                                     =========     ======      ====          ====

                  See Accompanying Auditor's Report and Notes.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

             JULY 10, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                       1995
                                                                                      -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................................  $   -0-
CASH FLOWS FROM INVESTING ACTIVITIES:
  Issuance of common stock..........................................................    1,100
                                                                                       ------
NET INCREASE IN CASH................................................................    1,100
CASH -- BEGINNING OF YEAR...........................................................      -0-
                                                                                       ------
CASH -- END OF YEAR.................................................................  $ 1,100
                                                                                       ======

                  See Accompanying Auditor's Report and Notes.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

             JULY 10, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995

NOTE 1 -- ORGANIZATION AND OPERATIONS

     Directional Robotics, Inc. (the "Company") was organized under the laws of the State of California on July 10, 1995. The Company is developing high resolution electro-optical navigation and orientation products which utilize patented and proprietary methodology to analyze and display position data in forms optimized for specific end-user applications.

     The Company is in the development stage and requires substantial capital for research, product development and market development activities. The Company has not yet initiated marketing of a commercial product. The Company's proposed products will require additional research and development and substantial additional investment prior to commercialization. The future success of the Company is dependent on its ability to obtain additional working capital to develop, manufacture and market its products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be able to obtain necessary financing or regulatory approvals to be able to successfully develop, manufacture and market its products, or attain successful future operations.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

  Basis of Accounting

     The Company's policy is to prepare its financial statements using the accrual basis of accounting in accordance with generally accepted accounting principles.

NOTE 3 -- SUBSEQUENT EVENTS

     On March 13, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission to publicly offer on a best efforts minimum 334,000 shares, maximum 1,666,670 shares, basis up to 1,666,670 shares of its common stock at a price of $3.00 per share. Also, on June 25, 1996, the Company merged with Directional Robotics Research, Inc., an affiliated Florida corporation, with the Company being the surviving corporation. The merger will be accounted for under the pooling of interest method as a reorganization of entities under common control.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                             INTERIM BALANCE SHEET

                               SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                     ASSETS

CURRENT ASSETS
  Cash...........................................................................  $     904
                                                                                   ---------
PROPERTY, PLANT AND EQUIPMENT
  (Net of $4,844 accumulated depreciation).......................................     22,367
                                                                                   ---------
OTHER ASSETS
  Organization expense (net of $570 accumulated amortization)....................        533
  Deferred offering costs........................................................     55,353
                                                                                   ---------
       Total other assets........................................................     55,886
          TOTAL ASSETS...........................................................  $  79,157
                                                                                   =========

                            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable...................................................................  $   2,000
                                                                                   ---------

SHAREHOLDERS' EQUITY
  Common stock, no par value, 50,000,000 shares authorized, 5,259,468 shares issued and outstanding......................................................  1,444,296
     Preferred stock, no par value, 10,000,000 shares authorized, none issued and
      outstanding................................................................        -0-
     Accumulated deficit.........................................................   (574,789)
     Deferred compensation.......................................................   (792,350)
                                                                                   ---------
       Total shareholders' equity................................................     77,157
                                                                                   ---------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................  $  79,157
                                                                                   =========

            See Accompanying Notes to Interim Financial Statements.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
             AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE OPERATIONS
         FROM APRIL 14, 1993 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                                     DEVELOPMENT
                                                                                        STAGE
                                                                                     4/14/93 TO
                                                                         1996          9/30/96
                                                                      ----------     -----------
REVENUES............................................................  $      -0-            -0-
OPERATING EXPENSES
  General and administrative expenses...............................      88,340        160,998
  Research and development costs....................................     139,619        413,466
                                                                       ---------      ---------
NET INCOME (LOSS) FROM OPERATIONS...................................    (227,959)      (574,464)
INTEREST EXPENSE....................................................         -0-            325
                                                                       ---------      ---------
NET LOSS............................................................  $ (227,959)      (574,789)
                                                                       =========      =========
LOSS PER COMMON SHARE...............................................       (.043)          (.11)
                                                                       =========      =========
SHARES USED IN PER SHARE CALCULATION................................   5,020,745      5,020,745
                                                                       =========      =========

             See Accompanying Notes to Interim Financial Statements

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   INTERIM STATEMENT OF SHAREHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
             AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE OPERATIONS
         FROM APRIL 14, 1993 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                                                            DEFICIT
                                                                                                          ACCUMULATED
                                 COMMON STOCK           PREFERRED STOCK                                     DURING
                            ----------------------   ---------------------   ACCUMULATED     DEFERRED     DEVELOPMENT
                            # SHARES      AMOUNT      # SHARES     AMOUNT      DEFICIT     COMPENSATION      STAGE
                            ---------   ----------   ----------   --------   -----------   ------------   -----------
DECEMBER 31, 1995.........  4,950,000   $    1,100   10,000,000   $    -0-    $     -0-     $      -0-     $     -0-
  Shareholder
     contribution.........        -0-      287,446          -0-        -0-          -0-            -0-           -0-
  Net proceeds from
     issuance of common
     stock................    115,000        1,150          -0-        -0-          -0-            -0-           -0-
  Common stock issued for
     services.............    194,441        1,944          -0-        -0-          -0-            -0-           -0-
  Deferred compensation
     related to stock
     options..............        -0-      792,350          -0-        -0-          -0-       (792,350)          -0-
  Acquisition of
     Directional Robotics
     Research, Inc........         27      360,305          -0-        -0-          -0-            -0-           -0-
  Accumulated deficit of
     Directional Robotics
     Research, Inc........        -0-          -0-          -0-        -0-     (346,830)           -0-           -0-
  Net loss for the nine
     months ended
     September 30, 1996...        -0-          -0-          -0-        -0-     (227,959)           -0-      (574,789)
                            ---------   ----------   ----------   --------    ---------
BALANCE AT SEPTEMBER 30,
  1996....................  5,259,468   $1,444,296   10,000,000   $    -0-    $(574,789)    $ (792,350)    $(574,789)
                            =========   ==========   ==========   ========    =========

             See Accompanying Notes to Interim Financial Statements

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
             AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE OPERATIONS
         FROM APRIL 14, 1993 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                                    DEVELOPMENT
                                                                                       STAGE
                                                                                    4/14/93 TO
                                                                        1996          9/30/96
                                                                      ---------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................................  $(227,959)      (574,789)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Issuance of common stock for services..........................      1,944          1,944
     Depreciation...................................................      3,782          4,660
     Amortization...................................................        165            754
  Changes in assets and liabilities
     Increase in accounts payable...................................         --          8,575
     (Increase) in organization costs...............................       (699)        (1,803)
     (Increase) in deferred offering costs..........................    (55,352)       (55,352)
                                                                      ---------      ---------
  Net cash used in operating activities.............................   (278,119)      (616,011)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of fixed assets.......................................    (26,148)       (40,392)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in notes payable.........................................      2,000          2,000
  Issuance of common stock as a result of merger....................     13,475         13,475
  Contributed capital...............................................    287,446        640,547
  Issuance of common stock..........................................      1,150          1,285
                                                                      ---------      ---------
  Net cash provided from financing activities.......................    304,071        657,307
NET INCREASE (DECREASE) IN CASH.....................................       (196)           904
CASH -- BEGINNING...................................................      1,100            -0-
                                                                      ---------      ---------
CASH -- ENDING......................................................  $     904      $     904
                                                                      =========      =========

             See Accompanying Notes to Interim Financial Statements

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     INTERIM NOTES TO FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business and Organization

     Directional Robotics, Inc. (the "Company") was organized under the laws of the State of California on July 10, 1995. On June 25, 1996 the Company merged with Directional Robotics Research, Inc., an affiliated Florida corporation incorporated on April 14, 1993, with the Company being the surviving corporation. The merger was accounted for under the pooling of interest method as a combination of entities under common control. The Company is engaged in the research and development of high resolution electro-optical navigation and orientation products which utilize patented and proprietary methodology to analyze specific end-user applications.

     The Company is in the development stage and requires substantial capital for research, product development and market development activities. The Company's proposed products will require additional research and development and substantial additional investment prior to commercialization. The future success of the Company is dependent on its ability to obtain additional working capital to develop, manufacture and market its products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be able to obtain necessary financing to be able to successfully develop, manufacture and market its products, or attain successful future operations.

  Basis of Presentation

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

  Fixed Assets

     Fixed assets are stated at cost and depreciated over their estimated allowable useful lives (5 to 10 years), using the straight-line method. Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

  Income Taxes

     In February 1992, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective bases.

     Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

               INTERIM NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

  Research and Development Costs

     Research and development costs are expensed in the period incurred. The major portion of research and development costs relate to the development of certain patents owned by the Company which protect the processes and products being developed by the Company.

  Deferred Offering Costs

     Deferred offering costs include the costs associated with the proposed initial public offering. The costs related to the initial public offering will be capitalized and netted against the amount received from the public offering. All deferred offering costs will be expensed in the event the offering is not consummated.

  Net Loss per Common Share

     Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. For the nine-month period ended September 30, 1996, the Company's common stock equivalent's consist of all options granted at prices below the expected offering price in the previous twelve months which are considered to be outstanding for all periods presented.

NOTE 2 -- PROPERTY, PLANT AND EQUIPMENT

                                                                              1996
                                                                             -------
        Equipment..........................................................  $27,211
          Less: Accumulated Depreciation...................................   (4,844)
          Net Fixed Assets.................................................  $22,367
                                                                             =======

NOTE 3 -- COMMITMENTS

  Operating Lease

     The Company has assumed the lease obligation of a lease entered into by a related party under a two year lease ending July, 1997. The lease calls for monthly rent payments starting in July, 1995 of $625 per month through January 31, 1996 increasing to $640 for the duration of the lease term. The Company also assumed the lease obligation of a lease entered into by a related party expiring February, 1997 with monthly payments of $179. In addition to the foregoing, the Company has entered into a two year lease for operation facilities calling for monthly rental payments of $1,300 for 12 months and $1,340 for the remaining 12 months.

     Rent expense amounted to $12,765 for the nine months ended September 30, 1996.

  Future Minimum Lease Payments

     Future minimum lease payments for operating leases at September 30, 1996 are:

                                    YEARS ENDED
                                   DECEMBER 31,
                    -------------------------------------------
                    1996.......................................  $12,714
                    1997.......................................   20,678
                    1998.......................................    8,040
                                                                 -------
                    Total Minimum Payments.....................  $41,432
                                                                 =======

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

               INTERIM NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

NOTE 4 -- SUPPLEMENTAL CASH FLOW INFORMATION

     During the nine-month period ended September 30, 1996 the Company issued 194,441 shares of its common stock to certain individuals for past services rendered to the Company.

NOTE 5 -- DEFERRED INCOME TAXES

     As discussed in Note 1, the Company applied the provision of SFAS No. 109.

     The significant components of deferred income tax expense (benefit) for the nine months ended September 30, 1996 are as follows:

                                                                  1996
                                                                --------
                    Current Loss..............................  $(59,852)
                    Valuation Allowance.......................    59,852
                                                                --------
                                                                     -0-

     The valuation allowance has been estimated at 100% due to the Company being in the development stage.

NOTE 6 -- ACQUISITION

     On June 25, 1996, the Company acquired Directional Robotics Research, Inc., an affiliated Florida corporation, in a merger transaction classified as a reorganization under Internal Revenue Code Section 368(a)(1)(A). In the merger, the Company was the surviving entity. The merger was accounted for as a combination of entities under common control, and thus in a manner similar to a pooling of interests.

NOTE 7 -- SHAREHOLDERS' EQUITY

  Preferred Stock

     Pursuant to the Company's Articles of Incorporation, the board of directors of the Company is authorized to issue up to 10,000,000 shares of Preferred Stock, no par value, in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designations of such series, without further vote or action by the stockholders.

  Stock Option Plan

     The Company has approved two stock option plans, a 1996 Incentive Stock Option Plan (the "Incentive Stock Option Plan") and the 1996 Directors' Stock Option Plan (the "Directors' Stock Option Plan). The Incentive Stock Option Plan is available to all employees of the Company (including officers and employee directors) and allows for the purchase of up to 750,000 shares of common stock. The Directors' Stock Option Plan is available for all nonemployee directors of the Company and allows for the purchase of up to 250,000 shares of common stock.

     On June 15, 1996, the Company granted Mr. Harold J. Gallagher, the Company's President and Chief Executive Officer, a stock option to purchase 265,000 shares of common stock. The shares of common stock subject to the stock option will vest in accordance with a schedule which is primarily based upon the Company's progress toward the creation and ultimate commercial sale of its planned products. The stock

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

               INTERIM NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

option granted to Mr. Gallagher has an exercise price of $.01 per share. At the time of the granting of the stock option, the fair market value of the Company's common stock was $3.00 per share. As a result, the Company recorded deferred compensation of $792,350, equal to the difference between the estimated fair market value of the common stock at the date of the granting of the stock option, and the option price of $.01 per share. The amount will be amortized in accordance with the vesting schedule for the stock options. At September 30, 1996, none of the requirements of the vesting schedule were met in order to recognize the deferred compensation as an expense.

NOTE 8 -- RELATED PARTY TRANSACTIONS

     On June 12, 1996, Mr. W. Stan Lewis, the Company's Chief Scientist, assigned all of his rights, titles and interests in certain inventions, patent rights, copyrights and other intellectual property necessary for developing and manufacturing high resolution electro-optical navigation and orientation products (the "Intellectual Property") to the Company pursuant to the terms of an Intellectual Property Agreement (the "IP Agreement") by and between Mr. Lewis and the Company. In consideration of the assignment of the Intellectual Property to the Company by Mr. Lewis, the Company agreed to pay Mr. Lewis a royalty of one percent (1%) of the gross sales of all units manufactured by the Company through the use of the Intellectual Property; provided, however, that in no event shall the unit royalty payable to Mr. Lewis under the terms of the IP Agreement be less than $3,000 per month, nor shall the unit royalty payable to Mr. Lewis under the IP Agreement exceed the sum of $300,000 during any calendar annual period. In addition, should the Company license or sell the patents, the Company shall be required to pay Mr. Lewis three percent (3%) of all consideration received. The IP Agreement shall terminate on the latter of 15 years after the date of the IP Agreement or the date of expiration of the last to expire of any of the patents comprising the Intellectual Property.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Directional Robotics Research, Inc.

     We have audited the accompanying balance sheets of Directional Robotics Research, Inc. (a development stage company) as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Directional Robotics Research, Inc. (a development stage company) as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

JOEL S. BAUM, P.A.

Coral Springs, Florida
June 22, 1996

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                                     ASSETS

                                                                          1995          1994
                                                                        ---------     --------
CURRENT ASSETS
  Cash................................................................  $     758     $    994
                                                                        ---------     --------
PROPERTY, PLANT AND EQUIPMENT (Net of $870 and $8 of accumulated
  depreciation for 1995 and 1994, respectively) (Note 2)..............     13,182          886
OTHER ASSETS
  Organizational costs (net of $405 and $184 accumulated amortization
     for 1995 and 1994 respectively)..................................        699          920
                                                                        ---------     --------
          TOTAL ASSETS................................................  $  14,639     $  2,800
                                                                        =========     ========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable (Note 4)..............................................  $     -0-     $ 14,250
  Accounts payable....................................................      8,575        6,174
                                                                        ---------     --------
          Total liabilities...........................................      8,575       20,424
COMMITMENT (Note 3)
SHAREHOLDERS' EQUITY
  Common stock, par value $.001;
     7,500,000 shares authorized,
     135,000 issued and outstanding...................................        135          135
  Additional paid-in capital..........................................    352,759      100,390
  Accumulated deficit.................................................   (346,830)    (118,149)
                                                                        ---------     --------
     Total shareholders' equity (deficit).............................      6,064      (17,624)
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................  $  14,639     $  2,800
                                                                        =========     ========

                  See Accompanying Auditor's Report and Notes.

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
             AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE OPERATIONS
          FROM APRIL 14, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                      DEVELOPMENT
                                                                                         STAGE
                                                                                         4/93-
                                                              1995          1994       12/31/95
                                                            ---------     ---------   -----------
REVENUES..................................................  $     -0-     $     -0-    $     -0-
OPERATING EXPENSES
  General and administrative expenses.....................     50,771        21,887       72,658
  Research and development expenses.......................    177,910        95,937      273,847
                                                             --------      --------    ---------
NET LOSS DURING DEVELOPMENT STAGE.........................   (228,681)     (117,824)    (346,505)
INTEREST EXPENSE..........................................        -0-           325          325
                                                             --------      --------    ---------
NET INCOME (LOSS).........................................  $(228,681)    $(118,149)   $(346,830)
                                                             ========      ========    =========
LOSS PER COMMON SHARE (Note 1)............................      (1.70)        (.875)       (2.57)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING................    135,000       135,000      135,000

                  See Accompanying Auditor's Report and Notes.

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
         AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE ACCUMULATED LOSSES
          FROM APRIL 14, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                 COMMON STOCK                              DURING THE
                                               ----------------   PAID-IN    ACCUMULATED   DEVELOPMENT
                                               SHARES    AMOUNT   CAPITAL     (DEFICIT)       STAGE
                                               -------   ------   --------   -----------   -----------
DECEMBER 31, 1993............................  135,000    $135    $100,390    $     -0-     $     -0-
  Net Loss...................................      -0-     -0-         -0-     (118,149)     (118,149)
                                               -------    ----    --------    ---------     ---------
BALANCE, DECEMBER 31, 1994...................  135,000     135     100,390     (118,149)     (118,149)
  Additional Contributed Capital.............      -0-     -0-     252,369          -0-           -0-
  Net Loss...................................      -0-     -0-         -0-     (228,681)     (228,681)
                                               -------    ----    --------    ---------     ---------
BALANCE, DECEMBER 31, 1995...................  135,000    $135    $352,759    $(346,830)    $(346,830)
                                               =======    ====    ========    =========     =========

                  See Accompanying Auditor's Report and Notes.

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
             AND CUMULATIVE TOTALS FOR DEVELOPMENT STAGE OPERATIONS
          FROM APRIL 14, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                      DEVELOPMENT
                                                                                         STAGE
                                                                                         ENDED
                                                            1995          1994         12/31/95
                                                          ---------     ---------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................  $(228,681)    $(118,149)     $(346,830)
  Adjustments to reconcile net income to net cash used
     for operating activities:
     Depreciation.......................................        870             8            878
     Amortization.......................................        405           184            589
                                                          ---------     ---------      ---------
  Changes in assets and liabilities:
     (Increase) in organizational costs.................        -0-        (1,104)        (1,104)
     Increase (decrease) in notes payable...............    (14,250)       14,250            -0-
     Increase in accounts payable.......................      2,401         6,174          8,575
                                                          ---------     ---------      ---------
  Net cash used in operating activities.................   (239,255)      (98,637)      (337,892)
                                                          ---------     ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of fixed assets...........................    (13,350)         (894)       (14,244)
                                                          ---------     ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock..............................        -0-           135            135
  Contributed capital...................................    252,369       100,390        352,759
                                                          ---------     ---------      ---------
  Net cash provided by financing activities.............    252,369       100,525        352,894
                                                          ---------     ---------      ---------
NET INCREASE (DECREASE) IN CASH.........................       (236)          994            758
CASH -- BEGINNING.......................................        994           -0-            -0-
                                                          ---------     ---------      ---------
CASH -- ENDING..........................................  $     758     $     994      $     758
                                                          =========     =========      =========

                  See Accompanying Auditor's Report and Notes.

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business and Organization

     Directional Robotics Research, Inc. (formerly I.R.T. Financial Services and Directional Robotics, Inc.) was organized under the laws of the State of Florida on April 14, 1993. The nature of the development stage activities in which the Company is engaged includes research and development for development, manufacture and sale of high resolution electro-optical navigation and orientation products which utilize patented and proprietary methodology to analyze and display position data in forms optimized for specific end-user applications.

     The Company is in the development stage and requires substantial capital for research, product development and market development activities. The Company's proposed products will require additional research and development and substantial additional investment prior to commercialization. The future success of the Company is dependent on its ability to obtain additional working capital to develop, manufacture and market its products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be able to obtain necessary financing to be able to successfully develop, manufacture and market its products, or attain successful future operations.

  Fixed Assets

     Fixed Assets are stated at cost and depreciated over their estimated allowable useful lives (5 to 10 years), using the straight-line method. Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

  Income Taxes

     In February 1992, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period that incudes the enactment date.

  Earnings/Loss Per Share

     Primary earnings per common share are computed by dividing the net income
(loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The number of shares used for the year ended December 31, 1995 was 135,000, the same number as for the year ended December 31, 1994.

  Research and Development Costs

     Research and development costs are expensed in the period incurred. The major portion of research and development costs relate to the development of certain patents owned by the Company which protect the processes and products being developed by the Company.

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

NOTE 2 -- PROPERTY, PLANT AND EQUIPMENT

                                                                  1995       1994
                                                                 -------     ----
            Equipment..........................................  $14,244     $894
            Less: Accumulated Depreciation.....................   (1,062)      (8)
                                                                 -------     ----
            Net Fixed Asset....................................  $13,182     $886
                                                                 =======     ====

NOTE 3 -- COMMITMENTS

  Operating Lease

     The Company has assumed the lease obligation of a lease entered into by a related party under a two year lease ending July, 1997. The lease calls for monthly rent payments starting in July, 1995 of $625 per month through January 31, 1996, increasing to $640 for the duration of the lease term. The Company also assumed the lease obligation of a lease entered into by a related party expiring February, 1997 with monthly payments of $179.

     Rent expense amounted to $4,265 for the year ended December 31, 1995.

NOTE 4 -- NOTES PAYABLE

     Notes payable consist of the following:

                                                                1995        1994
                                                               -------     -------
            Notes Payable
              Various unsecured notes payable, due on demand,
                 non-interest bearing........................  $   -0-     $14,250

NOTE 5 -- SUBSEQUENT EVENT

     On June 25, 1996, the Company merged with Directional Robotics, Inc., an affiliated California Corporation ("DRI"), with DRI being the surviving corporation. The merger was accounted for as a combination of entities under common control, and thus in a manner similar to a pooling of interests. DRI is engaged in the research and development of high resolution electro-optical navigation and orientation products which utilize patented and proprietary methodology to analyze and display position data in forms optimized for specific end-user applications.

NOTE 6 -- RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1994, the Company had unsecured notes payable to certain of its shareholders in the amount of $14,250. The notes did not bear interest and were due on demand. The notes were paid in full by the Company during the year ended December 31, 1995.

NOTE 7 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                              YEAR ENDED DECEMBER
                                                                      31,
                                                             ---------------------
                                                               1995         1994
                                                             --------     --------
            Interest Paid..................................  $    -0-     $    326

                      DIRECTIONAL ROBOTICS RESEARCH, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

NOTE 8 -- DEFERRED INCOME TAXES

     As discussed in Note 1, the Company has applied the provision of SFAS No. 109.

     The significant components of deferred income tax expense (benefit) for the year ended December 31, 1995 is as follows:

                                                               1995         1994
                                                             --------     --------
            Current Losses.................................  $(89,990)    $(62,162)
            Valuation Allowance............................    89,990       62,162
                                                             --------     --------
                                                             $    -0-     $    -0-
                                                             ========     ========

     The valuation allowance has been estimated at 100% due to the Company being in the development stage.

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       COMBINED BALANCE SHEET (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                HISTORICAL
                                                  ---------------------------------------
                                                   DIRECTIONAL      DIRECTIONAL ROBOTICS        COMBINED
                                                  ROBOTICS, INC.       RESEARCH, INC.       REFLECTING MERGER
                                                  --------------   ----------------------   -----------------
CURRENT ASSETS
  Cash..........................................      $1,100              $    758              $   1,858
                                                      ------               -------                -------
PROPERTY, PLANT AND EQUIPMENT (Net of $1,062 of
  accumulated depreciation).....................          --                13,182                 13,182
OTHER ASSETS
  Organizational costs (net of $405 of
     accumulated amortization)..................          --                   699                    699
                                                      ------               -------                -------
          TOTAL ASSETS..........................      $1,100              $ 14,639              $  15,739
                                                      ------               -------                -------
CURRENT LIABILITIES
  Accounts payable..............................          --              $  8,575              $   8,575
                                                      ------               -------                -------
TOTAL LIABILITIES...............................          --                 8,575                  8,575
                                                      ------               -------                -------
SHAREHOLDERS' EQUITY
Common Stock, no par value, 50,000,000 shares
  authorized, 4,950,027 shares issued and
  outstanding...................................       1,100               352,894                353,994
                                                      ------               -------                -------
Preferred stock, no par value, 10,000,000 shares
  authorized, none issued and outstanding.......          --                    --                     --
Accumulated deficit.............................          --              (346,830)              (346,830)
                                                      ------               -------                -------
          Total shareholder's equity............       1,100                 6,064                  7,164
                                                      ------               -------                -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......      $1,100              $ 14,639              $  15,739
                                                      ======               =======                =======

            See Accompanying Notes to Combined Financial Statements

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                HISTORICAL
                                                  ---------------------------------------
                                                   DIRECTIONAL      DIRECTIONAL ROBOTICS        COMBINED
                                                  ROBOTICS, INC.       RESEARCH, INC.          ADJUSTMENTS
                                                  --------------   ----------------------   -----------------
REVENUES........................................       $  0              $        0             $       0
OPERATING EXPENSES
  General and administrative expenses...........       $  0              $   50,771             $  50,771
  Research and development expenses.............       $  0              $  177,910             $ 177,910
NET LOSS........................................       $  0              $ (228,681)            $(228,681)
LOSS PER COMMON SHARE...........................       $ --              $    (.046)            $   (.046)
SHARES USED IN PER SHARE CALCULATION............         --               4,950,027             4,950,027

            See Accompanying Notes to Combined Financial Statements

                           DIRECTIONAL ROBOTICS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

                               DECEMBER 31, 1995

NOTE 1 -- BASIS OF PRESENTATION OF COMBINED FINANCIAL STATEMENTS

     The accompanying combined financial statements for the year ended December 31, 1995 gives effect to the merger of Directional Robotics Research, Inc. into Directional Robotics, Inc. as if the combination of the two entities occurred on January 1, 1995.

     The combined financial statements are based on historical financial statements of Directional Robotics, Inc. and Directional Robotics Research, Inc., giving effect to the acquisition applying the pooling of interest method of accounting. The combined financial statements have been prepared by the management of Directional Robotics, Inc. based upon the audited financial statements of Directional Robotics, Inc., as of December 31, 1995 and for the year then ended, and the audited financial statements of Directional Robotics Research, Inc. as of December 31, 1995 and for the year then ended. The unaudited combined financial statements should be read in conjunction with the historical financial statements and notes thereto and narrative sections included elsewhere herein. The combined financial statements are not necessarily indicative of what actual results of operations would have been for the periods had the transactions occurred on the date indicated and do not purport to indicate the results of future operations.

                           INSTRUCTIONS TO PURCHASERS

     Whether it's your first stock purchase or your fiftieth, the Company would like you to know a few things about the procedure for buying its common stock.

     There are some unique characteristics about the Company's Web site and its initial public offering. The Company's offering is self-underwritten, which means the Company's securities are being sold directly by the Company and not by or through any underwriter or broker-dealer. The Company is also making its common stock available to a broader segment of the public than most other initial public offerings and it is making the minimum purchase low enough to allow more first time stock purchasers. Before you make any investment decision remember: THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE OFFERING PRICE. SEE "RISK FACTORS" AND "DILUTION" IN THE PROSPECTUS AVAILABLE ON THIS WEB SITE OR BY CALLING 1-800-99ROBOT FOR A PRINTED COPY OF THE PROSPECTUS.

     In keeping with this policy of stock democratization, the Company has set up several methods of payment. These include Mailed Check, Money Order, Electronic Check, Credit Card and Wire Transfer. The Company's Web site will provide electronic forms to accomplish whichever of these methods you choose. If you do not have access to the Internet, you may purchase the Company's common stock by mail or by phone. Call (800) 99ROBOT and the Company will send you a prospectus containing the directions and the forms necessary for mail or phone orders.

STOCK PURCHASE AGREEMENT FORM

     All stock purchasers must fill out AND SIGN the Stock Purchase Agreement included with the Prospectus or available to print from the Web site. The Company cannot process your payment nor can it issue your stock certificate unless and until it receives this completed and signed Stock Purchase Agreement. If you do not have a printer or cannot download the Stock Purchase Agreement form from the Company's Web site, call 1-800-99ROBOT and the Company will send you a Prospectus containing the Stock Purchase Agreement. If you have a hard copy of the Prospectus, use the Stock Purchase Agreement form included as page A-2 in the Prospectus. To speed the process, it is suggested that you fax a copy of the signed Stock Purchase Agreement to the Company at (209) 435-0178 prior to mailing. This is especially true if you choose an electronic method of payment which can be accomplished in minutes. Once the payment and signature are received, your stock purchase will be processed promptly.


SUITABILITY QUESTIONNAIRE FOR ARIZONA, ARKANSAS, CALIFORNIA, IDAHO, IOWA, MAINE, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW HAMPSHIRE, NEW MEXICO, NORTH DAKOTA, OREGON, SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS.


     These States require the Company to obtain a completed Suitability Questionnaire from the residents of these States who intend to purchase the Company's common stock. The completed form is maintained in the Company's offices. If you are a legal resident of one of the foregoing referenced States, please fill out the Suitability Questionnaire either on-line on your Web site or on the hard copy sent to you as pages A-4 and A-5 of the hard copy of the Prospectus. The Suitability Questionnaire must be returned to the Company along with the completed and signed Stock Purchase Agreement. To speed the process, it is suggested that you fax a copy of the signed and completed Suitability Questionnaire to (209) 435-0178 prior to mailing. This is especially true if you choose an electronic method of payment which can be accomplished in minutes. Once the payment and signed documents are received, your stock purchase will be processed promptly. If you do not have a printer or cannot download from the Company's Web site, then call the Company at (800) 99ROBOT and you will be sent a hard copy of the Prospectus containing the Suitability Questionnaire.

--------------------------------------------------------------------------------

                            DIRECTIONAL ROBOTICS, INC.
                              5610 N. PALM AVENUE
                            FRESNO, CALIFORNIA 93704
                  STOCK PURCHASE AGREEMENT AND SIGNATURE PAGE
            (ALL INVESTORS MUST SIGN THIS STOCK PURCHASE AGREEMENT)

   NO. OF SHARES BEING PURCHASED: X $3.00 PER SHARE = TOTAL PURCHASE PRICE
   FOR SHARES $
   ------------------
================================================================================

                  PURCHASER DATA: (MUST BE COMPLETED IN FULL)
================================================================================

   Full Name of Purchaser. (Do not use initials):

   --------------------------------------    -------------    --------------------------------------
                                                Middle
   First Full Name (Do not use initials)        Initial       Last Name

   Residence Address, including Zip Code: (Do not use P.O. box)

   -------------------------------------------------------------------------------------------------

   Residence Telephone Number:                 -- or --       Business Telephone Number:

   --------------------------------------                     --------------------------------------

   Social Security Number (Individual):        -- or --       Tax I.D. Number

   --------------------------------------                     --------------------------------------

================================================================================

                             SIGNIFICANT DISCLOSURE
================================================================================

     THIS STOCK PURCHASE IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE SECURITIES COMMISSIONS
              OF THE STATES IN WHICH THE SHARES ARE BEING OFFERED.
            SIGNATURE MUST BE IDENTICAL TO NAME OF REGISTERED OWNER

   ----------------------------------------------------------------
   Printed Name of Purchaser

   ----------------------------------------------------------------        -------------------------
   Signature of Purchaser                                                  Date

   ----------------------------------------------------------------
   Printed Name of Purchaser (if more than one)

   ----------------------------------------------------------------        -------------------------
   Signature of Purchaser (if more than one)                               Date

================================================================================

                         STOCK CERTIFICATE INFORMATION
================================================================================

   The name you wish to appear on the Stock Certificate

   The address where you would like the Stock Certificate sent: (If same as address above, enter "SAME").

   Address:

   City:

   State:

   Zip:
--------------------------------------------------------------------------------

  FOR COMPLETION AND EXECUTION BY ARIZONA, ARKANSAS, CALIFORNIA, IDAHO, IOWA,
   MAINE, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW HAMPSHIRE, NEW MEXICO, NORTH
        DAKOTA, OREGON, SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY


                           SUITABILITY QUESTIONNAIRE

Directional Robotics, Inc.
5610 N. Palm Avenue, Suite 107
Fresno, California 93704

Re: Offering of Common Stock

Gentlemen:


    The following information is furnished to you in order for you to determine whether the undersigned is qualified to purchase any of the securities being offered and sold by Directional Robotics, Inc., a California corporation (the "Company") in connection with the Company's public offering of up to 1,666,670 shares of its Common Stock (the "Shares"), as more fully described in the Company's Prospectus dated January 8, 1997. I understand that you will rely upon the information for purposes of such determination. I also understand that I may, in your sole discretion, be required to supply such appropriate documentation to you in order to permit you, as may be necessary, to verify and substantiate my status as a resident of the states of Arizona, Arkansas, California, Idaho, Iowa, Maine, Massachusetts, Missouri, Nebraska, New Hampshire, New Mexico, North Dakota, Oregon, South Dakota, Tennessee or Texas who is qualified to participate in the proposed public offering of the Shares.


    ALL INFORMATION CONTAINED HEREIN WILL BE TREATED CONFIDENTIALLY. However, I agree that you may present this questionnaire to such parties as you deem appropriate if called upon to establish your belief that the proposed offer and sale of Shares to me was appropriate.

    I hereby provide you with the following representations and information:

1. Financial Information:

    (a) My net worth or joint net worth with my spouse (exclusive of home, home furnishings and personal automobiles) is $________________ .

    (b) My net worth or joint net worth with my spouse including home, home furnishings and personal automobiles is $________________ .

    (c) During the last tax year, my gross income or joint gross income with my spouse was $________________ .

    (d) I estimate that during the current tax year I will have gross income or joint gross income with my spouse of at least $________________ .

2. Based upon the information provided in Section 1 above, and based upon other personal information concerning me, I am qualified to participate in the proposed public offering of the Shares because I fall within one of the following categories:

      FOR CALIFORNIA, IOWA, MAINE, NORTH DAKOTA AND OREGON RESIDENTS ONLY

    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of at least $75,000 and had a minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year, and an investment in the Shares will not exceed ten percent (10%) of my net worth.

    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of $150,000, and an investment in the Shares will not exceed ten percent (10%) of my net worth.

    ____ I, either alone or with my spouse, have not previously purchased any securities issued by the Company, and I, either alone or with my spouse, will not purchase more than $2,500 of the Shares.


  FOR ARIZONA, ARKANSAS, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW MEXICO, SOUTH
                                    DAKOTA,

                       TENNESSEE AND TEXAS RESIDENTS ONLY

    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of at least $250,000 and had minimum gross income of $65,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $65,000 during the current tax year.

    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of at least $500,000.

    ____ I, either alone or with my spouse, will purchase $100,000 or more of the Shares.

    ____ I, either alone or with my spouse, had a minimum gross income of $200,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $200,000 during the current tax year.

    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of $1,000,000.

                            FOR IDAHO RESIDENTS ONLY

    I am an "Accredited Investor" because I fall within one of the following categories:

    ____ A bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the United States Small Business Administration under section 301(C) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made sole by persons that are accredited investors.

    ____ A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

    ____ An organization described in section 501(C)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

    ____ A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

    ____ A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000.

    ____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

    ____ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

    ____ An entity in which all of the equity owners are any of the persons referenced above.


                        FOR NEW HAMPSHIRE RESIDENTS ONLY



    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of at least $250,000.



    ____ I, either alone or with my spouse, have a minimum net worth (excluding home, home furnishings and automobiles) of at least $125,000 and had minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year.


3. I represent to you that the information contained herein is complete and accurate and may be relied upon by you and that I will notify you immediately of any material change in any of such information occurring prior to the closing of the purchase of the Shares, if any, by me.

    IN WITNESS WHEREOF, the undersigned has executed this Suitability Questionnaire as of the date hereinbelow stated.

------------------------------------------     --------------------------------------------------------------------------------
                   Date                                                           Signature

                                               --------------------------------------------------------------------------------
                                                                                     Name
                                                                                (Please Print)

NOTE: THIS DOCUMENT MUST BE EXECUTED BY THE INVESTOR AND MUST BE RETURNED ALONG WITH THE SUBSCRIPTION AGREEMENT AND SIGNATURE PAGE. THIS DOCUMENT CANNOT BE EXECUTED BY ANOTHER PERSON ON BEHALF OF THE INVESTOR.

                              PAYMENT ALTERNATIVES

              - Mailed Check
              - Money Order
              - Electronic Check
              - Credit Card
              - Wire Transfer

     1. MAILED CHECK

     Make your check payable to "Union Bank/DRI Escrow Account", and along with the completed Stock Purchase Agreement, and if necessary, the Suitability Questionnaire, mail to: DIRECTIONAL ROBOTICS, INC., 5610 N. PALM AVENUE, SUITE 107, FRESNO, CA 93704.

     2. MONEY ORDER

     Make your money order payable to "Union Bank/DRI Escrow Account", and mail to: DIRECTIONAL ROBOTICS, INC., 5610 N. PALM AVENUE, SUITE 107, FRESNO, CA 93704. You must also complete the Stock Purchase Agreement, and if necessary, the Suitability Questionnaire. To speed up your purchase, fax a copy of the Stock Purchase Agreement and if necessary, the Suitability Questionnaire, to
(209) 435-0178. Your signature will allow the Company to process your purchase immediately.

     3. ELECTRONIC CHECK

     You may fill out the payment information on-line and when completed it will be transferred immediately to the Company's corporate offices. You also may either fill out the information on the form supplied with the hard copy of the Prospectus and mail it to the Company or fax to the Company a copy of your blank check. You will need to provide the Company with the important numbers found at the bottom of your check from the account you designate for payment. With this information, we will produce a hard copy check and deposit it in the escrow account just as if you had mailed the check to the Company. You must also complete the Stock Purchase Agreement, and if necessary, the Suitability Questionnaire. To speed up your purchase, prior to mailing, fax a copy of the Stock Purchase Agreement and if necessary, the Suitability Questionnaire to
(209) 435-0178. Your faxed signature will allow the Company to process your purchase immediately.

     4. CREDIT CARD


     You may use your Visa or Master Card credit card to purchase stock. Fill out the electronic form presented on your monitor. Follow the instructions carefully and when completed, the information will be transferred through a secured process immediately to the Company's offices. With this information, the Company will reserve funds in your credit card account electronically from its offices and then charge your credit card only after the Company receives your authorizing signature on the completed Stock Purchase Agreement, and if necessary, the Suitability Questionnaire. To speed up your purchase, fax a copy of the Stock Purchase Agreement and, if required, the Suitability Questionnaire to (209) 435-0178. Your faxed signature will allow the Company to process your purchase promptly.


     5. WIRE TRANSFER

     You may have your local financial institution wire the funds to Union Bank of California with the appropriate wire transfer instructions. You must first complete the Stock Purchase Agreement, and if necessary, the Suitability Questionnaire. To speed up your purchase, fax a copy of the Stock Purchase Agreement and if necessary, the Suitability Questionnaire to (209) 435-0178. Your signature will allow us to process your purchase immediately. Once we have received the necessary forms we will contact you and provide the wire transfer instructions.

                           STOCK PAYMENT INFORMATION

1. CREDIT CARD PAYMENT DATA


   [ ] Master Card       [ ] Visa


   Card Number (usually 15 or 16 digits)

   Expiration Date: Month      Year ________

   Name on the Card

2. ELECTRONIC CHECK PAYMENT DATA (FAX TO THE COMPANY A COPY OF YOUR BLANK CHECK OR FILL OUT THE INFORMATION BELOW):

   NAME ON THE BANK ACCOUNT

   BANK ROUTING NUMBER (nine digits at the bottom left of your check enclosed by OCR marks I: and I:)

   ACCOUNT NUMBER (digits at the bottom of your check to the right of the Bank Routing Number. Include spaces and special characters where appropriate)

   CHECK NUMBER (usually found at the upper right corner of your check)

   TRANSIT/ROUTING NUMBER (usually appears as a fraction at the upper right or separated by a slash. Example: 90-3300/1211)

  BANK INFORMATION: (printed on your check)

  Name of Bank

  Address

  City

  State

  Zip

  Branch Number

  Phone Number

3. WIRE TRANSFER PAYMENT DATA

     Fill out the Stock Purchase Agreement and if necessary, the Suitability Questionnaire, and fax them, if possible, to (209) 435-0178. As soon as the Company receives these documents, it will contact you with the appropriate wire transfer instructions. You may also mail these documents to the Company, and upon receipt, an authorized officer of the Company will contact you with the wire transfer instructions.

4. CHECK OR MONEY ORDER PAYMENT DATA

     Make your check or money order payable to "Union Bank/DRI Escrow Account." Complete, sign and submit the Stock Purchase Agreement and if necessary, the Suitability Questionnaire, and mail to: DIRECTIONAL ROBOTICS, INC., 5610 N. PALM AVENUE, SUITE 107, FRESNO, CA 93704.

              NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION

                A CONSUMER'S GUIDE TO SMALL BUSINESS INVESTMENTS

     State laws have been relaxed to make it easier for small businesses to raise start-up and growth financing from the public. Many investors view this as an opportunity to "get in on the ground floor" of emerging businesses and to "hit it big" as these small businesses grow into large ones.

     Statistically, most small businesses fail within a few years. Small business investments are among the most risky that investors can make. This guide suggests items to consider for determining whether you should make a small business investment.

RISKS AND INVESTMENT STRATEGY

     A basic principle of investing in a small business is: NEVER MAKE A SMALL BUSINESS INVESTMENT THAT YOU CANNOT AFFORD TO LOSE ENTIRELY. Never use funds that might be needed for other purposes, such as college education, retirement, loan repayment or medical expenses. Instead, use funds that would otherwise be used for a consumer purchase, such as a vacation or a down payment on a boat or RV.

     Above all, never let a commissioned securities salesperson or an officer or director of a company convince you that the investment is not risky. Any such assurance is almost always inaccurate. Small business investments are generally highly illiquid even though the securities may technically be freely transferable. Thus, you will usually be unable to sell your securities if the company takes a turn for the worse.

     Also, just because the state has registered the offering does not mean the particular investment will be successful. The state does not evaluate or endorse the investment. (If anyone suggest otherwise to you, it is unlawful.)

     If you plan to invest a large amount of money in a small business, you should consider investing smaller amounts in several small businesses. A few highly successful investments can offset the unsuccessful ones. Even when using this strategy, DO NOT INVEST FUNDS YOU CANNOT AFFORD TO LOSE ENTIRELY.

ANALYZING THE INVESTMENT

     Although there is no magic formula for making successful investment decisions, certain factors are often considered particularly important by professional venture investors. Some questions to consider are as follows:

          1. How long has the company been in business? If it is a start up or has only a brief operating history, are you being asked to pay more than the shares are worth?

          2. Consider whether management is dealing unfairly with investors by taking salaries or other benefits that are too large in view of the company's stage of development or by retaining an inordinate amount of the equity of the company compared with the amount investors will receive. For example, is the public putting up 80% of the money but only receiving 10% of the company shares?

          3. How much experience does management have in the industry and in a small business? How successful were the managers in previous businesses?

          4. Do you know enough about the industry to be able to evaluate the company and make a wise investment?

          5. Does the company have a realistic marketing plan and do they have the resources to market the product or service successfully?

     There are many other questions to be answered, but you should be able to answer these before you consider investing.

MAKING MONEY ON YOUR INVESTMENT

     The two classic methods for making money on an investment in a small business are resale in the public securities markets following a public offering and receiving cash or marketable securities in a merger or other acquisition of the company.

     If the company is the type that is not likely to go public or be sold out within a reasonable time (i.e., a family owned or closely held corporation), it may not be a good investment for you irrespective of its prospects for success because of the lack of opportunity to cash in on the investment. Management of a successful private company may receive a good return indefinitely through salaries and bonuses but it is unlikely that there will be profits sufficient to pay dividends commensurate with the risk of the investment.

OTHER SUGGESTIONS

     The Disclosure Document usually used in public venture offering is the "Form U-7," which has a question and answer format. The questions are designed to bring out particular factors that may be crucial to the proper assessment of the offering. Read each question and answer carefully. If an answer does not adequately address the issues raised by the question, reflect on the importance of the issue in the context of the particular company.

     Even the best venture offerings are highly risky. If you have a nagging sense of doubt, there is probably a good reason for it. Good investments are based on sound business criteria and not emotions. If you are not entirely comfortable, the best approach is usually not to invest. There will be many other opportunities. Do not let a securities salesperson pressure you into making a premature decision.

     It is generally a good idea to see management of the company face-to-face to size them up. Focus on experience and track record rather than a smooth sales presentation. If at all possible, take a sophisticated business person with you to help in your analysis.

     Beware of information that is different from that in the Disclosure Document or not contained in the Disclosure Document. If it is significant, it must be in the Disclosure Document or the offering will be illegal.

CONCLUSION

     Greater numbers of public investors are "getting in on the ground floor" by investing in small businesses. When successful, these enterprises enhance the economy and provide jobs for its citizens. They can also provide new investment opportunities, but that must be balanced against the inherently risky nature of small business investments.

     In considering a small business investment, you should proceed with caution, and above all, never invest more than you can lose.

======================================================

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Stock Purchase Information............    4
Electronic Format of Prospectus.......    4
For California, Iowa, Maine, North
  Dakota and Oregon Residents Only....    4
For Arizona, Arkansas, Massachusetts,
  Missouri, Nebraska, South Dakota,
  Tennessee and Texas Residents
  Only................................    5
For Idaho Residents Only..............    5
Prospectus Summary....................    6
Risk Factors..........................    9
The Company...........................   16
Use of Proceeds.......................   17
Dividend Policy.......................   20
Dilution..............................   20
Capitalization........................   23
Selected Financial Data...............   25
Plan of Operation.....................   26
Business..............................   28
Management............................   38
Certain Relationships and Related
  Transactions........................   43
Principal Stockholders................   45
Description of Capital Stock..........   45
Shares Eligible for Future Sale.......   46
Plan of Distribution..................   47
Legal Matters.........................   48
Experts...............................   48
Available Information.................   48
Index to Financial Statements.........  F-1
Instructions to Purchasers (Appendix
  A)..................................  A-1
Stock Purchase Agreement (Appendix A)
  and Signature Page..................  A-2
Suitability Questionnaire (Appendix
  A)..................................  A-3
Payment Alternatives..................  A-5
Stock Payment Information (Appendix
  A)..................................  A-6
NASAA Consumer Guide to Small Business
  Investments (Appendix B)............  B-1
             ------------------

  UNTIL JULY 7, 1997 (90 DAYS AFTER THE DATE
OF THIS PROSPECTUS), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS.
============================================


======================================================

                                     [LOGO]

                                1,666,670 SHARES

                                  COMMON STOCK

                                   PROSPECTUS

                           January 8, 1997 as amended
                                on April 7, 1997


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation and the Bylaws of the Registrant contain substantially identical provisions providing for the indemnification by the Registrant of all past and present directors, officers, employees or agents of the Registrant. Such indemnification applies only to the extent that any such person by reason of acting in such capacity is, or is threatened to be made, a witness in, or party to, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding. In that event, such person (1) shall be indemnified, with respect to any proceeding other than a proceeding brought by or in the right of the Registrant, against all judgments, penalties, fines and amounts paid in settlement, and all reasonable expenses incurred, in connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and if, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, (2) shall be indemnified, to the extent permitted by applicable law, with respect to any proceeding brought by or in the right of the Registrant to procure a judgment in its favor, for his reasonable expenses in connection therewith if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, (3) shall be indemnified for reasonable expenses incurred in connection with any proceeding in which he is wholly or partly successful on the merits, and (4) shall be indemnified for reasonable expenses incurred in connection with being, or being threatened to be made, a witness in any proceeding.

     The specific provisions of the Articles of Incorporation of the Registrant with respect to the indemnification of directors and officers are as follows:

     ARTICLE VIII. DIRECTORS' AND OFFICERS' LIABILITY: A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

     ARTICLE IX: Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering are estimated as follows:*

    SEC Registration Fee......................................................  $  1,933
    Blue Sky fees and expenses................................................    30,000
    Transfer Agent and Registrar fees.........................................     5,000
    Printing and engraving expenses...........................................    20,000
    Legal fees and expenses...................................................    20,000
    Accounting fees and expenses..............................................    10,000
    Miscellaneous.............................................................    13,067
                                                                                 -------
              Total...........................................................  $100,000
                                                                                 =======

---------------

* All amounts other than the SEC registration fee are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, the Registrant sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:

                                        NAMES OF       CONSIDERATION           EXEMPTION FROM
          SECURITIES SOLD              INVESTORS         RECEIVED               REGISTRATION
-----------------------------------  --------------    -------------     ---------------------------
4,950,000 Shares of Common Stock...  26 Persons(1)       $2,500.00       Section 4(2) of the Act and
                                                                         Rule 506 of Regulation D
                                                                         promulgated thereunder.
 115,000 Shares of Common Stock....   1 Person(2)        $1,100.00       Section 4(2) of the Act.
 194,441 Shares of Common Stock....   8 Persons(3)       Past1,944.00    Section 4(2) of the Act.
                                                         Services
                                                         valued at
                                                         $
       27 Shares of Common Stock...   3 Persons(4)       $ 360,305       Section 4(2) of the Act.

---------------

(1) The 26 persons who purchased the 4,950,000 shares of Common Stock are Gerald
    R. Rodder (1,429,268 shares), G.F. & J.H. Norman 1974 Trust (504,642 shares), Trey Partners (1,641,752 shares), Scott E. Rodder (717,126 shares), Speed S. Fry (49,500 shares), Eleanor Phillips (49,500 shares), The George I Danly and Dorothy C. Danly Trust (33,000 shares), Richard Danly (33,000 shares), Seniel Lucien (33,000 shares), Lipman Family Trust (85,338 shares), Robert Lipman (13,662 shares), David Pearlstein (16,500 shares), Howard Pearlstein (16,500 shares), Frank Pearlstein (16,500 shares), Peter C. Dendrinos (99,000 shares), Kristen O'Neill (49,500 shares), UT Thompson III and Judy Lynn Thompson Revocable Trust (14,850 shares), John Szymkowicz (12,375 shares), Todd Blum (9,900 shares), Stan Unruh (6,187 shares), Alvin Zinn (9,900 shares), D.C. Roane (19,700 shares), Donald T. Roane (19,700 shares), Donna R. Babington (9,800 shares), David C. Roane (9,800 shares) and Stan Lewis (50,000 shares).

(2) The person who purchased the 115,000 shares of Common Stock is Harold J. Gallagher.

(3) The persons who purchased the 194,441 shares of Common Stock are John W. Martin (150,000 shares), W. Stan Lewis (33,076 shares), Blane Bizzaro (5,250 shares), Lee Murphy (1,800 shares), George

    Franco (468 shares), Paul Wollam (1,650 shares), Rod Chan (2,017 shares) and James Clevenger (180 shares).

(4) The persons who purchased the 27 shares of Common Stock are Gerald R. Rodder (9 shares), Gerald F. Norman (9 shares) and W. Stan Lewis (9 shares).

ITEM 27. EXHIBITS

     1.1     Participating Dealer Agreement
     1.2     Escrow Agreement by and between Directional Robotics, Inc. and Union Bank of
             California
     3.0     Articles of Incorporation of Directional Robotics, Inc.
     3.1     Bylaws of Directional Robotics, Inc.
     3.2     Articles of Incorporation of Directional Robotics Research, Inc.
     4.0     Specimen Stock Certificate
     5.0     Opinion of Law Offices of John W. Martin as to legality
    10.0     License Agreement by and between Directional Robotics, Inc. and Directional
             Robotics Research, Inc.
    10.1     Directional Robotics, Inc. 1996 Incentive Stock Option Plan
    10.2     Directional Robotics, Inc. 1996 Directors' Stock Option Plan
    10.3     Director's Indemnification Agreement by and between Directional Robotics, Inc.
             and Gerald R. Rodder
    10.4     Director's Indemnification Agreement by and between Directional Robotics, Inc.
             and Gerald F. Norman
    10.5     Director's Indemnification Agreement by and between Directional Robotics, Inc.
             and John W. Martin
    10.6     Employment Agreement dated as of June 15, 1996 by and between Directional
             Robotics, Inc. and Harold J. Gallagher.
    10.7     Employment Agreement dated as of April 1, 1996 by and between Directional
             Robotics, Inc. and W. Stan Lewis.
    10.8     Stock Option Agreement dated as of June 15, 1996 by and between Directional
             Robotics, Inc. and Harold J. Gallagher.
    10.9     Intellectual Property Assignment Agreement dated as of June 12, 1996 by and between W. Stan Lewis and Directional Robotics, Inc.
    10.10    Merger Agreement dated as of June 14, 1996 by and between Directional Robotics,
             Inc. and Directional Robotics Research, Inc.
    10.11    Promotional Share Escrow Agreement among Directional Robotics, Inc., Union Bank of California, certain state securities law administrators and certain shareholders of Directional Robotics, Inc.
    24.0     Consent of Joel S. Baum, P.A., independent certified public accountant
    24.1     Consent of Law Offices of John W. Martin (included in Exhibit 5.0)

ITEM 28. UNDERTAKINGS

  A. Undertaking pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

  B. Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF FRESNO, STATE OF CALIFORNIA, ON THE 30TH DAY OF MARCH, 1997.


                                          DIRECTIONAL ROBOTICS, INC.

                                          By:    /s/  HAROLD J. GALLAGHER
                                                   Harold J. Gallagher
                                          President and Chief Executive Officer

                                          By:        /s/  STAN UNRUH
                                                        Stan Unruh
                                                 Chief Financial Officer
                                              (Principal Accounting Officer)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.


                   SIGNATURE                                 TITLE                   DATE
-----------------------------------------------  -----------------------------  ---------------

                 /s/  GERALD R. RODDER               Chairman of the Board       March 30, 1997
               Gerald R. Rodder                          and Director

                 /s/  GERALD F. NORMAN                     Director              March 30, 1997
               Gerald F. Norman

               /s/  SHERRY N. STINEHART                    Director              March 30, 1997
              Sherry N. Stinehart

               /s/  HAROLD J. GALLAGHER                    Director              March 30, 1997
              Harold J. Gallagher
                                                           Director
                 William Lord

                                 EXHIBIT INDEX


                                                                                       SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                     DESCRIPTION                                   PAGES
-------     -------------------------------------------------------------------------  ----------
  1.1       Participating Dealer Agreement*..........................................
  1.2       Escrow Agreement by and between Directional Robotics, Inc. and Union
            Bank*....................................................................
  3.0       Articles of Incorporation of Directional Robotics, Inc.*.................
  3.1       Bylaws of Directional Robotics, Inc.*....................................
  3.2       Articles of Incorporation of Directional Robotics Research, Inc.*........
  4.0       Specimen Stock Certificate*..............................................
  5.0       Opinion of Law Offices of John W. Martin as to legality*.................
 10.0       License Agreement by and between Directional Robotics, Inc. and
            Directional Robotics Research, Inc.*.....................................
 10.1       Directional Robotics, Inc. 1996 Incentive Stock Option Plan*.............
 10.2       Directional Robotics, Inc. 1996 Directors' Stock Option Plan*............
 10.3       Director's Indemnification Agreement by and between Directional Robotics,
            Inc. and Gerald R. Rodder*...............................................
 10.4       Director's Indemnification Agreement by and between Directional Robotics,
            Inc. and Gerald F. Norman*...............................................
 10.5       Director's Indemnification Agreement by and between Directional Robotics,
            Inc. and John W. Martin*.................................................
 10.6       Employment Agreement dated as of June 15, 1996 by and between Directional
            Robotics, Inc. and Harold J. Gallagher*..................................
 10.7       Employment Agreement dated as of April 1, 1996 by and between Directional
            Robotics, Inc. and W. Stan Lewis*........................................
 10.8       Stock Option Agreement dated as of June 15, 1996 by and between
            Directional Robotics, Inc. and Harold J. Gallagher*......................
 10.9       Intellectual Property Assignment Agreement dated as of June 12, 1996 by and between W. Stan Lewis and Directional Robotics, Inc.*................
 10.10      Merger Agreement dated as of June 14, 1996 by and between Directional
            Robotics, Inc. and Directional Robotics Research, Inc.*..................
 10.11      Promotional Share Escrow Agreement among Directional Robotics, Inc.,
            Union Bank of California, certain state securities law administrators and certain shareholders of Directional Robotics, Inc.*......................
 24.0       Consent of Joel S. Baum, P.A., independent certified public accountant*..............................................................
 24.1       Consent of Law Offices of John W. Martin (included in Exhibit 5.0)*......


---------------

* Previously filed.

                           DIRECTIONAL ROBOTICS, INC.


                  SUPPLEMENT NUMBER 1, DATED APRIL 7, 1997 TO

                       PROSPECTUS, DATED JANUARY 8, 1997

     This Supplement ("Supplement Number 1") updates certain information in the Prospectus dated January 8, 1997 (the "Prospectus"). Capitalized terms used but not defined in Supplement Number 1 have the meanings set forth in the Prospectus.

EXTENSION OF OFFERING

     The Company has extended the offering of Shares to July 7, 1997 (the "Termination Date") to enable the Company to expand its self-underwriting activities.

SUBSCRIPTIONS


     As of March 30, 1997, the Company has accepted subscriptions for 63,701 Shares, aggregating $191,103, from 45 subscribers. All subscription funds have been deposited into the Company's escrow account with Union Bank of California.


                           STOCK PURCHASE INFORMATION

     Shares are being offered for sale at $3.00 per Share. A minimum investment of 100 Shares ($300) is required of each investor, provided that the Company, in its discretion, may reduce the size of the minimum investment. Payment in full is due upon subscription. Payment may be made through check, money order, electronic check, credit card (MasterCard or Visa only) and wire transfer. Stock purchase funds will initially be held in an interest bearing escrow account at Union Bank of California. Those persons purchasing Shares should make all payments to "Union Bank/DRI Escrow Account." Purchasers should also complete a Stock Purchase Agreement in the form included as Appendix A to this Prospectus. Residents of Arizona, Arkansas, California, Idaho, Iowa, Maine, Massachusetts, Missouri, Nebraska, New Mexico, New Hampshire, North Dakota, Oregon, South Dakota, Tennessee and Texas must also complete a Suitability Questionnaire, the form of which is also attached as part of Appendix A to this Prospectus. For convenience, an actual Stock Purchase Agreement and Suitability Questionnaire have also been included with this Prospectus. Additional copies of the Stock Purchase Agreement and/or Suitability Questionnaire may be obtained by writing or calling or faxing the Company at its executive office, 5610 N. Palm Avenue, Fresno, California 93704, toll free telephone 1-800-99ROBOT, facsimile (209) 435-0178; or through e-mail communication directed to the Company's President at thepres@directional.com. All payments and Stock Purchase Agreements and, where applicable, Suitability Questionnaires should be forwarded to the Company at its Fresno, California office.

           FOR ARIZONA, ARKANSAS, MASSACHUSETTS, MISSOURI, NEBRASKA, NEW MEXICO, SOUTH DAKOTA, TENNESSEE AND TEXAS RESIDENTS ONLY

     Shares may only be offered and sold to Arizona, Arkansas, Massachusetts, Missouri, Nebraska, New Mexico, South Dakota, Tennessee and Texas residents who
(i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $250,000 and had minimum gross income of $65,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $65,000 during the current tax year; or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $500,000; or (iii) purchase $100,000 or more of the Shares; or (iv) had a minimum gross income of $200,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $200,000 during the current tax year; or (v) have a minimum net worth (including home, home furnishings and automobiles) of $1,000,000.

                        FOR NEW HAMPSHIRE RESIDENTS ONLY

     Shares may only be offered and sold to New Hampshire residents who (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $125,000 and had a minimum gross income of $50,000 during the current tax year.

                                  RISK FACTORS

     Escrow of Investors' Funds Pending Sale of Minimum Number of Shares Offered. Under the terms of this offering, the Company is offering the Shares on a "334,000 Shares or none, best efforts" basis. If the minimum number of Shares is sold, the remaining 1,332,670 Shares will be offered on a "best efforts" basis until all of the Shares are sold or the offering period ends, whichever occurs first, unless the offering is terminated earlier by the Company. Therefore, no commitment exists by anyone to purchase all or any part of the Shares offered hereby. Consequently, as there is no assurance that the minimum number of Shares being offered will be sold, subscribers funds may be escrowed until July 7, 1997. Investors, therefore will not have the use of any funds paid for the purchase of Shares during the offering period. In the event that the minimum number of Shares offered hereby are not sold within the offering period, subscribers' funds will then be promptly returned without interest, and the offering will be withdrawn. See "Plan of Distribution."

     Discretion of Management and the Board of Directors in Use of Proceeds. Although the Company intends to apply the net proceeds of this offering in the manner described under "Use of Proceeds," the Company's management and the Board of Directors have broad discretion within such proposed uses as to the precise allocation of the net proceeds, the timing of expenditures and all other aspects of the use thereof. The Company reserves the right to reallocate the net proceeds of this offering among the various categories set forth under "Use of Proceeds" as it, in its sole discretion, deems necessary or advisable based upon prevailing business conditions and circumstances. Such reallocation would occur if the Company found it necessary to increase the amount of proceeds necessary to perform research and development to manufacture the Company's products and to advertise and market the Company's products. The primary source of proceeds needed for such increases would be general working capital. See "Use of Proceeds."

     Conflicts of Interests. On June 12, 1996, the Company entered into an agreement with Mr. W. Stan Lewis, the Company's Chief Scientist, pursuant to which Mr. Lewis transferred all of his rights, title and interests in and to certain intellectual property to the Company. In consideration of the transfer of said intellectual property to the Company by Mr. Lewis, the Company has agreed to pay Mr. Lewis a royalty of one percent (1%) of the gross sales of all units manufactured by the Company through the use of said intellectual property, provided, however, that in no event will the royalty payable to Mr. Lewis be less than $3,000 per month, regardless of whether any of the Company's planned products are ever developed, marketed or sold. Due to the relationship between Mr. Lewis and the Company, and as a result of Mr. Lewis' position with the Company, conflicts of interest exist. Because of Mr. Lewis' interest in the Company, he would have an inherent conflict of interest in negotiating the terms of any contractual arrangements between himself and the Company, including those relating to the transfer of all of his rights, title and interests in and to certain intellectual property to the Company. All agreements between Mr. Lewis and the Company have been approved by a majority of disinterested members of the Company's board of directors. With respect to future material transactions between the Company and its officers, directors, principal stockholders and their affiliates, the Company has established procedures for the review and approval of such transactions by a committee of disinterested and independent members of the Company's board of directors. See "Certain Relationships and Related Transactions."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their ages as of the date of this Prospectus are set forth below:

        NAME             AGE                         POSITION
---------------------    ---     ------------------------------------------------
Harold J. Gallagher      60      President, Chief Executive Officer and Director
Gerald F. Norman         67      Secretary and Director
W. Stan Lewis(1)         49      Chief Scientist
Gerald R. Rodder         62      Chairman of the Board and Director
Stan Unruh               53      Chief Financial Officer
Sherry N. Stinehart      37      Director
William Lord             70      Director

---------------

(1) Mr. Lewis is not an executive officer of the Company, but is listed above by reason of his status as Chief Scientist of the Company.

NOTE: INTERNET READERS OF THIS PROSPECTUS USING A WORLD WIDE WEB BROWSER MAY CLICK ON THE BOLDFACE NAMES OF EACH OF THE FOLLOWING LISTED OFFICERS AND DIRECTORS. THE BOLDFACE NAMES ARE HYPERLINKS TO PHOTOGRAPHS OF THE PERSONS NAMED.

     HAROLD J. GALLAGHER has been President, Chief Executive Officer and a director of the Company since June 15, 1996. Prior to joining the Company, Mr. Gallagher was an independent business consultant specializing in financial and operational management of manufacturing companies. From February 1991 to March 1993, Mr. Gallagher was President and Chief Executive Officer of Collaborative Technologies Corporation, a software development company located in Austin, Texas. Mr. Gallagher was also Founder, President and Chief Executive Officer of Computer Logistics Corporation, a wholly-owned subsidiary of Western Union Corporation's Teleprocessing Industries, Inc. Mr. Gallagher completed residency and course work for a Doctorate in Business at the University of Missouri. He holds an MBA degree in Finance and Marketing and a BS degree in Electrical Engineering from the University of Illinois at Champaign, and a BA degree in Mathematics and Physics from St. Joseph's College in Indiana.

     GERALD F. NORMAN has been the Company's Secretary, and a director of the Company since the Company's inception. Mr. Norman has also been the owner of JNJN Associates, an investment firm located in Los Angeles, California since 1986. From 1970 to 1985, Mr. Norman was a founding partner of Financial Management Group, a Los Angeles-based investment advisory firm. Mr. Norman holds a BS degree and an MS degree from the University of California at Los Angeles. Mr. Norman is the father of Ms. Sherry N. Stinehart, a director of the Company.

     W. STAN LEWIS is the Company's Chief Scientist. Mr. Lewis' responsibilities include product development, identifying, selecting and overseeing technical and engineering consultants, and indicating future product development directions for the Company. Mr. Lewis has been granted six U.S. patents, and prior to their assignment to the Company, he had four U.S. patents and one foreign patent pending, and four U.S. patents applied for. Four of Mr. Lewis' assigned patents and all of his assigned patent applications constitute the core technical basis for the Company's proposed orientation and navigation products. Since 1990, Mr. Lewis has acted as a technical consultant to a variety of companies and government agencies He is a former member of the general faculty of the Georgia Institute of Technology. Mr. Lewis is an author and co-author of 30 technical publications. He has a BS degree in Chemistry from the University of Georgia and has performed graduate studies in nuclear physics and chemistry at the Georgia Institute of Technology.

     GERALD R. RODDER has been Chairman of the Board and a director of the Company since the Company's inception. Mr. Rodder is also President of Gerald R. Rodder Investments, Inc., a venture capital investment firm located in Fresno, California. Mr. Rodder's investments have been in a broad spectrum of businesses including real estate, oil and gas, environmental purification equipment, cash flow methodologies, and high technology equipment. Mr. Rodder has been investing in start-ups, bridge financing and mature financing since 1972. Mr. Rodder holds a BS degree in Business from the University of California at Berkeley.

     STAN UNRUH has been Chief Financial Officer of the Company since its inception. Mr. Unruh is also a director of Pacific Business Services, Inc., an accounting services firm; and a director of Sports Pennants International, Inc., a sport's pennant manufacturer and distributor. Mr. Unruh has held his positions with Pacific Business Services, Inc., and Sports Pennants International, Inc. since 1976 and 1980 respectively. Mr. Unruh holds a BA degree in accounting from California Western University.

     SHERRY N. STINEHART has been a director of the Company since June 15, 1996. Since 1987, Ms. Stinehart has been a managing partner of Trey Partners, an investment partnership located in Corona Del Mar, California. From 1984 to 1987, Ms. Stinehart was a marketing associate and Vice President of Pacific Century Advisers, an investment management subsidiary of Security Pacific Corporation. Ms. Stinehart holds a BA degree from Stanford University and received her Certified Financial Planner Certification from the College for Financial Planning. Ms. Stinehart is the daughter of Mr. Gerald F. Norman, Secretary of the Company and a director of the Company.

     WILLIAM LORD has been a director of the Company since October 10, 1996. Mr. Lord holds a Doctorate in Communications from the University of Illinois, and is the Texas Commerce Bancshares Centennial Professor Emeritus in Business Communications at the University of Texas at Austin. Mr. Lord is a former Chairman in the University of Texas' Department of Management Science and Information Systems, and he has also served as a member of the faculties of both the University of Illinois (Champaign-Urbana) and the University of Texas Executive Development Program. Mr. Lord has been the recipient of numerous Excellence in Teaching Awards in his over 45 years of teaching in higher education, and he has also served as a consultant to a large number of business organizations such as Texas Commerce Bancshares, Inc., Data Resources, Inc. and Franklin Life Insurance Company.

     The Bylaws of the Company currently provide for six (6) directors. There is currently one vacancy on the Board of Directors. All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Mr. Gerald F. Norman is the father of Ms. Sherry N. Stinehart. There are no other family relationships among the directors and executive officers of the Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have outstanding 5,593,468 shares of Common Stock if the minimum number of Shares offered hereby are sold, and 6,926,138 shares of Common Stock if the maximum number of Shares offered hereby are sold. All of the shares sold in this offering will be freely tradeable without restrictions under the Securities Act, except for any shares held by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 of the Securities Act.

     All of the 5,259,468 shares of Common Stock currently outstanding are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and may not be sold except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, any affiliate of the Company and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least two years, is entitled to sell in the open market within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's common stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about the Company. Non-affiliates of the Company who have held their restricted shares for three years are entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     In addition, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows the existing stockholders of the Company to sell their shares of Common Stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to nonaffiliates do not lose their status as restricted securities.

     In addition to the foregoing restrictions on the resale of restricted securities, certain of the Company's shareholders, including all of the Company's officers and directors who are shareholders of the Company have, pursuant to the terms of an escrow agreement by and among such shareholders, the Company and Union Bank of California (the "Promotional Share Escrow Agreement"), placed into escrow with Union Bank of California an aggregate of 4,647,078 shares of Common Stock beneficially owned by such shareholders (such 4,647,078 shares of Common Stock are hereinafter referred to as the "Promotional Shares"). Pursuant to the terms of the Promotional Share Escrow Agreement, while the Promotional Shares are held in escrow by Union Bank of California, none of the holders of the Promotional Shares are entitled to any dividends paid on the Promotional Shares, and all of the holders of the Promotional Shares have agreed that in the event of dissolution, liquidation, merger, consolidation, sale of assets, exchange, or any transaction or proceeding that results in the distribution of the assets of the Company, they will waive all of their rights, titles and interests and participation in the assets of the Company until the holders of all non-Promotional Shares of Common Stock have been paid.

     The Promotional Shares may only be released from escrow under the following circumstances: (i) twenty-five percent (25%) of the Promotional Shares may be released from escrow on the sixth, seventh, eighth and ninth anniversary dates of this Prospectus; or (ii) one hundred percent (100%) of the Promotional Shares may be released from escrow after the Company has had annual net earnings per share equal to, or greater than, five percent (5%) of the offering price of the Shares, according to generally accepted accounting principles ("GAAP"), after taxes and excluding extraordinary items, for any two consecutive fiscal years after the date of this Prospectus; or (iii) one hundred percent (100%) of the Promotional Shares may be released from escrow after the Company's Common Stock has traded in a reliable public market at a price of at least one hundred seventy-five percent (175%) of the offering price of the Shares for at least 90 consecutive trading days after at least one year from the date of this Prospectus.

     Notwithstanding the foregoing, none of the Promotional Shares shall be released from escrow without the prior written order or consent of the state securities law administrators of the states of Alabama, Arkansas, California, Idaho, Iowa, Indiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, Ohio, Oklahoma, Pennsylvania, South Dakota, Tennessee, Texas, Washington and Wisconsin.

     Prior to this offering, no public market for the Company's securities has existed. Following this offering, no predictions can be made of the effect, if any, of future public sales of restricted securities or the availability of restricted securities for sale in the public market. Moreover, the Company cannot predict the number of shares of Common Stock that may be sold in the future pursuant to Rule 144 because such sales will depend on, among other factors, the market price of the Common Stock and the individual circumstances of the holders thereof. The availability for sale of substantial amounts of Common Stock under Rule 144 could adversely affect prevailing market prices for the Company's securities.

                              PLAN OF DISTRIBUTION

     The Company is offering up to 1,666,670 Shares at a purchase price of $3.00 per share. The Shares will be sold on a "best efforts, all or none" basis with respect to the first 334,000 Shares, and on a "best efforts" basis as to the remaining 1,266,670 Shares. The minimum number of Shares offered hereby must be sold, if any are to be sold, on or before July 7, 1997. The Company may allocate among or reject any subscriptions, in whole or in part.

     The Shares will be offered and sold by the Company's officers, directors and employees, without compensation. The officers, directors and employees of the Company who are expected to offer and sell Shares on behalf of the Company are Mr. Gerald R. Rodder, Mr. Gerald F. Norman, Mr. Harold J. Gallagher and Mr. Scott E. Rodder. Neither the Company nor any of its officers or directors or employees is registered as a broker or dealer under Section 15 of the Exchange Act.

     The Company has not retained any underwriter or any independent broker-dealer to assist in offering the Shares. It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investors.

     Those subscribing to purchase Shares must complete a Stock Purchase Agreement, a form of which is included as an appendix to this Prospectus. Residents of Arkansas, California, Idaho, Iowa, Massachusetts, Missouri, Nebraska, New Hampshire, New Mexico, North Dakota, Oregon, South Dakota, Tennessee and Texas must also complete a Suitability Questionnaire, a form of which is also attached as an appendix to this Prospectus. All funds received by the Company with respect to the minimum number of Shares that may be sold will, promptly following receipt by the Company, be deposited in an escrow account with the Escrow Agent pursuant to the terms of an escrow agreement entered into between the Company and the Escrow Agent (the "Escrow Agreement"). In the event that the minimum number of Shares offered hereby is not sold within the permitted time period, then all funds received by the Company will be promptly refunded to the subscribers, in full, without interest or deduction therefrom.

     The Company reserves the right to reject any subscription for Shares in its entirety or to allocate Shares among prospective purchasers. If any subscription is rejected, funds received by the Company for such subscription will be returned to the applicable prospective purchaser without interest or deduction.

     Certificates representing Shares purchased will be issued to purchasers only if the proceeds from the sale of at least 334,000 shares are released from escrow. Until the certificates are delivered to the purchasers thereof, such purchasers, if any, will be deemed subscribers only, and not shareholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company. All funds received by the Company after the minimum number of Shares offered hereby is sold will not be placed in escrow, but placed directly into the Company's operating account for immediate use by the Company.

     Although it is the Company's intention to develop a public market for its Common Stock by soliciting brokerdealers who are members of the NASD to make a market in the Company's Common Stock, to date the Company has not entered into any arrangements, commitments or understandings with any persons with respect to the creation of a public market for its Common Stock.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by the Law Offices of John W. Martin, Los Angeles, California. John W. Martin, the sole proprietor of the Law Offices of John W. Martin is the beneficial owner of 150,000 shares of Common Stock. See "Principal Stockholders".

                             AVAILABLE INFORMATION

     Directional Robotics, Inc., a California corporation (the "Company") has filed with the Commission a Registration Statement on Form SB-2 (Registration No. 33-2356-LA) under the Securities Act, for the registration of the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and exhibits and schedules thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements made herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected without charge at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

     Upon consummation of the offering of the Shares, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Commission. Such reports and other information can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's New York Regional Office, 26 Federal Plaza, New York, New York 10007, and its Chicago Regional Office, Everett McKinley Dirksen Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.